As Filed with the Securities and Exchange Commission on October 17, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

MERRILL LYNCH & CO., INC.	DELAWARE	13-2740599
(Exact name of registrant as specified in charter)	(State of incorporation)	(I.R.S. employer identification number)

MERRILL LYNCH PREFERRED FUNDING VI, L.P.	DELAWARE	13-4034253
(Exact name of registrant as specified in certificate of limited partnership)	(State of organization)	(I.R.S. employer identification number)

MERRILL LYNCH PREFERRED CAPITAL TRUST VI	DELAWARE	13-7174482
(Exact name of registrant as specified in certificate of trust)	(State of organization)	(I.R.S. employer identification number)

4 World Financial Center

New York, New York 10080

(212) 449-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

RICHARD ALSOP, ESQ.

General Counsel

Corporate Law

Merrill Lynch & Co., Inc.

4 World Financial Center

New York, New York 10080

(212) 449-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

NORMAN D. SLONAKER, ESQ. Sidley Austin Brown & Wood LLP 787 Seventh Avenue New York, New York 10019	DONALD R. CRAWSHAW, ESQ. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004	RICHARD T. PRINS, ESQ. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)(3)	Proposed maximum aggregate price per unit(4)	Proposed maximum aggregate offering price(4)	Amount of registration fee

Debt Securities and Warrants(5)		—
Preferred Stock, par value $1.00 per share(5)		—
Depositary Shares representing Preferred Stock(6)		—
Common Stock, par value $1.33 1/3 per share (including preferred share purchase rights)(7)(8)		—
Trust Originated Preferred Securities of Merrill Lynch Preferred Capital Trust VI (the “Trust”) (the “Trust Preferred Securities”)	$25,000,000,000	N/A	$25,000,000,000	$2,022,500
Partnership Preferred Securities of Merrill Lynch Preferred Funding VI, L.P. (the “Partnership”) (the “Partnership Preferred Securities”)(9)		—
Guarantees of Merrill Lynch & Co., Inc. with respect to Trust Preferred Securities		—
Guarantees of Merrill Lynch & Co., Inc. with respect to Partnership Preferred Securities		—
Guarantees of Merrill Lynch & Co., Inc. with respect to certain debentures of its wholly owned subsidiaries (the “Affiliate Debentures”)		—
Subordinated Debentures of Merrill Lynch & Co., Inc. to be issued with respect to Trust Originated Preferred Securities		—

Totals	$25,000,000,000	—	$25,000,000,000	$2,022,500(10)

(Footnotes on next page)

(Footnotes from previous page)

(1)	This Registration Statement also registers delayed delivery contracts which may be issued by Merrill Lynch & Co., Inc. (the “Company”) under which the counterparty may be required to purchase Debt Securities, Preferred Stock, Depositary Shares and/or Warrants. Such contracts would be issued with the Debt Securities, Preferred Stock, Depositary Shares and/or Warrants covered hereby. In addition, securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2)	Such amount shall be increased, if any Debt Securities are issued at an original issue discount, by an amount such that the net proceeds to be received by the Company shall be equal to the above amount to be registered. Any offering of securities denominated other than in U.S. dollars will be treated as the equivalent in U.S. dollars based on the official exchange rate applicable to the purchase of such securities from the Company. Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectuses included in this Registration Statement also relate to the remaining unsold securities which were previously registered by the Registrants under Registration Statement No. 333-105098 on Form S-3.
(3)	This Registration Statement also registers, where required, an indeterminate amount of securities to be sold by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated in market-making transactions.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The proposed maximum offering price per unit will be determined from time to time by the Registrants in connection with the issuance of securities registered hereunder or previously registered under the Securities Act. No separate consideration will be received for Common Stock, Preferred Stock, Debt Securities or Warrants that are issued upon conversion or exchange of Debt Securities, Preferred Stock, Depositary Shares or Warrants, nor will any separate consideration be received for the Guarantees or the Subordinated Debentures registered hereunder. The Subordinated Debentures and the Affiliate Debentures will be purchased by the Partnership with proceeds of the sale of the Partnership Preferred Securities, together with a capital contribution from the Company.
(5)	There is also registered hereunder such indeterminate amount of Debt Securities and an indeterminate number of shares of Preferred Stock as may from time to time be issued upon conversion, exercise or exchange of Debt Securities, Preferred Stock or Warrants registered hereunder.
(6)	To be represented by Depositary Receipts representing an interest in all or a specified portion of a share of Preferred Stock.
(7)	The aggregate amount of Common Stock of the Company registered hereunder is limited to that which is permissible under Rule 415(a)(4) under the Securities Act. There is also registered hereunder such indeterminate number of shares of Common Stock as may from time to time be issued upon conversion, exercise or exchange of Debt Securities, Preferred Stock or Warrants registered hereunder.
(8)	Prior to the occurrence of certain events, the preferred share purchase rights will not be evidenced separately from the Common Stock. The value attributable to such Rights, if any, is reflected in the market price of the Common Stock.
(9)	The Partnership Preferred Securities will be purchased by the Trust with the proceeds of the sale of the Trust Preferred Securities, together with the proceeds received from the Company in respect of the common securities to be issued by the Trust. No separate consideration will be received for the Partnership Preferred Securities.
(10)	A filing fee of $591,850 was paid in connection with a Registration Statement on Form S-3, File No. 333-52822, filed by Merrill Lynch & Co., Inc., Merrill Lynch Preferred Funding VI, L.P. and Merrill Lynch Preferred Capital Trust VI on December 27, 2000 and declared effective on January 24, 2001, relating to the registration of $2,367,400,000 of securities that remain unsold under that Registration Statement as of the date hereof. Registration Statement No. 333-52822 is being withdrawn with the filing of this Registration Statement. Pursuant to Rule 457(p) of the General Rules and Regulations under the Securities Act, this $591,850 filing fee is being applied here to offset a portion of the filing fee currently due in connection with this Registration Statement. The remaining $1,430,650 in filing fees were paid in connection with the filing of this Registration Statement.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

(a)  a prospectus to be used by Merrill Lynch & Co., Inc., or ML&Co., in connection with offerings of its:

•	debt securities;

•	warrants;

•	common stock;

•	preferred stock; and

•	depositary shares;

(b)  a prospectus to be used by ML&Co. in connection with offerings of its Structured Yield Product Exchangeable for Stock SM;

(c)  a prospectus to be used in connection with offerings of:

•	the preferred securities of Merrill Lynch Preferred Capital Trust VI (“Trust”);

•	the preferred securities of Merrill Lynch Preferred Funding VI, L.P. (“Partnership”);

•	the subordinated debentures of ML&Co.; and

•	the guarantees of ML&Co. of:

•	the preferred securities of Trust;

•	the preferred securities of Partnership; and

•	specified debentures issued by ML&Co.’s affiliates;

(d)  a prospectus supplement to be used by ML&Co. in connection with offerings of its medium-term notes; and

(e)  a prospectus supplement to be used by ML&Co. in connection with offerings of its Merrill Lynch  CoreNotes Due Nine Months or More from Date of Issue.

Each such prospectus may also be used by Merrill Lynch, Pierce, Fenner & Smith Incorporated in market making transactions in such securities.

SM  Service mark of Merrill Lynch & Co., Inc.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated October 17, 2003

 P R O S P E C T U S

Merrill Lynch & Co., Inc.

Debt Securities, Warrants, Preferred Stock,

Depositary Shares and Common Stock

We may offer from time to time in one or more series, together or separately:

•	debt securities;

•	warrants;

•	preferred stock;

•	depositary shares; and

•	common stock.

When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities including the offering price of the securities.

You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

Our common stock is traded on the New York Stock Exchange under the symbol “MER” and also on the Chicago Stock Exchange, the Pacific Exchange, the Paris Bourse, the London Stock Exchange and the Tokyo Stock Exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.

The date of this prospectus is                 , 2003.

MERRILL LYNCH & CO., INC.

We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Investment Managers, L.P., Merrill Lynch Investment Managers Limited, Merrill Lynch Bank U.S.A., Merrill Lynch Bank & Trust Co., Merrill Lynch International Bank Limited, Merrill Lynch Japan Securities Co., Ltd., Merrill Lynch Canada, Inc. and Merrill Lynch Insurance Group, Inc., provides investment, financing, advisory, insurance, and related products and services on a global basis, including:

•	securities brokerage, trading and underwriting;

•	investment banking, strategic services (including mergers and acquisitions), and other corporate finance advisory activities;

•	wealth management products and services, including financial, retirement and generational planning;

•	asset management and investment advisory services;

•	origination, brokerage, dealer and related activities in swaps, options, forwards, exchange-traded futures, other derivatives and foreign exchange products;

•	securities clearance, settlement financing services and prime brokerage;

•	equity, debt, foreign exchange and economic research;

•	private equity and other principal investment activities;

•	banking, trust and lending services, including deposit taking, commercial and mortgage lending and related services;

•	insurance and annuities sales and annuity underwriting services; and

•	investment advisory and related record keeping services.

We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

If you want to find more information about us, please see the sections entitled “Where You Can Find More Information” and “Incorporation of Information We File with the SEC” in this prospectus.

In this prospectus, “ML&Co.”, “we”, “us” and “our” refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of all the securities offered under this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include financing the activities of our subsidiaries, financing our assets and those of our subsidiaries, lengthening the average maturity of our borrowings and financing acquisitions. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our growth, through acquisitions or otherwise, or to lengthen the average maturity of our borrowings. To the extent that securities being purchased for resale by our subsidiary Merrill Lynch, Pierce, Fenner & Smith Incorporated, referred to in this prospectus as MLPF&S, are not resold, the aggregate proceeds that we and our subsidiaries would receive would be reduced.

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RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED

CHARGES AND PREFERRED STOCK DIVIDENDS

In July 2000, ML&Co. acquired Herzog, Heine, Geduld, Inc. (“Herzog”) through an exchange offer followed by a merger of a wholly-owned subsidiary of ML&Co. with and into Herzog. The merger was accounted for as a pooling-of-interests under generally accepted accounting principles in the United States of America. The following information for the fiscal years 1998 and 1999 has been restated by the management of ML&Co. to give effect to the merger.

The following table sets forth our ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Year Ended Last Friday in December					For the Six Months Ended June 27, 2003
	1998	1999	2000	2001	2002
Ratio of earnings to fixed charges	1.1	1.3	1.3	1.1	1.4	1.6
Ratio of earnings to combined fixed charges and preferred stock dividends	1.1	1.3	1.3	1.1	1.3	1.6

For the purpose of calculating the ratio of earnings to fixed charges, “earnings” consist of earnings from continuing operations before income taxes and fixed charges, excluding amortization of capitalized interest and preferred security dividend requirements. “Fixed charges” consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries and capitalized interest.

THE SECURITIES

ML&Co. intends to sell its securities from time to time. These securities may include the following, in each case, as specified by ML&Co. at the time of offering:

•	common stock;

•	preferred stock which may be:

•	convertible into preferred stock or common stock;

•	exchangeable for debt securities, preferred stock or depositary shares representing preferred stock;

•	depositary shares representing preferred stock;

•	debt securities, comprising senior debt securities and subordinated debt securities, each of which may be convertible into common stock or preferred stock;

•	warrants to purchase debt securities;

•	warrants to purchase shares of common stock;

•	warrants to purchase shares of preferred stock;

•	warrants entitling the holders to receive from ML&Co. a payment or delivery determined by reference to decreases or increases in the level of an index or portfolio (“Index Warrants”) based on:

•	one or more equity or debt securities;

•	any statistical measure of economic or financial performance such as a currency or a consumer price or mortgage index; or

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•	the price or value of any commodity or any other item or index; and

•	warrants to receive from ML&Co. the cash value in U.S. dollars of the right to purchase (“Currency Call Warrants”) or to sell (“Currency Put Warrants” and, together with the Currency Call Warrants, the “Currency Warrants”) specified foreign currencies or units of two or more specified foreign currencies.

We may offer the securities independently or together with other securities and the securities may be attached to, or separate from other securities. We will offer the securities to the public on terms determined by market conditions at the time of sale. The terms will be described in a prospectus supplement relating to the specific issue of securities.

ML&Co. will offer up to $                 aggregate public offering price of the securities or its equivalent in foreign currencies or units of two or more currencies, based on the applicable exchange rate at the time of offering, as shall be designated by ML&Co. at the time of offering, subject to reduction on account of the sale of other securities under the registration statement of which this prospectus is a part.

DESCRIPTION OF DEBT SECURITIES

Unless otherwise specified in a prospectus supplement, the senior debt securities are to be issued under an indenture (the “Senior Indenture”), dated as of April 1, 1983, as amended and restated through the date of this prospectus and as it may be further amended in the future, between ML&Co. and JPMorgan Chase Bank, as trustee. Unless otherwise specified in a prospectus supplement, the subordinated debt securities are to be issued under an indenture (the “Subordinated Indenture”), between ML&Co. and JPMorgan Chase Bank, as trustee (the “Subordinated Debt Trustee”). The Senior Debt Securities and Subordinated Debt Securities may also be issued under one or more other indentures (each, a “Subsequent Indenture”) and have one or more other trustees (each, a “Subsequent Trustee”). Any Subsequent Indenture relating to senior debt securities will have terms and conditions identical in all material respects to the above-referenced Senior Indenture and any Subsequent Indenture relating to subordinated debt securities will have terms and conditions identical in all material respects to the above-referenced Subordinated Indenture, including, but not limited to, the applicable terms and conditions described below. Any Subsequent Indenture relating to a series of debt securities, and the applicable trustee, will be identified in the applicable prospectus supplement. A copy of each indenture is filed, or, in the case of a Subsequent Indenture, will be filed, as an exhibit to the registration statement relating to the securities. The following summaries of the material provisions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all provisions of the respective indentures, including the definitions of terms.

Terms of the Debt Securities

ML&Co. may issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. ML&Co. may issue debt securities upon the satisfaction of conditions, including the delivery to the applicable Trustee of a resolution of the Board of Directors of ML&Co., or a committee of the Board of Directors, or a certificate of an officer of ML&Co. who has been authorized by the Board of Directors to take that kind of action, which fixes or establishes the terms of the debt securities being issued. Any resolution or officer’s certificate approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, including:

•	the aggregate principal amount and whether there is any limit upon the aggregate principal amount that ML&Co. may subsequently issue;

•	the stated maturity date;

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•	the principal amount payable whether at maturity or upon earlier acceleration, and whether the principal amount will be determined with reference to an index, formula or other method;

•	any fixed or variable interest rate or rates per annum and any contingencies relating to changes in any applicable interest rate;

•	any interest payment dates;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	any sinking fund requirements;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	the form in which ML&Co. will issue the debt securities, whether registered, bearer or both, and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the debt securities in either form;

•	whether and under what circumstances ML&Co. will pay additional amounts (“Additional Amounts”) under any debt securities held by a person who is not a U.S. person for specified taxes, assessments or other governmental charges and whether ML&Co. has the option to redeem the affected debt securities rather than pay any Additional Amounts;

•	whether the debt securities are to be issued in a form other than global form deposited with The Depository Trust Company, also known as DTC;

•	the title and series designation;

•	the minimum denominations;

•	whether, and the terms and conditions relating to when, ML&Co. may satisfy all or part of its obligations with regard to payment upon maturity, or any redemption or required repurchase or in connection with any exchange provisions by delivering to the holders of the debt securities, other securities, which may or may not be issued by or be obligations of ML&Co., or a combination of cash, other securities and/or property (“Maturity Consideration”);

•	any additions or deletions in the terms of the debt securities with respect to the Events of Default set forth in the respective indentures;

•	the terms, if any, upon which the debt securities are convertible into common stock or preferred stock of ML&Co. and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•	whether, and the terms and conditions relating to when, holders may transfer the debt securities separately from warrants if the debt securities and warrants are issued together; and

•	any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

Please see the accompanying prospectus supplement you have received or will receive for the terms of the specific debt securities being offered. ML&Co. may issue debt securities under the indentures upon the exercise of warrants to purchase debt securities. See “Description of Debt Warrants”. Nothing in the indentures or in the terms of the debt securities will prohibit the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

Prospective purchasers of debt securities should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.

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ML&Co. will issue each series of debt securities, as described in the prospectus supplement, in fully registered form without coupons, and/or in bearer form with or without coupons, and in denominations set forth in the prospectus supplement. There will be no service charge for any registration of transfer of registered debt securities or exchange of debt securities, but ML&Co. may require payment of a sum sufficient to cover any tax or other governmental charges imposed in connection with any registration of transfer or exchange. Each indenture provides that ML&Co. may issue debt securities in global form. If any series of debt securities is issued in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

The provisions of the indentures permit ML&Co., without the consent of holders of any debt securities, to issue additional debt securities with terms different from those of debt securities previously issued and to reopen a previous series of debt securities and issue additional debt securities of that series.

The senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. The subordinated debt securities will be unsecured and will be subordinated to all existing and future senior indebtedness of ML&Co. Because ML&Co. is a holding company, the right of ML&Co. and its creditors, including the holders of the debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize the claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.

ML&Co. will pay or deliver principal and any premium, Additional Amounts, Maturity Consideration and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at its option, ML&Co. may pay any interest and any Additional Amounts by check mailed to the holders of registered debt securities at their registered addresses.

Holders may present debt securities for exchange, and registered debt securities for registration of transfer, in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. Holders may transfer debt securities in bearer form and the coupons, if any, pertaining to the debt securities by delivery. There will be no service charge for any registration of transfer or exchange of debt securities, but ML&Co. may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Unless otherwise indicated in the applicable prospectus supplement, ML&Co. will issue the debt securities under the indentures. If so specified in a prospectus supplement, ML&Co. may issue senior or subordinated debt securities under a separate indenture which provides for a single issue of zero coupon convertible senior or subordinated debt securities, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part. If ML&Co. issues debt securities under any indenture, the applicable prospectus supplement will set forth the terms of the debt securities and will identify the applicable indenture and trustee.

Merger and Consolidation

ML&Co. may consolidate or merge with or into any other person, and ML&Co. may sell, lease or convey all or substantially all of its assets to any person, provided that:

•	the resulting person, if other than ML&Co., is a person organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.’s obligations to:

•	pay or deliver the principal of, and any premium, Additional Amounts, Maturity Consideration and interest on, the debt securities; and

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•	perform and observe all of ML&Co.’s other obligations under the indentures, and

•	ML&Co. or any successor person, as the case may be, is not, immediately after any consolidation or merger, in default under the indentures.

Modification and Waiver

Each indenture may be modified and amended by ML&Co. and the applicable trustee with the consent of holders of at least 66 2/3% in principal amount or aggregate issue price of each series of debt securities affected. However, without the consent of each holder of any debt security affected, no amendment or modification to any indenture may:

•	change the stated maturity of the principal or Maturity Consideration of, or any installment of interest or Additional Amounts on, any debt security or any premium payable on redemption, or change the redemption price;

•	reduce the principal amount of, or the interest or Additional Amounts payable on, or reduce the amount or change the type of Maturity Consideration deliverable on, any debt security or reduce the amount of principal or Maturity Consideration which could be declared due and payable before the stated maturity;

•	change the place or currency of any delivery or payment of principal or Maturity Consideration of, or any premium, interest or Additional Amounts on any debt security;

•	impair the right to institute suit for the enforcement of any delivery or payment on any debt security;

•	reduce the percentage in principal amount or aggregate issue price of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the applicable indenture; or

•	modify the foregoing requirements or reduce the percentage in principal amount or aggregate issue price of outstanding debt securities necessary to waive any past default to less than a majority.

No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.’s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may, with respect to that series, waive past defaults under the applicable indenture and waive compliance by ML&Co. with certain provisions of that indenture, except as described under “—Events of Default”.

Events of Default

Each of the following will be an Event of Default with respect to each series of debt securities issued under each indenture:

•	default in the payment of any interest or Additional Amounts when due, and continuing for 30 days;

•	default in the payment of any principal or premium, when due;

•	default in the delivery or payment of the Maturity Consideration when due;

•	default in the deposit of any sinking fund payment, when due;

•	default in the performance of any other obligation of ML&Co. contained in the applicable indenture for the benefit of that series or in the debt securities of that series, and continuing for 60 days after written notice as provided in the applicable indenture or debt securities;

•	specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

•	any other Event of Default provided with respect to debt securities of that series.

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If an Event of Default occurs and is continuing for any series of debt securities, the applicable trustee or the holders of at least 25% in principal amount or aggregate issue price of the outstanding debt securities of that series may declare all amounts, or any lesser amount provided for in the debt securities of that series, due and payable or deliverable immediately. At any time after the applicable trustee or the holders have made a declaration of acceleration with respect to the debt securities of any series but before the applicable trustee has obtained a judgment or decree for payment of money due, the holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of that series may rescind any declaration of acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive an Event of Default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•	in respect of an obligation of ML&Co. contained in, or a provision of, any indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture. Subject to the provisions of each indenture relating to the duties of the appropriate trustee, before proceeding to exercise any right or power under an indenture at the direction of the holders, the applicable trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

Unless otherwise stated in the applicable prospectus supplement, any series of debt securities issued under any indenture will not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

ML&Co. will be required to furnish to each trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the applicable indenture.

Special Terms Relating to the Senior Debt Securities

Limitations Upon Liens

ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume or incur any indebtedness for borrowed money secured by a pledge of, lien on or security interest in, other than any liens specifically permitted by the Senior Indenture, the Voting Stock of any Significant Subsidiary, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

“Voting Stock” is defined in the Senior Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a person provided that, for the purposes of the Senior Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered Voting Stock whether or not the event has happened.

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“Significant Subsidiary” is defined in the Senior Indenture as any majority-owned subsidiary the consolidated net worth of which constituted at least 15 percent of the consolidated net worth of ML&Co. as of the end of the most recently completed fiscal year.

Special Terms Relating to the Subordinated Debt Securities

Upon any distribution of assets of ML&Co. resulting from any dissolution, winding up, liquidation or reorganization, payments on subordinated debt securities are subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all senior indebtedness, but the obligation of ML&Co. to make payments on the subordinated debt securities will not otherwise be affected. ML&Co. may not make any payment on subordinated debt securities at any time when there is a default in the payment or delivery of any amounts due on any senior indebtedness, including payment of any sinking fund. Because the subordinated debt securities are subordinated in right of payment to any senior indebtedness, in the event of a distribution of assets upon insolvency, some creditors of ML&Co. may recover more, ratably, than holders of subordinated debt securities. Holders of subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to the extent of payments made on senior indebtedness upon any distribution of assets in any proceedings in respect of subordinated debt securities.

As of June 27, 2003, a total of approximately $84.6 billion of ML&Co.’s indebtedness was senior indebtedness.

Special Terms Relating to Convertible Debt Securities

The following provisions will apply to debt securities that will be convertible into common stock or preferred stock of ML&Co. unless otherwise provided in the prospectus supplement relating to the specific issue of debt securities.

The holder of any convertible debt securities will have the right, exercisable at any time during the time period specified in the applicable prospectus supplement, unless previously redeemed, to convert convertible debt securities into shares of common stock or preferred stock of ML&Co. as specified in the prospectus supplement, at the conversion rate per principal amount of convertible debt securities set forth in the applicable prospectus supplement. In the case of convertible debt securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption specified in the applicable prospectus supplement, except that, in the case of redemption at the option of the holder, if applicable, the conversion right will terminate upon receipt of written notice of the exercise of the option.

For each series of convertible debt securities, the conversion price or rate will be subject to adjustment as contemplated in the applicable indenture. Unless otherwise provided in the applicable prospectus supplement, these adjustments may occur as a result of:

•	the issuance of shares of ML&Co. common stock as a dividend;

•	subdivisions and combinations of ML&Co. common stock;

•	the issuance to all holders of ML&Co. common stock of rights or warrants entitling holders to subscribe for or purchase shares of ML&Co. common stock at a price per share less than the current market price per share; and

•	the distribution to all holders of ML&Co. common stock of:

•	shares of ML&Co. capital stock other than common stock;

•	evidences of indebtedness of ML&Co. or assets other than cash dividends paid from retained earnings and dividends payable in common stock referred to above; or

•	subscription rights or warrants other than those referred to above.

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In any case, no adjustment of the conversion price or rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. ML&Co. will not issue any fractional shares of ML&Co. common stock upon conversion, but, instead, ML&Co. will pay a cash adjustment. If indicated in the applicable prospectus supplement, convertible debt securities convertible into common stock of ML&Co. which are surrendered for conversion between the record date for an interest payment, if any, and the interest payment date, other than convertible debt securities called for redemption on a redemption date during that period, must be accompanied by payment of an amount equal to interest which the registered holder is entitled to receive.

ML&Co. will determine the adjustment provisions for convertible debt securities at the time of issuance of each series of convertible debt securities. These adjustment provisions will be described in the applicable prospectus supplement.

Except as set forth in the applicable prospectus supplement, any convertible debt securities called for redemption, unless surrendered for conversion on or before the close of business on the redemption date, are subject to being purchased from the holder of the convertible debt securities by one or more investment banking firms or other purchasers who may agree with ML&Co. to purchase convertible debt securities and convert them into common stock or preferred stock of ML&Co., as the case may be.

Depositary

Description of the Global Securities

Upon issuance, the debt securities will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC (DTC, together with any successor, being a “depositary”), as depositary, registered in the name of Cede & Co., DTC’s partnership nominee. Unless and until it is exchanged in whole or in part for a debt security in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, the beneficial owners of the debt securities represented by a global security will not be entitled to have the debt securities represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities including for purposes of receiving any reports delivered by ML&Co. or the trustee under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

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DTC Procedures

The following is based on information furnished by DTC:

DTC will act as securities depositary for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee. One or more fully registered global securities will be issued for the debt securities in the aggregate principal amount of such issue, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX, and the National Association of Securities Dealers, Inc. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of the debt securities under DTC’s system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be made by entries on the books of participants acting on behalf of beneficial owners.

To facilitate subsequent transfers, all debt securities deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the debt securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the debt securities are credited on the record date.

Principal, premium, if any, and/or interest, if any, payments made in cash on the debt securities will be made in immediately available funds to DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on the depositary’s records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial

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owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of that participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of those payments to direct participants will be the responsibility of DTC, and disbursement of those payments to the beneficial owners will be the responsibility of direct participants and indirect participants.

Exchange for Certificated Securities

If:

•	the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

•	ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

•	an Event of Default under the applicable indenture has occurred and is continuing with respect to the debt securities,

the global securities will be exchangeable for debt securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of the principal amount per unit and integral multiples of the principal amount per unit. The definitive debt securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

DTC may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to ML&Co. or the trustee. Under these circumstances, in the event that a successor securities depositary is not obtained, debt securities certificates are required to be printed and delivered.

ML&Co. may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, debt securities certificates will be printed and delivered.

The information in this section concerning DTC and DTC’s system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Same-Day Settlement and Payment

Settlement for the debt securities will be made by the underwriter in immediately available funds. ML&Co. will make all payments in immediately available funds so long as the debt securities are maintained in book-entry form.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

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DESCRIPTION OF DEBT WARRANTS

ML&Co. may issue warrants for the purchase of debt securities (“Debt Warrants”). The Debt Warrants are to be issued under debt warrant agreements to be entered into between ML&Co. and a bank or trust company, as debt warrant agent, as set forth in the prospectus supplement relating to the specific issue of Debt Warrants being offered. We have filed a copy of the form of debt warrant agreement, including the form of warrant certificates representing the Debt Warrants, reflecting the alternative provisions to be included in the debt warrant agreements that will be entered into with respect to particular offerings of Debt Warrants, as an exhibit to the registration statement of which this prospectus is a part. The following summaries of the material provisions of the debt warrant agreement and the debt warrant certificates are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the debt warrant agreement and the debt warrant certificates, respectively, including the definitions of terms.

Terms of the Debt Warrants

The applicable prospectus supplement will describe the terms of the specific issue of Debt Warrants being offered, the debt warrant agreement relating to the Debt Warrants and the debt warrant certificates representing the Debt Warrants, including the following:

•	the designation and aggregate principal amount of the debt securities that the holder of a Debt Warrant may purchase upon exercise of the Debt Warrant and the price at which the purchase may be made;

•	the designation and terms of any debt securities issued with or purchasable upon exercise of the Debt Warrants, including whether the debt securities will be senior debt securities or subordinated debt securities and under which indenture the debt securities will be issued;

•	the procedures and conditions relating to the exercise of the Debt Warrants;

•	the number of Debt Warrants issued with each debt security;

•	any date on and after which the Debt Warrants and any related debt securities are separately transferable;

•	the date on which the right to exercise the Debt Warrants begins and expires;

•	whether the Debt Warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	any circumstances which will cause the Debt Warrants to be deemed to be automatically exercised;

•	the identity of the debt warrant agent; and

•	any other terms of the Debt Warrants which are not inconsistent with the provisions of the debt warrant agreement.

Holders may exchange debt warrant certificates for new debt warrant certificates of different denominations. Holders may exercise Debt Warrants at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the debt securities that may be purchased upon exercise of the Debt Warrants and will not be entitled to payment or delivery of any amounts which may be due on the debt securities purchasable upon exercise of the Debt Warrants.

Prospective purchasers of Debt Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Debt Warrants and to the debt securities purchasable upon exercise of the Debt Warrants. The prospectus supplement relating to any issue of Debt Warrants will describe these considerations.

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Ranking

The Debt Warrants are unsecured contractual obligations of ML&Co. and will rank equally with its other unsecured contractual obligations and with its unsecured and unsubordinated debt. Because ML&Co. is a holding company, the right of ML&Co. and its creditors, including the debt warrantholders, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Book-Entry Procedures

Except as may otherwise be provided in the applicable prospectus supplement, the Debt Warrants will be issued in the form of global debt warrant certificates, registered in the name of a depositary or its nominee. Except as may otherwise be provided in the applicable prospectus supplement, beneficial owners will not be entitled to receive definitive certificates representing Debt Warrants unless the depositary is unwilling or unable to continue as depositary or ML&Co. decides to have the Debt Warrants represented by definitive certificates. A beneficial owner’s interest in a Debt Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains the beneficial owner’s account. In turn, the total number of Debt Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of the brokerage firm or its agent. Transfer of ownership of any Debt Warrant will be effected only through the selling beneficial owner’s brokerage firm.

Exercise of Debt Warrants

Each Debt Warrant will entitle the holder to purchase for cash a principal amount of debt securities at the exercise price set forth in, or determined in the manner set forth in, the applicable prospectus supplement. Holders may exercise Debt Warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised Debt Warrants will become void.

Holders may exercise Debt Warrants in the manner described in the applicable prospectus supplement. Upon receipt of payment and properly completed and duly executed debt warrant certificate at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement, ML&Co. will, as soon as practicable, forward the debt securities purchased. If less than all of the Debt Warrants represented by any debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of Debt Warrants.

Listing

ML&Co. may list an issue of Debt Warrants on a national securities exchange. Any listing will be specified in the applicable prospectus supplement.

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DESCRIPTION OF CURRENCY WARRANTS

ML&Co. may issue “Currency Warrants” either in the form of:

•	“Currency Put Warrants” entitling the holders to receive from ML&Co. the cash settlement value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars, or

•	“Currency Call Warrants” entitling the holders to receive from ML&Co. the cash settlement value in U.S. dollars of the right to purchase a specified amount of a specified foreign currency or units of two or more currencies for a specified amount of U.S. dollars.

ML&Co. may issue the Currency Warrants under a currency put warrant agreement or a currency call warrant agreement, as applicable, to be entered into between ML&Co. and a bank or trust company, as currency warrant agent, as set forth in the applicable prospectus supplement relating to Currency Warrants being offered. Copies of the forms of currency put warrant agreement and currency call warrant agreement, including the forms of certificates representing the Currency Put Warrants and Currency Call Warrants, reflecting the provisions to be included in the currency warrant agreements that will be entered into with respect to particular offerings of Currency Warrants, are filed as exhibits to the registration statement of which this prospectus is a part. The following summaries of the material provisions of the currency warrant agreements and the currency warrant certificates are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the currency warrant agreements and the currency warrant certificates, respectively, including the definitions of terms.

Terms of the Currency Warrants

The applicable prospectus supplement will describe the terms of the specific issue of Currency Warrants being offered, the currency warrant agreement relating to the Currency Warrants and the currency warrant certificates representing the Currency Warrants, including the following:

•	whether the Currency Warrants are Currency Put Warrants, Currency Call Warrants, or both;

•	the formula for determining the cash settlement value of each Currency Warrant;

•	the procedures and conditions relating to the exercise of the Currency Warrants;

•	any circumstances other than those described below under “—Exercise of Currency Warrants” and “—Listing” that will cause the Currency Warrants to be deemed to be automatically exercised;

•	any minimum number of Currency Warrants which must be exercised at any one time, other than upon automatic exercise;

•	the date on which the right to exercise the Currency Warrants begins and expires;

•	the identity of the currency warrant agent; and

•	any other terms of the Currency Warrants that are not inconsistent with the provisions of the applicable currency warrant agreement.

Prospective purchasers of Currency Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Currency Warrants. The prospectus supplement relating to any issue of Currency Warrants will describe these considerations, if they apply.

Ranking

The Currency Warrants are unsecured contractual obligations of ML&Co. and will rank equally with its other unsecured contractual obligations and with its unsecured and unsubordinated debt. Because ML&Co. is a

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holding company, the right of ML&Co. and its creditors, including the currency warrantholders, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Book-Entry Procedures

Except as may otherwise be provided in the applicable prospectus supplement, the Currency Warrants will be issued in the form of global currency warrant certificates, registered in the name of a depositary or its nominee. In that case, beneficial owners will not be entitled to receive definitive certificates representing Currency Warrants unless the depositary is unwilling or unable to continue as depositary or ML&Co. decides to have the Currency Warrants represented by definitive certificates. A beneficial owner’s interest in a Currency Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains a beneficial owner’s account. In turn, the total number of Currency Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of the brokerage firm or its agent. Transfer of ownership of any Currency Warrant will be effected only through the selling beneficial owner’s brokerage firm.

Exercise of Currency Warrants

Each Currency Warrant will entitle the holder to the cash settlement value of that Currency Warrant on the applicable exercise date as described in the applicable prospectus supplement. If a Currency Warrant has more than one exercise date and is not exercised before the time specified in the applicable prospectus supplement, on the fifth business day preceding the expiration date, the Currency Warrants will be deemed automatically exercised.

Listing

ML&Co. will apply to list each issue of Currency Warrants on a national securities exchange. In the event that the Currency Warrants are delisted from, or permanently suspended from trading on, any exchange, the expiration date for the exercise of the Currency Warrants will be the date the delisting or trading suspension becomes effective and Currency Warrants not previously exercised will be deemed automatically exercised on the business day immediately preceding the expiration date. Under the applicable currency warrant agreement, ML&Co. will agree not to seek delisting of the Currency Warrants, or suspension of their trading, on any exchange.

DESCRIPTION OF INDEX WARRANTS

ML&Co. may issue from time to time “Index Warrants” consisting of index put warrants or index call warrants. Subject to applicable law, ML&Co. will pay or deliver consideration on each Index Warrant in an amount determined by reference to the level or value of an index such as:

•	an equity or debt security, or a portfolio or basket of indices or securities, which may include the price or yield of securities;

•	any statistical measure of economic or financial performance, which may include any currency or consumer price, or mortgage index; or

•	the price or value of any commodity or any other item or index or any combination.

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The payment or delivery of any consideration on any index put warrant will be determined by the decrease in the level or value of the applicable index and the payment or delivery of any consideration on any index call warrant will be determined by the increase in the level or value of the applicable Index.

Method of Issuance

Index Warrants issued without a Minimum Expiration Value will be issued under one or more index warrant agreements to be entered into between ML&Co. and a bank or trust company, as index warrant agent, as set forth in the prospectus supplement relating to the specific issue of Index Warrants. The index warrant agent will act solely as the agent of ML&Co. under the applicable index warrant agreement and will not assume any obligation or relationship of agency or trust for or with any index warrantholders. A single bank or trust company may act as index warrant agent for more than one issue of Index Warrants.

Index Warrants issued with a Minimum Expiration Value will be issued under one or more index warrant trust indentures to be entered into between ML&Co. and a corporation or other person permitted by the Trust Indenture Act of 1939, as amended from time to time, to act as index warrant trustee, as set forth in the prospectus supplement relating to the Index Warrants. Any index warrant trust indenture will be qualified under the Trust Indenture Act. To the extent allowed by the Trust Indenture Act, a single qualified corporation may act as index warrant trustee for more than one issue of Index Warrants.

ML&Co. has filed forms of the index warrant agreement and the index warrant trust indenture and the related global index warrant certificates as exhibits to the registration statement of which this prospectus is a part. The summaries set forth in this section of the material provisions of the index warrant agreement, the index warrant trust indenture and the global index warrant certificates are not complete, are subject to, and are qualified in their entirety by reference to, all the provisions of the index warrant agreement, the index warrant trust indenture and the global index warrant certificates, respectively.

Unless otherwise specified in the accompanying prospectus supplement, payments, if any, upon exercise of the Index Warrants will be made in U.S. dollars. The Index Warrants will be offered on terms to be determined at the time of sale. ML&Co. will have the right to reopen a previous issue of Index Warrants and to issue additional Index Warrants of that issue without the consent of any index warrantholder.

Terms of the Index Warrants

The applicable prospectus supplement will describe the specific issue of Index Warrants being offered, the indenture or agreement under which the Index Warrants will be issued, as the case may be, and the index warrant certificates representing the Index Warrants, including the following:

•	whether the Index Warrants to be issued will be index put warrants, index call warrants or both;

•	the aggregate number and initial public offering price or purchase price;

•	the applicable index;

•	whether the Index Warrants will be deemed automatically exercised as of a specified date or whether the Index Warrants may be exercised during a period and the date on which the right to exercise the Index Warrants commences and expires;

•	the manner in which the Index Warrants may be exercised and any restrictions on, or other special provisions relating to, the exercise of the Index Warrants;

•	any minimum number of the Index Warrants exercisable at any one time;

•	any maximum number of the Index Warrants that may, subject to ML&Co.’s election, be exercised by all index warrantholders, or by any person or entity, on any day;

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•	any provisions permitting an index warrantholder to condition an exercise notice on the absence of certain specified changes in the level of the applicable index after the exercise date, any provisions permitting ML&Co. to suspend exercise of the Index Warrants based on market conditions or other circumstances and any other special provision relating to the exercise of the Index Warrants;

•	any provisions for the automatic exercise of the Index Warrants other than at the expiration date;

•	any provisions permitting ML&Co. to cancel the Index Warrants upon the occurrence of certain events;

•	any additional circumstances that would constitute an Event of Default under the Index Warrants;

•	the method of determining:

•	the payment or delivery, if any, to be made in connection with the exercise or deemed exercise of the Index Warrants (the “Settlement Value”);

•	the minimum payment or delivery, if any, to be made upon expiration of the Index Warrants (the “Minimum Expiration Value”);

•	the payment or delivery to be made upon the exercise of any right which ML&Co. may have to cancel the Index Warrants; and

•	the value of the index;

•	in the case of Index Warrants relating to an index for which the trading prices of underlying securities, commodities or rates are expressed in a foreign currency, the method of converting amounts in the relevant foreign currency or currencies into U.S. dollars, or any other currency or composite currency in which the Index Warrants are payable;

•	any method of providing for a substitute index or otherwise determining the payment or delivery to be made in connection with the exercise of the Index Warrants if the index changes or ceases to be made available by its publisher;

•	any time or times at which ML&Co. will make payment or delivery on the Index Warrants following exercise or automatic exercise;

•	any provisions for issuing the Index Warrants in other than book-entry form;

•	if the Index Warrants are not issued in book-entry form, any place or places at which ML&Co. will make payment or delivery on cancellation and any Minimum Expiration Value of the Index Warrants;

•	any circumstances that will cause the Index Warrants to be deemed to be automatically exercised;

•	any material risk factors relating to the Index Warrants;

•	the identity of the index warrant agent; and

•	any other terms of the Index Warrants which are not inconsistent with the provisions of the index warrant agreement.

Prospective purchasers of Index Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as the Index Warrants. The prospectus supplement relating to any issue of Index Warrants will describe these considerations, if they apply.

Ranking

The Index Warrants are unsecured contractual obligations of ML&Co. and will rank equally with its other unsecured contractual obligations and with its unsecured and unsubordinated debt. Because ML&Co. is a holding company, the right of ML&Co. and its creditors, including the index warrantholders, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily

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subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Payment and Delivery

If specified, and under the circumstances described in the prospectus supplement:

•	ML&Co. will pay or deliver to each index warrantholder an amount equal to the greater of the applicable Settlement Value and a Minimum Expiration Value of the Index Warrants;

•	upon cancellation of the Index Warrants by ML&Co. which may occur upon specified events, ML&Co. will pay or deliver to each index warrantholder an amount specified in the prospectus supplement; and

•	following the occurrence of an extraordinary event, the Settlement Value of an Index Warrant may, at the option of ML&Co., be determined on a different basis, including in connection with automatic exercise at expiration.

Unless otherwise specified in the related prospectus supplement, the Index Warrants will be deemed to be automatically exercised upon expiration or any earlier date that may be specified. Upon any automatic exercise, ML&Co. will deliver or pay to each index warrantholder an amount equal to the Settlement Value of the Index Warrants, except that holders of Index Warrants having a Minimum Expiration Value will be entitled to receive a payment or delivery equal to the greater of the Settlement Value and the applicable Minimum Expiration Value. The Minimum Expiration Value may be either a predetermined payment or delivery or a payment or delivery that varies during the term of the Index Warrants in accordance with a schedule or formula. Any Minimum Expiration Value applicable to an issue of Index Warrants, as well as any additional circumstances resulting in the automatic exercise of the Index Warrants, will be specified in the applicable prospectus supplement.

Cancellation or Postponement

If so specified in the applicable prospectus supplement, ML&Co. may cancel the Index Warrants. In addition, ML&Co. may delay or postpone the exercise or valuation of, or payment or delivery for, the Index Warrants upon the occurrence of an extraordinary event. Any extraordinary events relating to an issue of Index Warrants will be described in the applicable prospectus supplement. Upon cancellation, the related index warrantholders will be entitled to receive only the applicable payment or delivery on cancellation specified in the applicable prospectus supplement. The amount payable or deliverable upon cancellation may be either a predetermined amount or an amount that varies during the term of the Index Warrants in accordance with a schedule or formula.

Waiver of Default

If ML&Co. defaults with respect to any of its obligations under any Index Warrants issued with a Minimum Expiration Value under an index warrant trust indenture, the index warrantholders of a majority in interest of all outstanding Index Warrants may waive a default, except a default:

•	in the payment or delivery of the Settlement Value, Minimum Expiration Value or payment or delivery of any amount upon cancellation of the Index Warrants; or

•	in respect of a covenant or provision of the applicable index warrant trust indenture which cannot be modified or amended without the consent of each index warrantholder of each outstanding Index Warrant affected.

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Modification

ML&Co. and the index warrant agent or index warrant trustee, as the case may be, may amend any index warrant agreement or index warrant indenture and the terms of the related Index Warrants by a supplemental agreement or supplemental indenture (each, a “Supplemental Agreement”), without the consent of the holders of any Index Warrants, for the purpose of:

•	curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision, or of making any other provisions with respect to matters or questions arising under the index warrant agreement or index warrant trust indenture, as the case may be, which are not inconsistent with the provisions of the respective agreement or indenture or of the Index Warrants;

•	evidencing the succession to ML&Co. and the assumption by the successor of ML&Co.’s covenants contained in the index warrant agreement or the index warrant trust indenture, as the case may be, and the Index Warrants;

•	appointing a successor depositary;

•	evidencing and providing for the acceptance of appointment by a successor index warrant agent or index warrant trustee with respect to the Index Warrants, as the case may be;

•	adding to the covenants of ML&Co., for the benefit of the index warrantholders or surrendering any right or power conferred upon ML&Co. under the index warrant agreement or index warrant trust indenture, as the case may be;

•	issuing Index Warrants in definitive form; or

•	amending the index warrant agreement or index warrant trust indenture, as the case may be, in any manner which ML&Co. may deem to be necessary or desirable and which will not materially and adversely affect the interests of the index warrantholders.

ML&Co. and the index warrant agent may also amend any index warrant agreement or index warrant trust indenture, as the case may be, and the terms of the related Index Warrants, by a Supplemental Agreement, with the consent of the index warrantholders holding not less than 66 2/3% in number of the then outstanding unexercised Index Warrants affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the index warrant agreement or index warrant trust indenture, as the case may be, or of modifying in any manner the rights of the index warrantholders. However, without the consent of each index warrantholder affected, no amendment may be made that:

•	changes the determination, or any aspects of the determination, of the Settlement Value or any payment or delivery to be made on cancellation, or any Minimum Expiration Value of the Index Warrants so as to reduce the payment or delivery to be made upon exercise or deemed exercise,

•	shortens the period of time during which the Index Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the index warrantholders, or

•	reduces the number of outstanding Index Warrants, the consent of whose holders is required for amendment of the index warrant agreement, the index warrant trust indenture or the terms of the related Index Warrants.

Events of Default

Specified events in bankruptcy, insolvency or reorganization of ML&Co. will constitute Events of Default with respect to Index Warrants having a Minimum Expiration Value which are issued under an index warrant trust indenture. Upon the occurrence of an Event of Default, the holders of 25% of unexercised Index Warrants may elect to receive a settlement payment or delivery for any unexercised Index Warrants. Any settlement payment or delivery will immediately become due to the index warrantholders upon any election. Assuming

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ML&Co. is able to satisfy its obligations when due under the Index Warrants, the settlement payment or delivery will be an amount equal to the market value of the Index Warrants as of the date ML&Co. is notified of the intended liquidation. The market value of the Index Warrants will be determined by a nationally recognized securities broker-dealer unaffiliated with ML&Co. and mutually selected by ML&Co. and the index warrant trustee.

Merger, Consolidation, Sale, Lease or Other Dispositions

ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

•	the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.’s obligations to:

•	pay or deliver the Settlement Value, any Minimum Expiration Value or any consideration payable or deliverable upon cancellation, if applicable with respect to all the unexercised Index Warrants; and

•	perform and observe all of the obligations and conditions of the index warrant agreement or index warrant trust indenture, as the case may be, to be performed or observed by ML&Co.; and

•	ML&Co. or the successor corporation, as the case may be, is not, immediately after any merger or consolidation, in default under the index warrant agreement or index warrant trust indenture, as the case may be.

Enforceability of Rights by Index Warrantholders

Any index warrantholder may, without the consent of the related index warrant agent, enforce by appropriate legal action, in and for its own behalf, its right to exercise, and receive payment or delivery for, its Index Warrants.

Book-Entry Procedures

Except as may otherwise be provided in the applicable prospectus supplement, the Index Warrants will be issued in book-entry form and represented by global Index Warrants, registered in the name of a depositary or its nominee. In that case, index warrantholders will not be entitled to receive definitive certificates representing Index Warrants, unless the depositary is unwilling or unable to continue as depositary or ML&Co. decides to have the Index Warrants represented by definitive certificates. A beneficial owner’s interest in an Index Warrant represented by a global Index Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains the beneficial owner’s account. In turn, the total number of Index Warrants held by an individual brokerage firm or other entity for its clients will be maintained on the records of the depositary in the name of the brokerage firm or other entity or its agent. Transfer of ownership of any Index Warrant will be effected only through the selling beneficial owner’s brokerage firm.

Listing

ML&Co. may list an issue of Index Warrants on a national securities exchange. Any listing will be specified in the applicable prospectus supplement.

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DESCRIPTION OF PREFERRED STOCK

The following description sets forth certain general terms of preferred stock which ML&Co. may issue. The terms of any series of the preferred stock will be described in the applicable prospectus supplement relating to the preferred stock being offered. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, ML&Co.’s restated certificate of incorporation, as amended, which is filed as an exhibit to the registration statement of which this prospectus is a part, and the certificate of designations relating to each particular series of the preferred stock, which was or will be filed with the SEC at or before the issuance of the series of preferred stock.

Terms of the Preferred Stock

Under ML&Co.’s restated certificate of incorporation, ML&Co. is authorized to issue up to 25,000,000 shares of preferred stock, par value $1.00 per share. The Board of Directors of ML&Co. has the authority, without approval of the stockholders, to issue all of the shares of preferred stock which are currently authorized in one or more series and to fix the number of shares and the rights, preferences, privileges, qualifications, restrictions and limitations of each series. As of June 27, 2003, ML&Co. had 24,957,500 shares of preferred stock available for issuance.

ML&Co. has authorized the issuance of shares of Series A junior preferred stock, par value $1.00 per share, of ML&Co. upon exercise of preferred share purchase rights associated with each share of common stock outstanding. See “Description of Common Stock—Rights to Purchase Series A Junior Preferred Stock”.

In addition, as described under “Description of Depositary Shares”, ML&Co., at its option, instead of offering full shares of any series of preferred stock, may offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to the depositary shares.

The applicable prospectus supplement will describe the terms of each series of preferred stock, including, where applicable, the following:

•	the designation, stated value, liquidation preference and number of shares offered;

•	the offering price or prices;

•	the dividend rate or rates, or method of calculation, the dividend periods, the date on which dividends shall be payable and whether dividends are cumulative or noncumulative and, if cumulative, the dates from which dividends begin to cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange provisions;

•	any voting rights;

•	whether the preferred stock will be issued in certificated or book-entry form;

•	whether the preferred stock will be listed on a national securities exchange;

•	information with respect to any book-entry procedures; and

•	any additional rights, preferences, privileges, limitations and restrictions of the preferred stock which are not inconsistent with the provisions of the certificate of incorporation.

The preferred stock will be, when issued against payment, fully paid and nonassessable. Holders will have no preemptive rights to subscribe for any additional securities which ML&Co. may issue. Unless otherwise

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specified in the applicable prospectus supplement, the shares of each series of preferred stock will rank equally with all other outstanding series of preferred stock issued by ML&Co. as to payment of dividends, other than with respect to cumulation of dividends, and as to the distribution of assets upon liquidation, dissolution, or winding up of ML&Co. As of June 27, 2003, there were 42,500 shares of ML&Co.’s 9% Cumulative Preferred Stock, Series A (the “9% Preferred Stock”) represented by 17,000,000 depositary shares and one Special Voting Share outstanding. See “—Outstanding Preferred Stock”. Each series of preferred stock will rank senior to the common stock, and any other stock of ML&Co. that is expressly made junior to that series of preferred stock.

Unless otherwise specified in the applicable prospectus supplement, Citibank, N.A., will be the transfer agent, dividend disbursing agent and registrar for the shares of the preferred stock.

Because ML&Co. is a holding company, its rights and the rights of holders of its securities, including the holders of preferred stock, to participate in the distribution of assets of any subsidiary of ML&Co. upon its liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors and preferred stockholders, except to the extent ML&Co. may itself be a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.

Dividends and Distributions

Holders of shares of the preferred stock will be entitled to receive, as, if and when declared by the Board of Directors of ML&Co., or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends, cash dividends at the rate set forth in, or calculated in accordance with the formula set forth in, the prospectus supplement relating to the preferred stock being offered.

Dividends on the preferred stock may be cumulative or noncumulative as provided in the applicable prospectus supplement. Dividends on the cumulative preferred stock will accumulate from the date of original issue and will be payable quarterly in arrears on the dates specified in the applicable prospectus supplement. If any date so specified as a dividend payment date is not a business day, declared dividends on the preferred stock will be paid on the immediately succeeding business day, without interest. The applicable prospectus supplement will set forth the applicable dividend period with respect to a dividend payment date. If the Board of Directors of ML&Co. or a duly authorized committee of the Board of Directors, fails to declare a dividend on any series of noncumulative preferred stock for any dividend period, ML&Co. will have no obligation to pay a dividend for that period, whether or not dividends on that series of noncumulative preferred stock are declared for any future dividend period. Unless otherwise specified in the applicable prospectus supplement, dividends on the preferred stock will be payable to record holders as they appear on the stock books of ML&Co. on each record date, not more than 30 nor less than 15 days preceding the applicable payment date, as shall be fixed by the Board of Directors of ML&Co. or a duly authorized committee of the Board of Directors.

No dividends will be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, equally with or junior to any other series of preferred stock for any period unless dividends have been or are contemporaneously declared and paid or declared and a sum sufficient for the payment of those dividends has been set apart for,

•	in the case of cumulative preferred stock, all dividend periods terminating on or before the date of payment of full cumulative dividends, or

•	in the case of noncumulative preferred stock, the immediately preceding dividend period.

When dividends are not paid in full upon any series of preferred stock, and any other preferred stock ranking equally as to dividends with that series of preferred stock, all dividends declared upon shares of that series of preferred stock and any other preferred stock ranking equally as to dividends will be declared pro rata so that the amount of dividends declared per share on that series of preferred stock and any other preferred stock ranking

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equally as to dividends will in all cases bear to each other the same ratio that accrued dividends per share on the shares of that series of preferred stock and the other preferred stock bear to each other. In the case of noncumulative preferred stock, any accrued dividends described in the immediately preceding paragraph will not include any cumulation in respect of unpaid dividends for prior dividend periods.

Except as provided in the immediately preceding paragraph, unless full dividends on all outstanding shares of any series of preferred stock have been declared and paid,

•	in the case of a series of cumulative preferred stock, for all past dividend periods, or

•	in the case of noncumulative preferred stock, for the immediately preceding dividend period,

then:

•	ML&Co. may not declare dividends or pay or set aside for payment or other distribution on any of its capital stock ranking junior to or equally with that series of preferred stock as to dividends or upon liquidation, other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the common stock of ML&Co. or other capital stock of ML&Co. ranking junior to that series of preferred stock as to dividends and upon liquidation, and

•	other than in connection with the distribution or trading of any of its capital stock, ML&Co. may not redeem, purchase or otherwise acquire any of its capital stock ranking junior to or equally with that series of preferred stock as to dividends or upon liquidation, for any consideration or any moneys paid to or made available for a sinking fund for the redemption of any shares of any of its capital stock, except by conversion or exchange for capital stock of ML&Co. ranking junior to that series of preferred stock as to dividends and upon liquidation.

Unless otherwise specified in the applicable prospectus supplement, the amount of dividends payable for any period shorter than a full dividend period shall be computed on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month.

As of June 27, 2003, subsidiaries of ML&Co. had outstanding approximately $2.7 billion of perpetual Trust Originated Preferred SecuritiesSM (“TOPrS”). In connection with the issuance of the TOPrS, ML&Co. has agreed, among other things, that if full distributions on the TOPrS have not been paid or set apart for payment or if ML&Co. is in default of their related guarantee obligations, ML&Co., with certain exceptions, will not declare or pay dividends, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its capital stock, including the preferred stock.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of ML&Co., the holders of the preferred stock will have preference and priority over the common stock of ML&Co. and any other class of stock of ML&Co. ranking junior to the preferred stock upon liquidation, dissolution or winding up, for payments out of or distributions of the assets of ML&Co. or proceeds from any liquidation, whether from capital or surplus, of the amount per share set forth in the applicable prospectus supplement plus all accrued and unpaid dividends, whether or not earned or declared, to the date of final distribution to such holders. After any liquidating payment, the holders of preferred stock will be entitled to no other payments. If, in the case of any liquidation, dissolution or winding up of ML&Co., the assets of ML&Co. or the proceeds from any liquidation should be insufficient to make the full liquidation payment in the amount per share set forth in the applicable prospectus supplement relating to a series of preferred stock, plus all accrued and unpaid dividends on that preferred stock, and liquidating payments on any other preferred stock ranking as to liquidation, dissolution or winding up equally with that preferred stock, then any assets and proceeds will be distributed among the holders of the preferred

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SM	Service mark of Merrill Lynch & Co., Inc.

stock and any other preferred stock ratably in accordance with the respective amounts which would be payable on those shares of preferred stock and any other preferred stock if all amounts payable were paid in full. In the case of noncumulative preferred stock, accrued and unpaid dividends will not include cumulation of unpaid dividends from prior dividend periods. A consolidation or merger of ML&Co. with one or more corporations will not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of ML&Co.

Redemption

If specified in the prospectus supplement relating to a series of preferred stock being offered, ML&Co. may, at its option, at any time or from time to time on not less than 30 nor more than 60 days notice, redeem that series of preferred stock in whole or in part at the redemption prices and on the dates set forth in the applicable prospectus supplement.

If less than all outstanding shares of a series of preferred stock are to be redeemed, the selection of the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of ML&Co. or a duly authorized committee of the Board of Directors to be equitable. From and after the redemption date, unless ML&Co. is in default in providing for the payment of the redemption price, dividends shall cease to accrue on the shares of that series of preferred stock called for redemption and all rights of the holders shall cease, other than the right to receive the redemption price.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as set forth below or as otherwise required by law.

Whenever dividends payable on the preferred stock are in arrears for a number of dividend periods, whether or not consecutive, which in the aggregate is equivalent to six calendar quarters, the holders of outstanding shares of the preferred stock, voting as a class with holders of shares of all other series of preferred stock ranking equally with the preferred stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors on the terms set forth below. These voting rights will continue, in the case of any series of cumulative preferred stock, until all past dividends accumulated on shares of cumulative preferred stock are paid in full and, in the case of noncumulative preferred stock, until all dividends on shares of noncumulative preferred stock are paid in full for at least one calendar year. Upon payment in full of these dividends, the voting rights will terminate except as expressly provided by law. These voting rights are subject to re-vesting in the event of each and every subsequent default in the payment of dividends. Holders of all series of preferred stock which are granted these voting rights and which rank equally with the preferred stock will vote as a class, and, unless otherwise specified in the applicable prospectus supplement, each holder of shares of the preferred stock will have one vote for each share of stock held and each other series will have the number of votes, if any, for each share of stock held as may be granted to them. In the event that the holders of shares of the preferred stock are entitled to vote as described in this paragraph, the Board of Directors of ML&Co. will be increased by two directors, and the holders of the preferred stock will have the exclusive right as members of that class, as outlined above, to elect two directors at the next annual meeting of stockholders.

Upon termination of the right of the holders of the preferred stock to vote for directors as discussed in the preceding paragraph, the term of office of all directors then in office elected by those holders will terminate immediately. Whenever the term of office of the directors elected by those holders ends and the related special voting rights expire, the number of directors will automatically be decreased to the number of directors as would otherwise prevail.

So long as any shares of preferred stock remain outstanding, ML&Co. shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the preferred stock outstanding at the time, voting

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as a class with all other series of preferred stock ranking equally with the preferred stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting:

•	authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking senior to the preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of ML&Co.; or

•	amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of ML&Co.’s restated certificate of incorporation or the certificate of designations of the preferred stock so as to materially and adversely affect any right, preference, privilege or voting power of the preferred stock or the holders of the preferred stock;

provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock, or any increase in the amount of authorized shares of preferred stock, in each case ranking equally with or junior to the preferred stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of ML&Co. will not be deemed to materially and adversely affect these rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if all outstanding shares of preferred stock have been redeemed or sufficient funds have been deposited in trust to effect such a redemption which is scheduled to be consummated within three months after the time that such rights would otherwise be exercisable.

Conversion or Exchange Rights

The prospectus supplement relating to a series of preferred stock that is convertible or exchangeable will state the terms on which shares of that series are convertible or exchangeable into common stock, another series of preferred stock or debt securities.

Outstanding Preferred Stock

As of June 27, 2003, there were 42,500 shares of 9% Preferred Stock represented by 17,000,000 depositary shares and one Special Voting Share outstanding.

9% Preferred Stock

The 9% Preferred Stock has preference over ML&Co.’s common stock and the Series A junior preferred stock issuable under the Rights Plan described under “Description of Common Stock” with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up of ML&Co. Holders of the 9% Preferred Stock do not have any preemptive rights to subscribe for any additional securities which may be issued by ML&Co. Dividends on the 9% Preferred Stock are cumulative and payable quarterly at the rate per annum of 9% of the $10,000 liquidation preference per share. Holders of the 9% Preferred Stock have no voting rights except as set forth above under “—Voting Rights” above. In the event of any voluntary or involuntary liquidation, dissolution or winding up of ML&Co., the holders of outstanding shares of 9% Preferred Stock are entitled to receive out of assets of ML&Co. available for distribution to stockholders a distribution of $10,000 per share, plus accumulated and unpaid dividends, if any. The 9% Preferred Stock is not redeemable before December 30, 2004. On and after that date, the 9% Preferred Stock is redeemable at the option of ML&Co., in whole at any time or from time to time in part, upon not less than 30 nor more than 60 days notice, at a redemption price of $10,000 per share, plus accumulated and unpaid dividends, if any.

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Special Voting Share

In connection with the acquisition of Midland Walwyn Inc. by ML&Co. in August 1998, ML&Co. issued a single share of preferred stock with special voting rights (the “Special Voting Share”), under the terms of a Voting and Exchange Trust Agreement entered into by Merrill Lynch & Co., Canada Ltd. (“ML Canada”), ML&Co. and Montreal Trust Company of Canada, as trustee (the “Voting Trust Agreement”). The Special Voting Share possesses a number of votes equal to the number of exchangeable shares of ML Canada (the “Exchangeable Shares”) issued and outstanding from time to time that are not owned by ML&Co. or its affiliates, which votes may be exercised for the election of directors and on all other matters submitted to a vote of ML&Co.’s stockholders. The holders of ML&Co.’s common stock and the holder of the Special Voting Share vote together as a class on all matters. See “Description of Common Stock—Voting Rights”. The Special Voting Share was issued to the trustee under the Voting Trust Agreement. The holder of the Special Voting Share is not entitled to receive dividends, and, in the event of any liquidation, dissolution or winding up of ML&Co., will receive an amount equal to the par value of the Special Voting Share. When the Special Voting Share has no votes attached to it because there are no Exchangeable Shares outstanding not owned by ML&Co. or any of its affiliates, the Special Voting Share will cease to have any rights.

DESCRIPTION OF DEPOSITARY SHARES

ML&Co. may issue depositary receipts evidencing depositary shares, each of which will represent a fraction of a share of preferred stock. ML&Co. will deposit shares of preferred stock of each class or series represented by depositary shares under deposit agreements to be entered into among ML&Co., a bank or trust company, as depositary, and the holders from time to time of the depositary receipts. A copy of the form of deposit agreement, including the form of certificates representing the depositary receipts, is filed as an exhibit to the registration statement of which this prospectus is a part. The following summaries of the material provisions of the deposit agreements and the depositary receipt certificates are not complete, are subject to, and are qualified in their entirety by reference to, all the provisions of the deposit agreement and the depositary receipt certificates, respectively, including the definitions of terms.

Terms of the Depositary Shares

Depositary receipts issued under the applicable deposit agreement will evidence the depositary shares. Immediately following the issuance and delivery of the preferred stock by ML&Co. to the depositary, ML&Co. will cause the depositary to issue, on behalf of ML&Co., the depositary receipts. Subject to the terms of the applicable deposit agreement, each holder of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the applicable depositary shares, to all the rights and preferences of the preferred stock being represented, including dividend, voting, conversion, redemption and liquidation rights, all as will be set forth in the prospectus supplement relating to the depositary shares being offered.

The depositary shares will have the dividend, liquidation, redemption, voting and conversion or exchange rights set forth below unless otherwise specified in the applicable prospectus supplement. The applicable prospectus supplement will describe the terms of the specific issue of the depositary shares being offered, the deposit agreement relating to the depositary shares and the depositary receipts evidencing the depositary shares, including the following:

•	the designation, stated value and liquidation preference of the depositary shares and the number of shares offered;

•	the offering price or prices;

•	the dividend rate or rates, or method of calculation, the dividend periods, the dates on which dividends will be payable and whether dividends are cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to cumulate;

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•	any redemption or sinking fund provisions;

•	any conversion or exchange provisions;

•	any material risk factors relating to the depositary shares;

•	the identity of the depositary; and

•	any other terms of the depositary shares which are not inconsistent with the provisions of the deposit agreement.

Book-Entry Procedures

Except as may otherwise be provided in the applicable prospectus supplement, the depositary shares will be evidenced by global depositary receipts, registered in the name of a depositary or its nominee. In that case, beneficial owners will not be entitled to receive depositary receipts evidencing their depositary shares unless the depositary is unwilling or unable to continue as depositary or ML&Co. decides to have the depositary shares represented by separate depositary receipts. A beneficial owner’s interest in depositary shares will be recorded on or through the records of the brokerage firm or other entity that maintains the beneficial owner’s account. In turn, the total number of depositary shares held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of the brokerage firm or its agent. Transfer of ownership of depositary shares will be effected only through the selling beneficial owner’s brokerage firm.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders, subject to the obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

In the event of a distribution in respect of the preferred stock other than in cash, the depositary will distribute property it receives to the record holders of the depositary shares, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary, unless the depositary, after consultation with ML&Co., determines that it is not feasible to make the distribution, in which case the depositary may, with the approval of ML&Co., sell any property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the corporate trust office of the depositary, the holder of the depositary shares will be entitled to delivery, at the corporate trust office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever ML&Co. redeems shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, provided ML&Co. has paid in full to the depositary the redemption price of the preferred stock to be

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redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares called for redemption will cease, except the right to receive any moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of preferred stock represented by the depositary shares in accordance with those instructions, and ML&Co. will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Exchange of Preferred Stock

Whenever ML&Co. exchanges all of the shares of a series of preferred stock held by the depositary for debt securities, common stock or other shares of preferred stock, the depositary will exchange as of the same exchange date the number of depositary shares representing all of the shares of the preferred stock so exchanged for debt securities, common stock or other shares of preferred stock, provided ML&Co. has issued and deposited with the depositary, debt securities, common stock or other shares of preferred stock, as applicable, for all of the shares of the preferred stock to be exchanged. The exchange rate per depositary share will be equal to the exchange rate per share of preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share, plus all money and other property, if any, represented by those depositary shares, including all amounts paid by ML&Co. in respect of dividends which on the exchange date have accumulated on the shares of preferred stock to be so exchanged and have not already been paid.

Conversion of Preferred Stock

The depositary shares are not convertible or exchangeable into common stock or any other securities or property of ML&Co. Nevertheless, if so specified in the applicable prospectus supplement, each depositary receipt may be surrendered by its holder to the depositary with written instructions to the depositary to instruct ML&Co. to cause conversion or exchange of the preferred stock represented by the depositary shares evidenced by that depositary receipt into whole shares of common stock, other shares of preferred stock or debt securities of ML&Co. ML&Co. has agreed that upon the receipt of any instructions to convert or exchange any depositary shares and the payment of any fees or other amounts applicable to any conversion or exchange, it will convert or exchange the depositary shares using the same procedures as those provided for delivery of preferred stock to effect conversions or exchange. If the depositary shares represented by a depositary receipt are converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not converted or exchanged.

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Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between ML&Co. and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the depositary shares then outstanding. No amendment to the form of depositary receipt or any provision of the deposit agreement relating to or affecting rights to receive dividends or distributions or voting, redemption or conversion rights will be effective unless approved by the holders of at least two-thirds of the depositary shares then outstanding.

ML&Co. may terminate the deposit agreement at any time upon 60 days prior written notice to the depositary, in which case the depositary will deliver to the record holders, upon surrender of the depositary receipts, the number of whole or fractional shares of preferred stock as is represented by those depositary receipts. The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed,

•	all shares of preferred stock deposited with the depositary in accordance with the terms of the deposit agreement and all money and other property relating to those shares of preferred stock have been withdrawn in accordance with the terms of the deposit agreement, or

•	there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of ML&Co. and the distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

ML&Co. will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. ML&Co. will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. Holders of depositary receipts will pay transfer and other taxes and governmental charges and any other charges that are expressly provided in the deposit agreement to be for their accounts. The depositary may refuse to effect any transfer of a depositary receipt or any withdrawals of preferred stock evidenced by a depositary receipt until all taxes and charges with respect to the depositary receipt or preferred stock are paid by their holders.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to ML&Co. notice of its election to do so, and ML&Co. may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon ML&Co.’s appointment of a successor depositary, which must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

The depositary will forward to holders of depositary receipts all reports and communications received from ML&Co. and the depositary and which ML&Co. is required to furnish to holders of the related underlying preferred stock. The depositary will also, promptly after its receipt, transmit to the holders of depositary receipts, copies of all notices and reports required by law, the rules of any national securities exchange or ML&Co.’s restated certificate of incorporation to be furnished to the record holders of depositary receipts.

Limitation of Liability

Neither the depositary nor ML&Co. will assume any obligation or be subject to any liability under the deposit agreement to holders of depositary receipts other than for negligence, willful misconduct or bad faith.

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The depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or any shares of preferred stock unless it is furnished with satisfactory indemnification. ML&Co. and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine. Neither the depositary nor ML&Co. will be liable if it is prevented from or delayed, by law, by provision of ML&Co.’s restated certificate of incorporation or any circumstances beyond its control, in performing its obligations under the deposit agreement.

DESCRIPTION OF PREFERRED STOCK WARRANTS

ML&Co. may issue warrants for the purchase of preferred stock (“Preferred Stock Warrants”). Each series of Preferred Stock Warrants is to be issued under a preferred stock warrant agreement to be entered into between ML&Co. and a bank or trust company, as preferred stock warrant agent, as described in the applicable prospectus supplement relating to the Preferred Stock Warrants being offered. A copy of the form of preferred stock warrant agreement, including the form of warrant certificates representing the Preferred Stock Warrants, is filed as an exhibit to the registration statement of which this prospectus is a part. The following summaries of the material provisions of the preferred stock warrant agreement and preferred stock warrant certificates are not complete and are subject to and are qualified in their entirety by reference to, all the provisions of the preferred stock warrant agreement and the preferred stock warrant certificates, respectively, including the definitions of terms.

Terms of the Preferred Stock Warrants

The applicable prospectus supplement will describe the terms of the specific issue of Preferred Stock Warrants being offered, the preferred stock warrant agreement relating to the Preferred Stock Warrants and the preferred stock warrant certificates representing the Preferred Stock Warrants, including the following:

•	the offering price or prices;

•	designation, aggregate number and terms of the series of preferred stock that may be purchased upon exercise of the Preferred Stock Warrants and the minimum number of Preferred Stock Warrants that are exercisable;

•	any designation and terms of the securities with which the Preferred Stock Warrants are being offered and the number of Preferred Stock Warrants being offered with each Security;

•	any date on and after which the Preferred Stock Warrants and the related securities will be transferable separately;

•	the number and stated values of the series of preferred stock that may be purchased upon exercise of each Preferred Stock Warrant and the price at which the shares of preferred stock of that series may be purchased upon exercise, and events or conditions under which the number of shares that may be purchased may be adjusted;

•	the date on which the right to exercise the Preferred Stock Warrants will begin and the date on which the right to exercise will expire;

•	any circumstances that will cause the Preferred Stock Warrants to be deemed to be automatically exercised;

•	any material risk factors relating to the Preferred Stock Warrants;

•	the identity of the preferred stock warrant agent; and

•	any other terms of the Preferred Stock Warrants which are not inconsistent with the provisions of the preferred stock warrant agreement.

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Holders may exchange preferred stock warrant certificates for new preferred stock warrant certificates of different denominations, may, if in registered form, present for registration of transfer, and may exercise the Preferred Stock Warrants, at the corporate trust office of the preferred stock warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of any Preferred Stock Warrant, a holder will not have the rights of a holder of shares of the preferred stock that may be purchased upon exercise of the Preferred Stock Warrant, including the right to receive payment of dividends, if any, on the underlying preferred stock or the right to vote the underlying preferred stock.

Prospective purchasers of Preferred Stock Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Preferred Stock Warrants. The prospectus supplement relating to any issue of Preferred Stock Warrants will describe these considerations.

Book-Entry Procedures

Except as may otherwise be provided in the applicable prospectus supplement, the Preferred Stock Warrants will be issued in the form of global preferred stock warrant certificates, registered in the name of a depositary or its nominee. In that case, beneficial owners will not be entitled to receive definitive certificates representing Preferred Stock Warrants unless the depositary is unwilling or unable to continue as depositary, specified events of bankruptcy or insolvency occur with respect to ML&Co. or ML&Co. decides to have the Preferred Stock Warrants represented by definitive certificates. A beneficial owner’s interest in a Preferred Stock Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains the beneficial owner’s account. In turn, the total number of Preferred Stock Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of the brokerage firm or its agent. Transfer of ownership of any Preferred Stock Warrant will be effected only through the selling beneficial owner’s brokerage firm.

Exercise of Preferred Stock Warrants

Each Preferred Stock Warrant will entitle its holder to purchase a number of shares of preferred stock at the exercise price described in the applicable prospectus supplement. After the close of business on the date the right to exercise the Preferred Stock Warrants expires, or any later date if extended by ML&Co., unexercised Preferred Stock Warrants will become void.

Holders may exercise the Preferred Stock Warrants in the manner set forth in the applicable prospectus supplement. Upon receipt of payment and a properly completed and duly executed preferred stock warrant certificate at the corporate trust office of the preferred stock warrant agent or any other office indicated in the applicable prospectus supplement, ML&Co. will, as soon as practicable, issue and deliver the shares of preferred stock purchased upon exercise. If less than all of the Preferred Stock Warrants represented by any preferred stock warrant certificate are exercised, ML&Co. will issue a new preferred stock warrant certificate for the remaining number of Preferred Stock Warrants.

Listing

ML&Co. may list an issue of Preferred Stock Warrants on a national securities exchange. Any listing will be specified in the applicable prospectus supplement.

Modifications

ML&Co. and the preferred stock warrant agent may amend any preferred stock warrant agreement and the terms of the related Preferred Stock Warrants, without the consent of the holders of the Preferred Stock Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision, or in any other manner which ML&Co. may deem necessary or desirable and which will not materially and adversely affect the interests of the preferred stock warrantholders.

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ML&Co. and the preferred stock warrant agent also may amend any preferred stock warrant agreement and the terms of the related Preferred Stock Warrants, with the consent of the holders of not less than a majority in number of the then outstanding unexercised Preferred Stock Warrants affected by the amendment. However, without the consent of each of the preferred stock warrantholders affected, no amendment will be effective that:

•	shortens the period of time during which the Preferred Stock Warrants may be exercised;

•	otherwise materially and adversely affects the exercise rights of the preferred stock warrantholders; or

•	reduces the number of outstanding Preferred Stock Warrants the consent of whose holders is required to approve an amendment of the preferred stock warrant agreement or the terms of the related Preferred Stock Warrants.

Enforceability of Rights by Preferred Stock Warrantholders

Any preferred stock warrantholder may, without the consent of the related preferred stock warrant agent, enforce by appropriate legal action, in and of its own behalf, its right to exercise its Preferred Stock Warrants.

DESCRIPTION OF COMMON STOCK

The following description sets forth the general terms of common stock which ML&Co. may issue. The description set forth below and in any prospectus supplement is not complete, is subject to, and is qualified in its entirety by reference to, ML&Co’s restated certificate of incorporation which is filed as an exhibit to the registration statement of which this prospectus is a part.

Terms of the Common Stock

Under ML&Co.’s restated certificate of incorporation, ML&Co. is authorized to issue up to 3,000,000,000 shares of common stock, par value $1.33 1/3 per share. As of August 1, 2003, there were 935,038,958 shares of common stock and 3,113,596 Exchangeable Shares outstanding. The Exchangeable Shares are exchangeable at any time into common stock on a one-for-one basis and entitle holders to dividend, voting and other rights equivalent to common stock. The common stock is traded on the New York Stock Exchange under the symbol “MER” and also on the Chicago Stock Exchange, the Pacific Exchange, the Paris Bourse, the London Stock Exchange and the Tokyo Stock Exchange.

The common stock has the dividend, voting, liquidation and preemptive rights set forth below unless otherwise specified in the prospectus supplement being used to offer the common stock. The applicable prospectus supplement will describe the terms of the common stock including, where applicable, the following:

•	the number of shares to be offered;

•	the offering price or prices;

•	to the extent permitted by applicable law, whether the common stock will be issued in certificated or book-entry form;

•	information with respect to any book-entry procedures; and

•	any additional terms of the common stock which are not inconsistent with the provisions of ML&Co.’s restated certificate of incorporation.

The common stock will be, when issued against payment therefor, fully paid and nonassessable. Holders of the common stock will have no preemptive rights to subscribe for any additional securities which may be issued by ML&Co. The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that has been issued and may be issued in the future. As of June 27, 2003,

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17,000,000 depositary shares, each representing a one-four-hundredth interest in a share of 9% Preferred Stock, and one Special Voting Share were outstanding. See “Description of Preferred Stock—Outstanding Preferred Stock” for a description of that preferred stock. The Board of Directors of ML&Co. may issue additional shares of preferred stock to obtain additional financing, in connection with acquisitions, to officers, directors and employees of ML&Co. and its subsidiaries pursuant to benefit plans or otherwise and for other proper corporate purposes.

ML&Co. is the principal transfer agent for the common stock.

Because ML&Co. is a holding company, its rights, and the rights of holders of its securities, including the holders of common stock, to participate in the distribution of assets of any subsidiary of ML&Co. upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors and preferred stockholders, except to the extent ML&Co. may itself be a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.

Dividends

ML&Co. may pay dividends on the common stock out of funds legally available for the payment of dividends as, if and when declared by the Board of Directors of ML&Co. or a duly authorized committee of the Board of Directors.

As of June 27, 2003, subsidiaries of ML&Co. had outstanding approximately $2.7 billion of perpetual TOPrS. In connection with the issuance of the TOPrS, ML&Co. has agreed, among other things, that if full distributions on the TOPrS have not been paid or set apart for payment or ML&Co. is in default of its related guarantee obligations, ML&Co., with certain exceptions, will not declare or pay dividends, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its capital stock, including the common stock.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution, or winding up of ML&Co., the holders of its common stock will be entitled to receive, after payment of all of its debts, liabilities and of all sums to which holders of any preferred stock may be entitled, all of the remaining assets of ML&Co.

Voting Rights

Except as described under “Description of Preferred Stock—Outstanding Preferred Stock”, the holders of the common stock currently possess exclusive voting rights in ML&Co. The Board of Directors of ML&Co. may, however, give voting power to any preferred stock which may be issued in the future. Each holder of common stock is entitled to one vote per share with respect to all matters. There is no cumulative voting in the election of directors. Actions requiring approval of stockholders generally require approval by a majority vote of outstanding shares.

The Board of Directors of ML&Co. is currently comprised of 11 directors, divided into three classes, the precise number of members to be fixed from time to time by the Board of Directors. The directors of the class elected at each annual election hold office for a term of three years, with the term of each class expiring at successive annual meetings of stockholders.

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Rights to Purchase Series A Junior Preferred Stock

Under the Amended and Restated Rights Agreement, adopted on December 2, 1997 (the “Rights Agreement”), preferred purchase rights were distributed to holders of common stock. The preferred purchase rights are attached to each outstanding share of common stock and will attach to all subsequently issued shares, including common stock that may be offered by ML&Co. pursuant to an applicable prospectus supplement. The preferred purchase rights entitle the holder to purchase fractions of a share (“Units”) of Series A junior preferred stock at an exercise price of $300 per Unit, subject to adjustment from time to time as provided in the Rights Agreement. The exercise price and the number of Units issuable are subject to adjustment to prevent dilution.

The preferred purchase rights will separate from the common stock ten days following the earlier of:

•	an announcement of an acquisition by a person or group of 15% or more of the outstanding common stock of ML&Co.; or

•	the commencement of a tender or exchange offer for 15% or more of the shares of common stock of ML&Co. outstanding.

If, after the preferred purchase rights have separated from the common stock,

•	ML&Co. is the surviving corporation in a merger with an acquiring party,

•	a person becomes the beneficial owner of 15% or more of the common stock,

•	an acquiring party engages in one or more defined “self-dealing” transactions, or

•	an event occurs which results in such acquiring party’s ownership interest being increased by more than 1%,

then, in each case, each holder of a preferred purchase right will have the right to purchase Units of Series A junior preferred stock having a value equal to two times the exercise price of the preferred purchase right. In addition, preferred purchase rights held by or transferred in certain circumstances by an acquiring party may immediately become void.

In the event that, at any time,

•	ML&Co. is acquired in a merger or other business combination transaction and ML&Co. is not the surviving corporation,

•	any person consolidates or merges with ML&Co. and all or part of ML&Co.’s common stock is converted or exchanged for securities, cash or property of any other person or

•	50% or more of ML&Co.’s assets or earning power is sold or transferred,

each holder of a right will have the right to purchase common stock of the acquiring party having a value equal to two times the exercise price of the preferred purchase right.

The preferred purchase rights expire on December 2, 2007. The preferred purchase rights are redeemable at the option of a majority of the independent directors of ML&Co. at $.01 per right at any time until the tenth day following an announcement of the acquisition of 15% or more of the common stock.

The foregoing provisions of the Rights Agreement may have the effect of delaying, deferring or preventing a change in control of ML&Co.

The certificate of designations of the Series A junior preferred stock provides that the holders of Units of the Series A junior preferred stock will be entitled to receive quarterly dividends in an amount to be determined in accordance with the formula set forth in the certificate of designations. These dividend rights are cumulative. The

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Series A junior preferred stock rank junior in right of payment of dividends to the 9% Preferred Stock and to all other preferred stock issued by ML&Co., unless the terms of any other preferred stock provide otherwise. The holders of Units of the Series A junior preferred stock will have one vote per Unit on all matters submitted to the stockholders of ML&Co., subject to adjustment. If at any time dividends on any Units of the Series A junior preferred stock are in arrears for a number of periods, whether or not consecutive, which in the aggregate is equivalent to six calendar quarters, then during that period of default, the holders of all Units, voting separately as a class, will have the right to elect two directors to the Board of Directors of ML&Co. Additionally, whenever quarterly dividends or other dividends or distributions payable on the Series A junior preferred stock are in arrears, ML&Co. shall not, among other things, declare or pay dividends on or make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares or capital stock of ML&Co. which ranks junior in right of payment to the Series A junior preferred stock, including the common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of ML&Co., the holders of outstanding Units of the Series A junior preferred stock will be entitled to receive a distribution in an amount to be determined in accordance with the formula set forth in the certificate of designations before the payment of any distribution to the holders of common stock. The Units of Series A junior preferred stock are not redeemable. As of the date of this prospectus, there are no shares of Series A junior preferred stock outstanding.

Material Charter Provisions

ML&Co.’s restated certificate of incorporation provides that, except under specified circumstances, ML&Co. may not merge or consolidate with any one or more corporations, joint-stock associations or non-stock corporations; sell, lease or exchange all or substantially all of its property and assets or dissolve without the affirmative vote of two-thirds of the entire Board of Directors of ML&Co. and the holders of a majority of the outstanding shares of common stock entitled to vote. Additionally, ML&Co.’s restated certificate of incorporation provides that specified business combinations involving ML&Co. and an interested stockholder or an affiliate or associate of that stockholder must be approved by 80% of the voting power of the outstanding shares of capital stock of ML&Co. entitled to vote generally in the election of directors. The vote of 80% of the voting power of the voting stock referred to in the immediately preceding sentence is required for amendment of these provisions. ML&Co.’s restated certificate of incorporation also provides that only the Board of Directors of ML&Co. has the authority to call special stockholder meetings.

The foregoing provisions of ML&Co.’s restated certificate of incorporation may have the effect of delaying, deferring or preventing a change in control of ML&Co.

DESCRIPTION OF COMMON STOCK WARRANTS

ML&Co. may issue warrants for the purchase of common stock (“Common Stock Warrants”). Each series of Common Stock Warrants will be issued under a common stock warrant agreement to be entered into between ML&Co. and a bank or trust company, as common stock warrant agent, all as set forth in the applicable prospectus supplement. A copy of the form of common stock warrant agreement, including the form of warrant certificates representing the Common Stock Warrants, reflecting the provisions to be included in the common stock warrant agreements that will be entered into with respect to particular offerings of Common Stock Warrants, is filed as an exhibit to the registration statement of which this prospectus is a part. The following summaries of the material provisions of the common stock warrant agreement and common stock warrant certificates are not complete, are subject to, and are qualified in their entirety by reference to, all of the provisions of the common stock warrant agreement and the common stock warrant certificates, including the definitions of terms.

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Terms of the Common Stock Warrants

The applicable prospectus supplement will describe the terms of the Common Stock Warrants being offered, the common stock warrant agreement relating to the Common Stock Warrants and the common stock warrant certificates, including the following:

•	the offering price or prices;

•	the aggregate number of shares of common stock that may be purchased upon exercise of the Common Stock Warrants and minimum number of Common Stock Warrants that are exercisable;

•	the number of securities, if any, with which the Common Stock Warrants are being offered and the number of the Common Stock Warrants being offered with each security;

•	the date on and after which the Common Stock Warrants and the related securities, if any, will be transferable separately;

•	the number of shares of common stock purchasable upon exercise of each Common Stock Warrant, the price at which the common stock may be purchased, and events or conditions under which the number of shares purchasable may be adjusted;

•	the date on which the right to exercise the Common Stock Warrants will begin and the date on which the right to exercise will expire;

•	the circumstances, if any, which will cause the Common Stock Warrants to be deemed to be automatically exercised;

•	any material risk factors relating to the Common Stock Warrants;

•	the identity of the common stock warrant agent; and

•	any other terms of the Common Stock Warrants which are not inconsistent with the provisions of the common stock warrant agreement.

Holders may exchange common stock warrant certificates for new common stock warrant certificates of different denominations, may, if in registered form, present for registration of transfer, and may exercise the Common Stock Warrants, at the corporate trust office of the common stock warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of any Common Stock Warrants to purchase common stock, holders of the Common Stock Warrants will not have any rights of holders of common stock purchasable upon exercise of the Common Stock Warrants, including the right to receive payments of dividends, if any, on the common stock purchasable upon any exercise or the right to vote the underlying common stock.

Prospective purchasers of Common Stock Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Common Stock Warrants. The prospectus supplement relating to any issue of Common Stock Warrants will describe these considerations.

Book-Entry Procedures

Except as may otherwise be provided in the applicable prospectus supplement, the Common Stock Warrants will be issued in the form of global common stock warrant certificates, registered in the name of a depositary or its nominee. In that case, beneficial owners will not be entitled to receive definitive certificates representing Common Stock Warrants unless the depositary is unwilling or unable to continue as depositary, certain specified events of bankruptcy or insolvency occur with respect to ML&Co. or ML&Co. decides to have the Common Stock Warrants represented by definitive certificates. A beneficial owner’s interest in a Common Stock Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains a beneficial owner’s account. In turn, the total number of Common Stock Warrants held by an individual brokerage firm for

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its clients will be maintained on the records of the depositary in the name of the brokerage firm or its agent. Transfer of ownership of any Common Stock Warrant will be effected only through the selling beneficial owner’s brokerage firm.

Exercise of Common Stock Warrants

Each Common Stock Warrant will entitle its holder to purchase a specific number of shares of common stock at the exercise price described in the applicable prospectus supplement. After the close of business on the date the right to exercise the Common Stock Warrants expires, or any later date if extended by ML&Co., unexercised Common Stock Warrants will become void.

Common Stock Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and a properly completed and duly executed common stock warrant certificate at the corporate trust office of the common stock warrant agent or any other office indicated in the applicable prospectus supplement, ML&Co. will, as soon as practicable, issue and deliver the shares of common stock purchased upon exercise. If less than all of the Common Stock Warrants represented by any common stock warrant certificate are exercised, a new common stock warrant certificate will be issued for the remaining Common Stock Warrants.

Listing

ML&Co. may list an issue of Common Stock Warrants on a national securities exchange. Any listing will be specified in the applicable prospectus supplement.

Modifications

ML&Co. and the common stock warrant agent may amend any common stock warrant agreement and the terms of the related Common Stock Warrants, without the consent of the holders of the Common Stock Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision, or in any other manner which ML&Co. may deem necessary or desirable and which will not materially and adversely affect the interests of the common stock warrantholders.

ML&Co. and the common stock warrant agent also may amend any common stock warrant agreement and the terms of the related Common Stock Warrants, with the consent of the holders of not less than a majority in number of the then outstanding unexercised Common Stock Warrants affected by amendment. However, without the consent of each of the common stock warrantholders affected, no amendment will be effective that:

•	shortens the period of time during which the Common Stock Warrants may be exercised;

•	otherwise materially and adversely affects the exercise rights of the common stock warrantholders; or

•	reduces the number of outstanding Common Stock Warrants the consent of whose holders is required to approve an amendment of the common stock warrant agreement or the terms of the related Common Stock Warrants.

Enforceability of Rights by Common Stock Warrantholders

Any common stock warrantholder may, without the consent of the related common stock warrant agent, enforce by appropriate legal action, in and for its own behalf, its right to exercise its Common Stock Warrant.

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PLAN OF DISTRIBUTION

ML&Co. may sell securities:

•	to the public through MLPF&S, or through a group of underwriters managed or co-managed by, one or more underwriters, including MLPF&S,

•	through MLPF&S as agent, or

•	directly to purchasers.

Any at the market offering of common stock will be through MLPF&S, acting as principal or as agent for ML&Co. The prospectus supplement with respect to the securities of a particular series describes the terms of the offering of the securities, including the name of the agent or the name or names of any underwriters, the public offering or purchase price, whether the underwriters will purchase on a firm commitment or best efforts basis, any discounts and commissions to be allowed or paid to the agent or underwriters, all other items constituting underwriting compensation, any discounts and commissions to be allowed or paid to dealers and any exchanges on which the securities will be listed. Only the agents or underwriters so named in the prospectus supplement are agents or underwriters in connection with the securities being offered. Under certain circumstances, ML&Co. may repurchase securities and reoffer them to the public as set forth above. ML&Co. may also arrange for repurchases and resales of the securities by dealers.

If so indicated in the prospectus supplement, ML&Co. will authorize underwriters to solicit offers by certain institutions to purchase debt securities from ML&Co. pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and, unless ML&Co. otherwise agrees, the aggregate principal amount of debt securities sold pursuant to the contracts shall not be more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to the approval of ML&Co. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the debt securities covered under that contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject.

ML&Co. has agreed to indemnify any agent or underwriters against certain civil liabilities, including liabilities under the Securities Act or contribute to payments any agent or underwriters may be required to make.

MLPF&S may use this prospectus for offers and sales related to market-making transactions in the Notes. MLPF&S may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of the sale.

MLPF&S, a broker-dealer subsidiary of ML&Co., is a member of the National Association of Securities Dealers, Inc. and will participate in distributions of the securities. Accordingly, offerings of the securities will conform to the requirements of Rule 2720 of the Conduct Rules of the NASD.

In no event will the commission or discount received by any NASD member or independent broker-dealer participating in a distribution of securities exceed eight percent of the aggregate principal amount of the offering of securities in which such NASD member or independent broker-dealer participates.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC’s web site at http://www.sec.gov. The address of the SEC’s Internet site is provided solely for the information of prospective investors and is not intended to be an active link. You may also read and copy any document we file by visiting the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

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We have filed a registration statement on Form S-3 with the SEC covering the securities described in this prospectus and other securities. For further information on ML&Co. and these securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them, which means:

•	incorporated documents are considered part of the prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act (other than information in the documents that is deemed not to be filed):

•	annual report on Form 10-K for the year ended December 27, 2002;

•	quarterly reports on Form 10-Q for the periods ended March 28, 2003 and June 27, 2003; and

•	current reports on Form 8-K dated December 30, 2002, January 22, 2003, January 31, 2003, February 20, 2003, February 25, 2003, February 27, 2003, February 28, 2003, March 18, 2003, March 27, 2003, March 28, 2003, April 3, 2003, April 29, 2003, May 1, 2003, May 2, 2003, May 7, 2003, May 30, 2003, June 3, 2003, June 10, 2003, June 27, 2003, July 2, 2003, July 3, 2003, July 15, 2003, July 29, 2003, August 1, 2003, August 5, 2003, August 18, 2003, August 29, 2003, September 3, 2003, September 17, 2003, September 23, 2003, September 30, 2003, October 1, 2003, October 3, 2003 and October 14, 2003.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this registration statement and before the effectiveness of the registration statement (other than information in the documents that is deemed not to be filed):

•	reports filed under Section 13(a) and (c) of the Exchange Act;

•	definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders’ meeting; and

•	any reports filed under Section 15(d) of the Exchange Act.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits not specifically incorporated by reference into the filing), at no cost, by contacting us in writing or by telephone at the following address: Mr. Lawrence M. Egan, Jr., Corporate Secretary’s Office, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038, Telephone (212) 670-0432.

40

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 27, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method for goodwill amortization to conform to Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited condensed consolidated financial statements for the periods ended March 28, 2003 and March 29, 2002 and June 27, 2003 and June 28, 2002, which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for reviews of such information. However, as stated in their reports included in Merrill Lynch & Co., Inc. and subsidiaries’ Quarterly Reports on Form 10-Q for the quarters ended March 28, 2003 and June 27, 2003 and incorporated by reference herein, they did not audit and they do not express opinions on those unaudited condensed consolidated financial statements. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited condensed consolidated financial statements because such reports are not “reports” or “parts” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

41

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.

Subject to Completion

Preliminary Prospectus dated October 17, 2003

PROSPECTUS

Merrill Lynch & Co., Inc.

Structured Yield Product Exchangeable for Stock SM

STRYPES SM

Offering of the STRYPES:	Distributions at Maturity:

•      We will offer from time to time our STRYPES,

         which are senior debt securities of ML&Co. that

         are exchangeable into the common stock or other

         securities of an unaffiliated company.

•      We will offer the STRYPES in series and on

         terms determined by market conditions at the time

         of sale. We will describe these terms in the

         prospectus supplement used to offer the specific

         series of STRYPES.

•      Each series of STRYPES may be listed on a

         national securities exchange described in the

         prospectus supplement.

•      On the stated maturity date of each series of

         STRYPES, or any earlier date described in the

         applicable prospectus supplement, we will pay

         and discharge the STRYPES by delivering to

         you a number of shares of common stock or

         other securities of an unaffiliated company or

         property determined in accordance with a

         payment formula all as described in the

         prospectus supplement.

•      Instead of delivering shares of common stock or

         other securities or property, we may deliver cash,

         or a combination of cash and the common stock

         or other securities, with an equal value.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.

The date of this prospectus is                         , 2003.

SM Service mark of Merrill Lynch & Co., Inc.

MERRILL LYNCH & CO., INC.

We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Investment Managers, L.P., Merrill Lynch Investment Managers Limited, Merrill Lynch Bank U.S.A., Merrill Lynch Bank & Trust Co., Merrill Lynch International Bank Limited, Merrill Lynch Japan Securities Co., Ltd., Merrill Lynch Canada, Inc. and Merrill Lynch Insurance Group, Inc., provides investment, financing, advisory, insurance, and related products and services on a global basis, including:

•	securities brokerage, trading and underwriting;

•	investment banking, strategic services (including mergers and acquisitions) and other corporate finance advisory activities;

•	wealth management products and services, including financial, retirement and generational planning;

•	asset management and investment advisory services;

•	origination, brokerage, dealer and related activities in swaps, options, forwards, exchange-traded futures, other derivatives and foreign exchange products;

•	securities clearance, settlement financing services and prime brokerage;

•	equity, debt, foreign exchange and economic research;

•	private equity and other principal investment activities;

•	banking, trust and lending services, including deposit taking, commercial and mortgage lending and related services;

•	insurance and annuity sales and annuity underwriting services; and

•	investment advisory and related recordkeeping services.

We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

If you want to find more information about us, please see the sections entitled “Where You Can Find More Information” and “Incorporation of Information We File with the SEC” in this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the STRYPES for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific issue of STRYPES. Our general corporate purposes may include financing the activities of our subsidiaries, financing our assets and those of our subsidiaries, lengthening the average maturity of our borrowings and financing acquisitions. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our growth, through acquisitions or otherwise, or to lengthen the average maturity of our borrowings. To the extent that STRYPES being purchased for resale by our subsidiary Merrill Lynch, Pierce, Fenner & Smith Incorporated, referred to in this prospectus as MLPF&S, are not resold, the aggregate proceeds that we and our subsidiaries would receive would be reduced.

2

RATIO OF EARNINGS TO FIXED CHARGES

In July 2000, ML&Co. acquired Herzog, Heine, Geduld, Inc. (“Herzog”) through an exchange offer followed by a merger of a wholly-owned subsidiary of ML&Co. with and into Herzog. The merger was accounted for as a pooling-of-interests under generally accepted accounting principles in the United States of America. The following information for the fiscal years 1998 and 1999 has been restated by the management of ML&Co. to give effect to the merger.

The following table sets forth our ratios of earnings to fixed charges for the periods indicated:

	Year Ended Last Friday in December					For the Six Months Ended June 27, 2003
	1998	1999	2000	2001	2002
Ratio of earnings to fixed charges	1.1	1.3	1.3	1.1	1.4	1.6
Ratio of earnings to combined fixed charges and preferred stock dividends	1.1	1.3	1.3	1.1	1.3	1.6

For the purpose of calculating the ratio of earnings to fixed charges, “earnings” consist of earnings from continuing operations before income taxes and fixed charges, excluding amortization of capitalized interest and preferred security dividend requirements. “Fixed charges” consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries and capitalized interest.

DESCRIPTION OF THE STRYPES

Each issue of STRYPES will be a series of senior debt securities of ML&Co. to be issued under an indenture (the “1983 Indenture”), dated as of April 1, 1983, as amended and restated, between ML&Co. and JPMorgan Chase Bank, as trustee. For each series of STRYPES, ML&Co. and the trustee will enter into a supplemental indenture which will further amend and supplement the 1983 Indenture. Any supplemental indenture relating to a specific series of STRYPES and the 1983 Indenture are collectively referred to as the indenture. The following summary of the material provisions of the indenture is not complete and is qualified in its entirety by reference to the indenture.

Terms of the STRYPES

The supplemental indenture will provide that ML&Co. may issue STRYPES of the related series from time to time under the indenture, up to a specified aggregate issue price, upon the satisfaction of certain conditions before issuance. The supplemental indenture will establish the terms of the related series of STRYPES, including:

•	the issue price per STRYPES;

•	the date on which the STRYPES will mature;

•	the consideration deliverable or payable with respect to each STRYPES, whether at maturity or upon earlier acceleration, and the formula or other method by which the amount of any consideration deliverable or payable will be determined;

•	any fixed or variable rate or rates per annum;

•	the interest payment dates;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	any sinking fund requirements;

•	whether the STRYPES are denominated or provide for payment in United States dollars or a foreign currency or units of two or more foreign currencies;

•	whether and under what circumstances ML&Co. will pay additional amounts (“Additional Amounts”) under any STRYPES held by a person who is not a U.S. person for specified taxes, assessments or

3

other governmental charges and whether ML&Co. has the option to redeem the affected STRYPES rather than pay any Additional Amounts;

•	the title and series designation;

•	whether the STRYPES are to be issued in global form;

•	the obligation of ML&Co. to pay and discharge the STRYPES at maturity by delivery of a number of shares of common stock or other securities or property (the “Underlying Securities”) of an unaffiliated corporation or cash or a combination of cash and Underlying Securities with an equal value;

•	the formula or other method by which the consideration deliverable or payable at maturity of the STRYPES or any earlier date will be determined and the terms and conditions upon which any payment and discharge of the STRYPES will be effected.

The terms of the specific series of STRYPES being offered including special U.S. Federal income tax, accounting and other considerations applicable to instruments such as the STRYPES, will be described in the applicable prospectus supplement.

Under the indenture, ML&Co., without the consent of holders of any STRYPES, is permitted to issue STRYPES with terms different from those of STRYPES previously issued and to reopen a previous series of STRYPES and issue additional STRYPES of that series.

Issue price and interest, premium and Additional Amounts, if any, and Underlying Securities will be payable or deliverable in the manner, at the places and subject to the restrictions set forth in the indenture, the applicable supplemental indenture, the form of the STRYPES and the applicable prospectus supplement, provided that payment of any interest and any Additional Amounts may be made at the option of ML&Co. by check mailed to the holders of registered STRYPES at their registered addresses.

Holders may present the STRYPES for exchange, and may present registered STRYPES for registration of transfer, in the manner, at the places and subject to the restrictions set forth in the indenture, the applicable supplemental indentures, the form of the STRYPES and the applicable prospectus supplement. There will be no service charge for any registration of transfer or exchange of STRYPES, but ML&Co. may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Ranking

The STRYPES will be unsecured obligations and will rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. Because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of the STRYPES, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize the claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Securities Exchange Act of 1934 and under rules of exchanges and other regulatory bodies.

Merger and Consolidation

ML&Co. may consolidate or merge with or into any other person and ML&Co. may sell, lease or convey all or substantially all of its assets to any person, provided that:

•	the resulting person, if other than ML&Co., is a person organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.’s obligations to:

•	pay or deliver the Underlying Securities, cash with an equal value or a combination of both in respect of, any interest and Additional Amounts on, and any other amounts payable with respect to, the STRYPES of each series; and

4

•	perform and observe all of ML&Co.’s obligations under the indenture, and

•	ML&Co. or the successor person, as the case may be, is not, immediately after any consolidation or merger, in default under the indenture.

Limitations Upon Liens

ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume or incur any indebtedness for borrowed money secured by a pledge, lien or security interest in, other than any liens specifically permitted by the indenture, the Voting Stock of any Significant Subsidiary, unless the outstanding STRYPES are secured equally and ratably with the secured indebtedness.

“Voting Stock” is defined in the indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered Voting Stock whether or not the event has happened.

“Significant Subsidiary” is defined in the indenture as any majority-owned subsidiary the consolidated net worth of which constituted at least 15 percent of the consolidated net worth of ML&Co. as of the end of the most recently completed fiscal year.

Events of Default

Unless otherwise specified in a prospectus supplement, each of the following will be an Event of Default under the indenture with respect to each series of STRYPES:

•	failure to pay and discharge the STRYPES of that series with the Underlying Securities or, if ML&Co. so elects, to pay an equivalent amount in cash instead of Underlying Securities when due;

•	failure to pay the redemption price or any redemption premium with respect to any STRYPES of that series when due;

•	failure to deposit any sinking fund payment, when and as due by the terms of any STRYPES of that series;

•	failure to pay any interest on or any Additional Amounts in respect of any STRYPES of that series when due, and continuing for 30 days;

•	failure to perform any other obligation of ML&Co. contained in the indenture for the benefit of that series or in the STRYPES of that series, continuing for 60 days after written notice has been given to ML&Co. by the trustee, or to ML&Co. and the trustee by the holders of at least 10% of the aggregate issue price of the outstanding STRYPES of that series, as provided in the indenture or in the STRYPES of that series;

5

•	specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

•	any other Event of Default provided with respect to STRYPES of that series.

Unless otherwise specified in a prospectus supplement, if an Event of Default occurs and is continuing for any series of STRYPES, the trustee or the holders of at least 25% in aggregate issue price of the outstanding STRYPES of that series, by notice as provided in the indenture, may declare an amount equal to the aggregate issue price of all the STRYPES of that series, the accrued interest on the STRYPES and all Additional Amounts payable with respect to the STRYPES of that series immediately due and payable in cash. The trustee or the holders of at least 25% in aggregate issue price of the outstanding STRYPES may declare these amounts due immediately as described in the preceding sentence without any other declaration or other action by the trustee or any holder. At any time after a declaration of acceleration, but before the trustee has obtained a judgment or decree based on acceleration, the holders of a majority of the aggregate issue price of the outstanding STRYPES of that series may, under certain circumstances, rescind and annul any acceleration if all Events of Default, other than the non-payment of the amount equal to the aggregate issue price of all the STRYPES of that series due by reason of acceleration, have been cured or waived as provided in the indenture. See “Modification and Waiver” below.

The holders of a majority in aggregate issue price of the outstanding STRYPES of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on the trustee with respect to the STRYPES of that series, provided that any direction is not in conflict with any rule of law or the indenture. Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of STRYPES of any series, unless the holders of that series shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with any request or direction.

Unless otherwise described in the applicable prospectus supplement, the STRYPES and other series of senior debt securities issued under the indenture will not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

ML&Co. will be required to furnish to the trustee annually a statement as to the fulfillment by ML& Co. of its obligations under the indenture.

Modification and Waiver

Unless otherwise specified in a prospectus supplement, ML&Co. and the trustee may modify and amend provisions in the indenture affecting a series of STRYPES with the consent of holders of at least 66 2/3% in aggregate issue price of the series of STRYPES affected. However, without the consent of each holder of any STRYPES affected, no amendment or modification to any indenture may:

•	change the maturity date or the stated maturity date or any installment of interest or Additional Amounts on any STRYPES or any premium payable on redemption, or change the redemption price,

•	reduce the amount of Underlying Securities payable with respect to any STRYPES or reduce the amount of cash, or cash and Underlying Securities, payable instead of Underlying Securities,

•	reduce the amount of interest or Additional Amounts payable on any STRYPES or reduce the amount of cash payable with respect to any STRYPES upon acceleration,

•	change the place or currency of payment of interest or Additional Amounts on, or any amount of cash payable with respect to, any STRYPES,

•	impair the right to institute suit for the enforcement of any payment on any STRYPES, including the payment of Underlying Securities with respect to any STRYPES,

6

•	reduce the percentage of the aggregate issue price of outstanding STRYPES of that series, the consent of whose holders is required to modify or amend the indenture,

•	reduce the percentage of the aggregate issue price of outstanding STRYPES of that series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults, or

•	modify the provisions with respect to modification and waiver.

Except as provided in the indenture, no modification of or amendment to the indenture may adversely affect the rights of a holder of any other senior debt security without the consent of each holder affected.

The holders of a majority of the aggregate issue price of each series of STRYPES may waive compliance by ML&Co. with certain restrictive provisions of the indenture. Any past default with respect to any series of STRYPES may be waived by the holders of a majority in aggregate issue price of the outstanding STRYPES of that series, except a default:

•	in the payment of the Underlying Securities or any other amounts due and payable or deliverable under the STRYPES of that series; or

•	in respect of an obligation of ML&Co. contained in, or a provision of, the indenture which cannot be modified under the terms of that indenture without the consent of each holder of each outstanding series of STRYPES affected.

Governing Law

The indenture and the STRYPES will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

ML&Co. may sell STRYPES to the public solely through MLPF&S or through a syndicate of underwriters of which MLPF&S is a member. The accompanying prospectus supplement describes the terms of the STRYPES being offered, including the public offering or purchase price, any discounts and commissions to be allowed or paid, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the exchanges, if any, on which the STRYPES will be listed. Under certain circumstances, ML&Co. may repurchase STRYPES and reoffer them to the public as set forth above. ML&Co. may also arrange for repurchases and resales of the STRYPES by dealers.

MLPF&S may use this prospectus for offers and sales related to market-making transactions in the Notes. MLPF&S may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of the sale.

MLPF&S, a broker-dealer subsidiary of ML&Co., is a member of the National Association of Securities Dealers, Inc. and will participate in distributions of the securities. Accordingly, offerings of the securities will conform to the requirements of Rule 2720 of the Conduct Rules of the NASD.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC’s web site at http://www.sec.gov. The address of the SEC’s Internet site is provided solely for the information of prospective investors and is not intended to be an active link. You may also read and copy any document we file by visiting the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

7

We have filed a registration statement on Form S-3 with the SEC covering the STRYPES and other securities. For further information on ML&Co. and the STRYPES, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them, which means:

•	incorporated documents are considered part of the prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act (other than information in the documents that is deemed not to be filed):

•	annual report on Form 10-K for the year ended December 27, 2002;

•	quarterly reports on Form 10-Q for the periods ended March 28, 2003 and June 27, 2003; and

•	current reports on Form 8-K dated December 30, 2002, January 22, 2003, January 31, 2003, February 20, 2003, February 25, 2003, February 27, 2003, February 28, 2003, March 18, 2003, March 27, 2003, March 28, 2003, April 3, 2003, April 29, 2003, May 1, 2003, May 2, 2003, May 7, 2003, May 30, 2003, June 3, 2003, June 10, 2003, June 27, 2003, July 2, 2003, July 3, 2003, July 15, 2003, July 29, 2003, August 1, 2003, August 5, 2003, August 18, 2003, August 29, 2003, September 3, 2003, September 17, 2003, September 23, 2003, September 30, 2003, October 1, 2003, October 3, 2003 and October 14, 2003.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this registration statement and before the effectiveness of the registration statement (other than information in the documents that is deemed not to be filed):

•	reports filed under Sections 13(a) and (c) of the Exchange Act;

•	definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders’ meeting; and

•	any reports filed under Section 15(d) of the Exchange Act.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits not specifically incorporated by reference into the filing), at no cost, by contacting us in writing or by telephone at the following address: Mr. Lawrence M. Egan, Jr., Corporate Secretary’s Office, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038, Telephone: (212) 670-0432.

8

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 27, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method for goodwill amortization to conform to Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited condensed consolidated financial statements for the periods ended March 28, 2003 and March 29, 2002 and June 27, 2003 and June 28, 2002, which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for reviews of such information. However, as stated in their reports included in Merrill Lynch & Co., Inc. and subsidiaries’ Quarterly Reports on Form 10-Q for the quarters ended March 28, 2003 and June 27, 2003 and incorporated by reference herein, they did not audit and they do not express opinions on those unaudited condensed consolidated financial statements. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited condensed consolidated financial statements because such reports are not “reports” or “parts” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

9

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated October 17, 2003

PROSPECTUS

  % Trust Originated Preferred Securities

  (“TOPrS”)

Merrill Lynch Preferred Capital Trust VI

Liquidation Amount $25 per TOPrS

guaranteed to the extent described in this prospectus by

Merrill Lynch & Co., Inc.

The TOPrS:

•      TOPrS represent preferred ownership interests

         in the assets of ML Trust. The sole assets of

         ML Trust will be the partnership preferred

         securities of ML Partnership which represent

         preferred ownership interests in the assets of

         ML Partnership.

•      The sole assets of ML Partnership will be the

         debentures issued by ML&Co. and its affiliates

         and cash and other permitted securities

         described in this prospectus.

•      The TOPrS and the partnership preferred

         securities do not have any stated maturity.

•      ML Trust will apply to have the TOPrS trade

         on the New York Stock Exchange starting

         within 30 days after the TOPrS are issued.

•      Closing Date:

Distributions on the TOPrS:

•      Each TOPrS pays a quarterly distribution at

         the rate of   %, or $     per TOPrS per year, if

         ML Partnership pays distributions on the

         partnership preferred securities.

•      If ML Trust and ML Partnership redeem the

         TOPrS and the partnership preferred

         securities, you will receive $25 plus

         accumulated distributions for each TOPrS you

         own.

•      If ML Trust redeems the TOPrS or is

         liquidated, but ML Partnership does not

         redeem the partnership preferred securities,

         you will receive the partnership preferred

         securities rather than cash.

•      ML&Co. will guarantee the TOPrS to the

         extent described in this prospectus.

Investing in the TOPrS involves risks that are described in the “Risk Factors” section beginning on page 6.

	Per TOPrS	Total
Public offering price	$25.00	$
Proceeds to ML Trust	$25.00	$

If you purchase the TOPrS and settlement occurs after                         , 20    , you will be required to pay accumulated distributions on the aggregate liquidation amount of your TOPrS at a rate of     % per year from that date. Expenses of the offering and underwriting commissions of $             per TOPrS, or $             per TOPrS for sales of more than 10,000 TOPrS to a single purchaser, will be paid by ML&Co.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.

The date of this prospectus is            , 2003.

SM  “TOPrS” and “Trust Originated Preferred Securities” are service marks owned by Merrill Lynch & Co., Inc.

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SUMMARY INFORMATION—Q&A

This summary includes questions and answers that highlight selected information from the prospectus to help you understand the TOPrS. This summary may not contain all the information that may be important to you. You should carefully read this prospectus to fully understand the terms of the TOPrS, as well as the tax and other considerations that should be important to you in making a decision about whether to invest in the TOPrS. You should pay special attention to the “Risk Factors” section to determine whether an investment in the TOPrS is appropriate for you.

In this prospectus:

•	references to “ML&Co.”, “we”, “us” and “our” are to Merrill Lynch & Co., Inc.,

•	references to “ML Trust” are to Merrill Lynch Capital Preferred Trust VI, and

•	references to “ML Partnership” are to Merrill Lynch Preferred Funding VI, L.P.

What are the TOPrS?

Each TOPrS is a preferred interest in the assets of ML Trust. We will own all of the common securities of ML Trust. The sole assets of ML Trust will be the partnership preferred securities issued by ML Partnership, which represent preferred ownership interests in the assets of ML Partnership. ML Partnership will use substantially all of the proceeds from the sale of its partnership preferred securities and our capital contribution as general partner of ML Partnership to purchase debentures from us and one or more of our affiliates.

What is the ML Trust?

ML Trust is a business trust established under Delaware law that exists for the sole purpose of issuing the TOPrS and investing the proceeds and engaging in incidental activities.

What is ML Partnership?

ML Partnership is a limited partnership established under Delaware law. The assets of ML Partnership will be:

•	the debentures issued by us and our affiliates; and

•	cash and securities not issued by us or our affiliates.

We are the general partner of ML Partnership.

What distributions will I receive on the TOPrS?

The TOPrS provide for a quarterly cash distribution at the rate of             % or $         per year for each TOPrS you own. Distributions are payable on each            ,            ,             and             ,              beginning                         ,                         . Distributions will accumulate from the date ML Trust originally issues the TOPrS. Because the sole assets of ML Trust will be the partnership preferred securities of ML Partnership and substantially all of ML Partnership’s assets will be the debentures issued by us and our affiliates, ML Trust’s ability to pay distributions on the TOPrS is ultimately dependent upon our and our affiliates’ ability to make interest payments on those debentures. If we or our affiliates exercise our right to defer making an interest payment on our debentures then held by ML Partnership, ML Partnership will not be able to pay any distributions on its preferred partnership securities and ML Trust will not be able to pay quarterly distributions to you until we resume making interest payments on those debentures.

In addition, ML Partnership is required to make distributions on its partnership preferred securities only if they are declared by us as general partner of ML Partnership. As a result, you may not receive any distributions on your TOPrS if ML Trust does not receive distributions on the partnership preferred securities.

What are the debentures?

The debentures are long term loans made by ML Partnership to us or our affiliates from time to time. These debentures will be substantially all of ML Partnership’s assets. The debentures that we issue to ML Partnership will be subordinated unsecured obligations of ours and will rank equally with all of our other subordinated unsecured obligations. The

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debentures issued by our affiliates to ML Partnership will be unsecured obligations of our affiliates and we will guarantee those obligations on a subordinated basis. We and our affiliates may exercise our right to defer interest payments on the debentures for a period of not more than six consecutive calendar quarters.

Can the TOPrS be redeemed?

Yes. If ML Partnership redeems the partnership preferred securities, each TOPrS will be redeemed for $25 plus any accumulated and unpaid distributions to the date of redemption. ML Partnership can redeem the partnership preferred securities in whole or in part from time to time on or after                  .

The trustees of ML Trust can elect to liquidate ML Trust and distribute the partnership preferred securities to you if at any time the specified changes in U.S. tax law or U.S. investment company law described in this prospectus occur.

Additionally, we, as general partner of ML Partnership, have the right to redeem the partnership preferred securities and you will receive cash from the subsequent automatic redemption of the TOPrS if at any time the specified changes in U.S. tax law or U.S. investment company law described in this prospectus occur.

Neither the partnership preferred securities nor the TOPrS can be redeemed at any time at the option of their holders. Neither the TOPrS nor the partnership preferred securities have any scheduled maturity.

Are there any risks associated with my investment?

Yes, an investment in the TOPrS is subject to risk. Please refer to the section entitled “Risk Factors” in this prospectus for a description of these risks.

What happens if ML Trust doesn’t pay distributions on the TOPrS?

If you have not received a distribution on the TOPrS for any calendar quarter then until all scheduled quarterly distributions are paid or set aside for payment to you, we may not declare or pay dividends on, acquire, or make a liquidation payment with respect to, any of our outstanding capital stock. In addition, we will not permit any of our finance subsidiaries to make any dividend payment on, any distribution with respect to, any acquisition of or any liquidation payment with respect to, any of their outstanding preferred securities.

This limitation prevents us from paying cash or other dividends to the shareholders of our capital stock if payments are not being made on the TOPrS, any debenture issued by us or our affiliates and held by ML Partnership or the guarantees. However, these provisions will not restrict:

•	our ability to pay dividends or distributions on our capital stock in shares of, or options, warrants or rights to subscribe for or purchase shares of our capital stock;

•	our ability to convert or exchange our common stock of one class into our common stock of another class;

•	our ability to redeem or purchase any rights under a rights agreement described in this prospectus or issue preferred stock under those rights; and

•	the ability of us and our affiliates to purchase our capital stock in connection with transactions for the account of customers of ours or our affiliates or in connection with the distribution or trading of our capital stock.

What are the guarantees?

We will guarantee, to the extent described in this prospectus:

•	declared distributions by ML Partnership to ML Trust and distribution of quarterly payments on the TOPrS by ML Trust to you to the extent ML Trust receives distributions on the partnership preferred securities;

•	the redemption amount due to you if ML Trust redeems the TOPrS;

•	the liquidation amount of the TOPrS if ML Trust is liquidated; and

•	interest payments on debentures issued by our affiliates and held by ML Partnership.

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However, these guarantees do not apply to either:

•	current distributions on the partnership preferred securities unless and until ML Partnership declares distributions out of funds legally available for payment; or

•	liquidating distributions on the partnership preferred securities unless ML Partnership has assets available for payment.

If ML Partnership does not declare distributions on the partnership preferred securities, ML Trust will not have sufficient funds to pay distributions on the TOPrS. In that case, you will have no right to receive those distributions because our guarantee does not cover the non-payment of distributions on the partnership preferred securities unless the distributions are declared.

Our obligations under the guarantees are subordinate and junior in right of payment to all other of our liabilities and rank equally with our most senior preferred stock and similar guarantees of ours with respect to previous and future issues of TOPrS and other preferred stock by any other of our finance subsidiaries.

What happens if ML Trust is liquidated?

If ML Trust is liquidated, other than in connection with any change in U.S. tax or investment company law described above, for each TOPrS you own, you will be entitled to receive $25 plus any accumulated and unpaid distributions per TOPrS.

Do I have voting rights?

Generally, you will not have any voting rights, except under the limited circumstances described below. The holders of a majority of the TOPrS, however, subject to certain requirements, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or direct the exercise of any trust or power conferred upon the property trustee.

In what form will the TOPrS be issued?

The TOPrS will be issued in the form of a global certificate or certificates registered in the name of Cede & Co., as nominee for The Depository Trust Company also known as DTC. This means you will not receive a certificate for your TOPrS. Your interests in the TOPrS will be evidenced by, and transfers of the TOPrS will be effected only through, records maintained by the participants in DTC.

Can you tell me more about ML&Co.?

Merrill Lynch & Co., Inc. is a holding company. Our subsidiary and affiliated companies provide investment, financing, insurance and related products on a global basis. Our principal executive offices are located at 4 World Financial Center, New York, New York 10080. Our telephone number is  (212) 449-1000. For information about us, see the section “Merrill Lynch & Co., Inc.” in this prospectus. You should also read the other documents we have filed with the SEC, which you can find by referring to the section entitled “Where You Can Find More Information” in this prospectus.

Will the TOPrS be listed on an exchange?

ML Trust has applied to list the TOPrS on the NYSE under the trading symbol “        ”. If approved for listing, trading on the NYSE will begin within 30 days after ML Trust issues the TOPrS. The listing of the TOPrS will not necessarily ensure that a liquid trading market will be available for the TOPrS.

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RISK FACTORS

Your investment in the TOPrS will involve risks. You should carefully consider the following discussion of risks before deciding whether an investment in the TOPrS is suitable for you.

You will only receive distributions if distributions on the partnership preferred securities are declared

ML Trust’s ability to pay distributions on the TOPrS to you is dependent upon its receipt of distributions on the partnership preferred securities. If we or our affiliates defer or fail to make interest or principal payments on the debentures and we fail to make guarantee payments on the guarantees, ML Partnership will lack the funds necessary to pay distributions on the partnership preferred securities. If ML Partnership does not pay current distributions on the partnership preferred securities, either because we, as the general partner, did not declare distributions to be made or because ML Partnership lacks sufficient funds, ML Trust will not have funds to make current distributions on the TOPrS. If ML Trust does not make payments to you on the TOPrS, we will be restricted from, among other things, paying cash or certain other dividends on our capital stock.

There may be tax consequences to you if we fail to pay you distributions

As a holder of the TOPrS, each of which represents a preferred ownership interest in the assets of ML Trust, even if ML Partnership fails to pay current distributions on the partnership preferred securities, you will be required to accrue income, for U.S. federal income tax purposes, on the cumulative deferred distributions and accumulated interest allocable to your proportionate share of the partnership preferred securities held by ML Trust. As a result, you will recognize income for U.S. federal income tax purposes in advance of the receipt of cash and will not receive the cash from ML Trust related to that distribution if you dispose of your TOPrS before the record date for the date on which those distributions are made.

You may not receive full distributions if ML Partnership has insufficient income or assets

You are subject to the risk that the quarterly or liquidating distributions paid on the TOPrS will not match the rate paid on the assets held by ML Partnership, including the debentures and any other securities acquired by ML Partnership in the future.

This mismatch could occur if:

•	we, as the general partner of ML Partnership, in our sole discretion, do not declare distributions on the partnership preferred securities or if ML Partnership receives insufficient amounts from its investments to pay the additional compounded distributions that will accumulate on any unpaid distributions,

•	ML Partnership reinvests the proceeds received from the assets it initially holds upon their retirement or at their maturities in other assets which do not generate income sufficient to pay full distributions in respect of the partnership preferred securities at a rate of % per annum, or

•	ML Partnership invests in assets that are not guaranteed by us and that cannot be liquidated by ML Partnership for an amount sufficient to pay any distributions on the partnership preferred securities in full or if ML Partnership does not make any distributions.

ML Trust will not have sufficient funds available to pay you full quarterly or liquidating distributions on the TOPrS if ML Partnership lacks sufficient funds to make quarterly or liquidating distributions on the partnership preferred securities in full.

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Our obligations under the guarantees and our debentures are subordinated

Our obligations under the guarantees are unsecured and will rank in priority of payment:

•	subordinate and junior in right of payment to all of our other liabilities; and

•	equally with:

•	any of our most senior preferred stock issued from time to time, and

•	similar guarantees of ours with respect to previous and future issues of TOPrS and other series of preferred stock by any of our finance subsidiaries.

This means that our obligations under the guarantees will not be paid unless we can satisfy in full all of our other obligations ranking senior to the guarantees.

Our obligations under our debentures issued to ML Partnership are subordinate and junior in right of payment to all of our senior indebtedness. At                             , we had outstanding senior indebtedness aggregating approximately $         billion which would have ranked senior to our obligations under the guarantees and our debentures.

There are no terms in the TOPrS, the partnership preferred securities, the guarantees or the debentures that limit our ability to incur additional indebtedness, including indebtedness that ranks senior to the guarantees.

ML Trust’s and ML Partnership’s investments are not diversified

Because the investments of ML Trust and ML Partnership are not diversified, you are subject to a greater risk that their assets will not generate sufficient income to pay current and liquidating distributions on the TOPrS and the partnership preferred securities than you would with a vehicle whose investments were diversified and less exposed to the risk that non-payment on any particular investment asset would impair its ability to pay distributions to holders of its capital stock.

Redemption of the TOPrS or the partnership preferred securities may affect your return

If your TOPrS are exchanged for the partnership preferred securities,

•	the trading value of the partnership preferred securities may be lower than the trading value of the TOPrS which may result in a lower return upon your sale of the partnership preferred securities; and

•	you may incur an additional tax liability in excess of what you originally contemplated.

Your TOPrS may be redeemed for cash or you may receive the partnership preferred securities in exchange for your TOPrS in the event that:

(1)	a change in U.S. tax law (including certain proposed changes in U.S. tax law and certain challenges to the tax treatment of the TOPrS or other transactions that are substantially similar to the issuance of the TOPrS) occurs which results in more than an insubstantial risk that:

•	ML Trust is, or will be, subject to U.S. federal income tax on the distributions it receives or accrues on the partnership preferred securities;

•	ML Partnership is, or will be, subject to U.S. federal income tax on the income or interest payments it receives or accrues on the investments it holds;

•	ML Trust or ML Partnership is, or will be, subject to more than a minimal amount of other taxes, duties or governmental charges; or

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•	interest payable by us or any of our affiliates on the debentures then held by ML Partnership is not or will not be, deductible for U.S. federal income tax purposes; or

(2)	a change in U.S. investment company law occurs which requires ML Trust or ML Partnership to register as an investment company.

Because you may receive partnership preferred securities upon the occurrence of one of the events described above, in connection with your investment decision with regard to the TOPrS, you are also making an investment decision with regard to the partnership preferred securities. You should carefully review all the information regarding the partnership preferred securities contained in this prospectus.

Enforcement of certain rights by or on your behalf is limited

The special representative’s ability to take action on your behalf under our guarantee of the partnership preferred securities is limited, and it is uncertain that you would receive a distribution on the TOPrS even if the special representative took any action or was successful in recovering funds under our guarantee. This is because under no circumstances will the special representative have authority to cause the general partner to declare distributions on the partnership preferred securities. As a result, although the special representative may be able to enforce ML Partnership’s creditors’ rights to accelerate and receive payments in respect of our and our affiliates’ debenture and our guarantee of those debentures, rather than being required to declare and make distributions on the partnership preferred securities, ML Partnership would be entitled to reinvest those payments in additional debentures of ours and our affiliates, subject to satisfying the reinvestment criteria.

If at any time:

•	you have not received a distribution on the TOPrS for six consecutive calendar quarters;

•	an event of default occurs and is continuing on any debenture issued by us or our affiliates and then held by ML Partnership; and

•	we default on our obligations under our guarantee of the TOPrS or the partnership preferred securities;

then:

•	you would rely on the enforcement by the property trustee of its rights, as a holder of the partnership preferred securities, against us, as guarantor of the partnership preferred securities, including the right to direct the special representative to enforce

(1)	ML Partnership’s creditors’ rights and other rights with respect to our and our affiliate’s debentures and our guarantee of those debentures,

(2)	the rights of the holders of the partnership preferred securities under our guarantee of the partnership preferred securities, and

(3)	the rights of the holders of the partnership preferred securities to receive distributions, only if and to the extent declared out of funds legally available for payment, on the partnership preferred securities, and

•	ML Trustee under our guarantee of the TOPrS will have the right to enforce the terms of the guarantee.

You have limited voting rights

As a holder of the TOPrS you will have limited voting rights and will not be entitled to vote to appoint, change, or to increase or decrease the number of trustees of ML Trust. As holder of all of ML Trust’s common securities, those rights are ours exclusively.

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There is no prior market for the TOPrS

This series of TOPrS constitutes a new issue of securities with no established trading market. ML Trust has applied to list the TOPrS on the NYSE. There can be no assurance that an active market for the TOPrS will develop or be sustained in the future on the NYSE. Although the underwriters have indicated to us that they intend to make a market in the TOPrS, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any market-making activities at any time without notice. Accordingly, there is no assurance that a trading market for the TOPrS will exist and no assurance as to the liquidity of any trading market.

We will only sell the TOPrS to those investors for whom the TOPrS are considered suitable in light of their particular circumstances.

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MERRILL LYNCH & CO., INC.

We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Investment Managers, L.P., Merrill Lynch Investment Managers Limited, Merrill Lynch Bank U.S.A., Merrill Lynch Bank & Trust Co., Merrill Lynch International Bank Limited, Merrill Lynch Japan Securities Co., Ltd., Merrill Lynch Canada, Inc. and Merrill Lynch Insurance Group, Inc., provides investment, financing, advisory, insurance, and related products and services on a global basis, including;

•	securities brokerage, trading and underwriting;

•	investment banking, strategic services (including mergers and acquisitions) and other corporate finance advisory activities;

•	wealth management products and services, including financial, retirement and generational planning;

•	asset management and investment advisory services;

•	origination, brokerage, dealer and related activities in swaps, options, forwards, exchange-traded futures, other derivatives and foreign exchange products;

•	securities clearance, settlement financing services and prime brokerage;

•	equity, debt, foreign exchange and economic research;

•	private equity and other principal investment activities;

•	banking, trust and lending services, including deposit taking, commercial and mortgage lending and related services;

•	insurance and annuity sales and annuity underwriting services; and

•	investment advisory and related recordkeeping services.

We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

If you want to find more information about us, please see the sections entitled “Where You Can Find More Information” and “Incorporation of Information We File with the SEC” in this prospectus.

USE OF PROCEEDS

ML Trust will use the proceeds that it receives from the sale of the TOPrS and its common securities to purchase the partnership preferred securities, and those proceeds will be used by ML Partnership to invest in debentures and other permitted investments. See “Description of the Partnership Preferred Securities—Partnership Investments”. We and our affiliates, the issuers of the debentures, intend to use the net proceeds from the sale of the debentures for general corporate purposes. Our general corporate purposes may include financing the activities of our subsidiaries, financing our assets and those of our subsidiaries, lengthening the average maturity of our borrowings and financing acquisitions. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our growth, through acquisitions or otherwise, or to lengthen the average maturity of our borrowings. To the extent that TOPrS being purchased for resale by MLPF&S are not resold, the aggregate proceeds that we and our subsidiaries would receive would be reduced.

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RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED

CHARGES AND PREFERRED STOCK DIVIDENDS

In July 2000, ML&Co. acquired Herzog, Heine, Geduld, Inc. (“Herzog”) through an exchange offer followed by a merger of a wholly-owned subsidiary of ML&Co. with and into Herzog. The merger was accounted for as a pooling-of-interests under generally accepted accounting principles in the United States of America. The following information for the fiscal years 1998 and 1999 has been restated by the management of ML&Co. to give effect to the merger.

The following table sets forth our ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Year Ended Last Friday in December					For the Six Months Ended June 27, 2003
	1998	1999	2000	2001	2002
Ratio of earnings to fixed charges	1.1	1.3	1.3	1.1	1.4	1.6
Ratio of earnings to combined fixed charges and preferred stock dividends	1.1	1.3	1.3	1.1	1.3	1.6

For the purpose of calculating the ratio of earnings to fixed charges, “earnings” consist of earnings from continuing operations before income taxes and fixed charges, excluding amortization of capitalized interest and preferred security dividend requirements. “Fixed charges” consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries and capitalized interest.

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MERRILL LYNCH PREFERRED CAPITAL TRUST VI

Merrill Lynch Preferred Capital Trust VI is a statutory business trust formed under the Delaware Business Trust Act, as amended, pursuant to a declaration of trust and the filing of a certificate of trust with the Secretary of State of the State of Delaware on December 7, 1998; the declaration will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part. The declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended. Upon issuance of the TOPrS, the purchasers of the TOPrS will own all the TOPrS issued by ML Trust. See “Description of the TOPrS”. ML&Co. will acquire ML Trust’s common securities in an amount equal to at least 3% of the total capital of ML Trust. ML Trust will use all the proceeds derived from the issuance of the TOPrS and the common securities (collectively, the “Trust Securities”) to purchase the partnership preferred securities from ML Partnership and, accordingly, the assets of ML Trust will consist solely of the partnership preferred securities. ML Trust exists for the exclusive purpose of:

•	issuing the Trust Securities representing undivided beneficial ownership interests in the assets of ML Trust,

•	investing the gross proceeds of the Trust Securities in the partnership preferred securities, and

•	engaging in only those other activities necessary or incidental to the foregoing purposes.

Under the declaration, there will initially be four trustees for ML Trust.

•	Two regular trustees who will be individuals who are employees or officers of or who are affiliated with ML&Co.

•	A property trustee who will be a financial institution that is unaffiliated with ML&Co. and is the indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act.

•	The Delaware trustee who will be an entity that maintains its principal place of business in the State of Delaware.

Initially, JPMorgan Chase Bank, a New York banking corporation, will act as property trustee, and its affiliate, Chase Manhattan Bank USA, National Association, a Delaware corporation, will act as Delaware trustee until, in each case, removed or replaced by the holder of the common securities. For purposes of compliance with the Trust Indenture Act, JPMorgan Chase Bank will also act as trustee under the Trust Guarantee, as defined in this prospectus, as property trustee under the declaration and as trustee under the indenture under which the ML&Co. Debenture, as defined in this prospectus, is issued.

The property trustee will hold title to the partnership preferred securities for the benefit of the holders of the Trust Securities, and the property trustee will have the power to exercise all rights, powers and privileges with respect to the partnership preferred securities under the Amended and Restated Agreement of Limited Partnership to be entered into by ML&Co. and ML Trust as the holder of the partnership preferred securities. In addition, the property trustee will maintain exclusive control of the property account which is a segregated non-interest bearing bank account to hold all payments made in respect of the partnership preferred securities for the benefit of the holders of the Trust Securities. The trust guarantee trustee will hold the Trust Guarantee for the benefit of the holders of the TOPrS. ML&Co., as the holder of all the common securities, will have the right to appoint, remove or replace any of the trustees and to increase or decrease the number of trustees, provided that at least one trustee shall be a Delaware trustee, at least one trustee shall be the property trustee and at least one trustee shall be a regular trustee. ML&Co. will pay all fees and expenses related to the organization and operations of ML Trust, including any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other domestic taxing authority upon ML Trust, other than withholding taxes, and the offering of the TOPrS and be responsible for all debts and obligations of ML Trust, other than those obligations with respect to the Trust Securities.

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For so long as the TOPrS remain outstanding, ML&Co. will be obligated to:

•	maintain 100% direct ownership of the common securities,

•	cause ML Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the declaration, and

•	use its commercially reasonable efforts to ensure that ML Trust will not be

(A)	an investment company for purposes of the Investment Company Act of 1940, as amended, or

(B)	classified as other than a grantor trust for United States Federal income tax purposes.

The rights of the holders of the TOPrS, including economic rights, rights to information and voting rights, are as set forth in the declaration and the Delaware Trust Act. See “Description of the TOPrS”. The declaration and the Trust Guarantee also incorporate by reference the terms of the Trust Indenture Act.

The location of the principal executive office of ML Trust is c/o Merrill Lynch & Co., Inc., 4 World Financial Center, New York, New York 10080, and its telephone number is (212) 449-1000.

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MERRILL LYNCH PREFERRED FUNDING VI, L.P.

Merrill Lynch Preferred Funding VI, L.P. is a limited partnership that was formed under the Delaware Revised Uniform Limited Partnership Act, as amended, on December 7, 1998 for the exclusive purposes of purchasing debt securities of ML&Co. and wholly-owned subsidiaries of ML&Co. (the “Affiliate Investment Instruments”) and other permitted investments, with the proceeds from the sale of partnership preferred securities to ML Trust and a capital contribution from ML&Co. in exchange for the general partner interest in ML Partnership. Under the certificate of limited partnership, as amended, and the limited partnership agreement, ML&Co. is the sole general partner of ML Partnership. Upon the issuance of the partnership preferred securities, which securities represent limited partner interests in ML Partnership, ML Trust will be the sole limited partner of ML Partnership. Contemporaneously with the issuance of the partnership preferred securities, ML&Co. as general partner will contribute capital to ML Partnership in an amount sufficient to establish its initial capital account at an amount equal to at least 15% of the total capital of ML Partnership.

ML Partnership is managed by ML&Co. as general partner and exists for the sole purpose of:

•	issuing its partnership interests,

•	investing the proceeds from the sale of the partnership preferred securities in Affiliate Investment Instruments and other eligible debt securities, as described in this prospectus, and

•	engaging in only those other activities necessary or incidental for these purposes.

To the extent that aggregate payments to ML Partnership on its investments exceed distributions accumulated or payable with respect to the partnership preferred securities, ML Partnership may at times have excess funds which shall be allocated to and may, in ML&Co.’s sole discretion, be distributed to ML&Co.

For so long as the partnership preferred securities remain outstanding, ML&Co. will be obligated under the limited partnership agreement:

•	to remain the sole general partner of ML Partnership and to maintain 100% direct ownership of the general partner’s interest in ML Partnership, which interest will at all times represent at least 1% of the total capital of ML Partnership,

•	to cause ML Partnership to remain a limited partnership and not to voluntarily dissolve, liquidate, wind-up or be terminated, except as permitted by the limited partnership agreement, and

•	to use its commercially reasonable efforts to ensure that ML Partnership will not be,

•	an investment company for purposes of the Investment Company Act or

•	an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes.

ML&Co. or the then general partner may transfer its obligations as general partner to a wholly-owned direct or indirect subsidiary of ML&Co. provided that:

•	the successor entity expressly accepts the transfer of the obligations as general partner, and

•	before any transfer, ML&Co. has received an opinion of nationally recognized independent counsel to ML Partnership experienced in these matters to the effect that:

(A)	ML Partnership will be treated as a partnership for United States Federal income tax purposes;

(B)	any transfer would not cause ML Trust to be classified as an association taxable as a corporation for United States Federal income tax purposes;

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(C)	following any transfer, ML&Co. and the successor entity will be in compliance with the Investment Company Act without being subject to registration as an investment company; and

(D)	any transfer will not adversely affect the limited liability of the holders of the partnership preferred securities.

The rights of the holders of the partnership preferred securities, including economic rights, rights to information and voting rights, are set forth in the limited partnership agreement and the Delaware Limited Partnership Act. See “Description of the Partnership Preferred Securities”.

The limited partnership agreement provides that the general partner will have liability for the fees and expenses of ML Partnership, including any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other domestic taxing authority upon ML Partnership, other than withholding taxes, and be responsible for all debts and obligations of ML Partnership, other than with respect to the partnership preferred securities. Under Delaware law, assuming a limited partner in a Delaware limited partnership such as ML Partnership, i.e., a holder of the partnership preferred securities, does not participate in the control of the business of the limited partnership, that limited partner will not be personally liable for the debts, obligations and liabilities of the limited partnership, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of the limited partnership, subject to any obligation such limited partner may have to repay any funds that may have been wrongfully distributed to it. ML Partnership’s business and affairs will be conducted by ML&Co. as general partner.

The location of the principal executive offices of ML Partnership is c/o Merrill Lynch & Co., Inc., 4 World Financial Center, New York, New York 10080 and its telephone number is (212) 449-1000.

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DESCRIPTION OF THE TOPrS

The TOPrS will be issued under the terms of the declaration. The declaration will be qualified as an indenture under the Trust Indenture Act. The property trustee, JPMorgan Chase Bank, will act as trustee for the TOPrS under the declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the TOPrS will include those stated in the declaration and those made part of the declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the TOPrS is not complete and is subject to, and qualified in its entirety by reference to, the declaration, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part, the Delaware Trust Act and the Trust Indenture Act.

The TOPrS will be issued in fully registered form without coupons. The TOPrS will not be issued in bearer form. See “—Book-Entry Only Issuance—The Depository Trust Company”.

The declaration authorizes the regular trustees of ML Trust to issue the Trust Securities, which represent undivided beneficial ownership interests in the assets of ML Trust. Title to the partnership preferred securities will be held by the property trustee for the benefit of the holders of the Trust Securities.

The declaration does not permit ML Trust to:

•	acquire any assets other than the partnership preferred securities,

•	issue any securities other than the Trust Securities, or

•	incur any indebtedness.

The payment of distributions out of money held by ML Trust, and payments out of money held by ML Trust upon redemption of the TOPrS or liquidation of ML Trust, are guaranteed by ML&Co. to the extent described under “Description of the Trust Guarantee”.

The Trust Guarantee will be held by JPMorgan Chase Bank, the trust guarantee trustee, for the benefit of the holders of the TOPrS. The Trust Guarantee does not cover payment of distributions when ML Trust does not have sufficient available funds to pay such distributions. In any event of non-payment, holders of the TOPrS will have the remedies described below under “—Trust Enforcement Events”.

Distributions

The distribution rate on the TOPrS will be fixed at a rate per annum of     % of the stated liquidation amount of $25 per TOPrS and will be paid if, as and when ML Trust has funds available for distribution. Distributions not paid on the scheduled payment date will accumulate and compound quarterly at a rate per annum equal to     %. The term “distribution” as used in this prospectus includes any compounded amounts unless otherwise stated or the context otherwise requires. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

Distributions on the TOPrS will be cumulative, will accumulate from the date of initial issuance and will be payable quarterly in arrears on each             ,             ,              and             , commencing              ,  if, as and when available for payment, by the property trustee, except as otherwise described below. If distributions are not paid when scheduled, the accumulated distributions shall be paid to the holders of record of the TOPrS as they appear on the books and records of ML Trust on the record date with respect to the payment date for the TOPrS which corresponds to the payment date fixed by ML Partnership with respect to the payment of cumulative distributions on the partnership preferred securities.

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Distributions on the TOPrS will be made to the extent that ML Trust has funds available for the payment of the distributions in the property account. Amounts available to ML Trust for distribution to the holders of the TOPrS will be limited to payments received by ML Trust from ML Partnership with respect to the partnership preferred securities or from ML&Co. on ML&Co.’s guarantee on the TOPrS (the “Trust Guarantee”) or its guarantee on the partnership preferred securities (the “Partnership Guarantee”) as described in this prospectus. Distributions on the partnership preferred securities will be paid only if, as and when declared in the sole discretion of ML&Co., as the general partner of ML Partnership. Under the limited partnership agreement, ML&Co. is not obligated to declare distributions on the partnership preferred securities at any time, including upon or following a Partnership Enforcement Event. See “Description of Partnership Preferred Securities—Partnership Enforcement Events”.

The assets of ML Partnership will consist only of Affiliate Investment Instruments, which initially will be the debentures issued by ML&Co. and another wholly-owned subsidiary of ML&Co., and other eligible debt securities. To the extent that the issuers and, where applicable, ML&Co., as guarantor, of the securities in which ML Partnership invests defer or fail to make any payment in respect of the securities or, if applicable, the guarantees, ML Partnership will not have sufficient funds to pay and will not declare or pay distributions on the partnership preferred securities. If ML Partnership does not declare and pay distributions on the partnership preferred securities out of funds legally available for distribution, ML Trust will not have sufficient funds to make distributions on the TOPrS, in which event the Trust Guarantee will not apply to those distributions until ML Trust has sufficient funds available to pay those distributions. See “Description of the Partnership Preferred Securities—Distributions” and “Description of The Trust Guarantee”. In addition, ML Partnership may not have sufficient funds to pay current or liquidating distributions on the partnership preferred securities if:

•	at any time that ML Partnership is receiving current payments in respect of the securities held by ML Partnership, including the debentures, ML&Co., in its sole discretion, does not declare distributions on the partnership preferred securities and ML Partnership receives insufficient amounts to pay the additional compounded distributions that will accumulate in respect of the partnership preferred securities,

•	ML Partnership reinvests the proceeds received in respect of the debentures upon their retirement or at their maturities in Affiliate Investment Instruments that do not generate income in an amount that is sufficient to pay full distributions in respect of the partnership preferred securities, or

•	ML Partnership invests in debt securities of Investment Affiliates, as defined below, that are not guaranteed by ML&Co. and that cannot be liquidated by ML Partnership for an amount sufficient to pay the distributions in full.

Distributions on the TOPrS will be payable to their holders as they appear on the books and records of ML Trust on the relevant record dates, which will be one Business Day, as defined below, before the relevant payment dates. These distributions will be paid through the property trustee who will hold amounts received in respect of the partnership preferred securities in the property account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the declaration, each payment will be made as described under “—Book-Entry Only Issuance—The Depository Trust Company” below. In the event that the TOPrS do not remain in book-entry only form, the relevant record dates shall be the 15th day of the month of the relevant payment dates. In the event that any date on which distributions are payable on the TOPrS is not a Business Day, payment of the distribution payable on that date will be made on the next succeeding day which is a Business Day, without any interest or other payment in respect of the distribution subject to delay, except that, if that Business Day falls in the next succeeding calendar year, the relevant payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on that date. A “Business Day” shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

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Trust Enforcement Events

The occurrence, at any time, of:

•	the non-payment of distributions on the TOPrS for six consecutive quarterly distribution periods,

•	a default by ML&Co. in respect of any of its obligations under the Trust Guarantee, or

•	a Partnership Enforcement Event under the limited partnership agreement,

will constitute an enforcement event under the declaration with respect to the Trust Securities (a “Trust Enforcement Event”); provided, that under the declaration, the holder of the common securities will be deemed to have waived any Trust Enforcement Event with respect to the common securities until all Trust Enforcement Events with respect to the TOPrS have been cured, waived or otherwise eliminated. Until any Trust Enforcement Event with respect to the TOPrS have been so cured, waived or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the TOPrS and only the holders of the TOPrS will have the right to direct the property trustee with respect to certain matters under the declaration and, in the case of a Partnership Enforcement Event, the special representative with respect to certain matters under the limited partnership agreement. See “Description of the Partnership Preferred Securities—Partnership Enforcement Events” for a description of the events which will trigger the occurrence of a Partnership Enforcement Event.

Upon the occurrence of a Trust Enforcement Event,

•	the property trustee, as the holder of the partnership preferred securities, shall have the right to enforce the terms of the partnership preferred securities, including the right to direct the special representative to enforce:

•	ML Partnership’s creditors’ rights and other rights with respect to the Affiliate Investment Instruments and ML&Co.’s guarantee of the Affiliate Investment Instruments (the “Investment Guarantees”, and together with the Trust Guarantee and the Partnership Guarantee, the “Guarantees”),

•	the rights of the holders of the partnership preferred securities under the Partnership Guarantee, and

•	the rights of the holders of the partnership preferred securities to receive distributions on the partnership preferred securities, only if and to the extent declared out of funds legally available for the payment of distributions, and

•	the trust guarantee trustee shall have the right to enforce the terms of the Trust Guarantee, including the right to enforce the restriction on the payment of distributions by ML&Co. and its finance subsidiaries on its securities as described in the Trust Guarantee.

If the property trustee fails to enforce its rights under the partnership preferred securities after a holder of the TOPrS has made a written request, that holder may directly institute a legal proceeding against ML Partnership and the special representative to enforce the property trustee’s rights under the partnership preferred securities without first instituting any legal proceeding against the property trustee, ML Trust or any other person or entity. In addition, for so long as ML Trust holds any partnership preferred securities, if the special representative fails to enforce its rights on behalf of ML Partnership under the Affiliate Investment Instruments after a holder of the TOPrS has made a written request, any holder may on behalf of ML Partnership directly institute a legal proceeding against the Investment Affiliates under the Affiliate Investment Instruments, without first instituting any legal proceeding against the property trustee, ML Trust, the special representative or ML Partnership. In any event, for so long as ML Trust is the holder of any partnership preferred securities, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of an Investment Affiliate to make any required payment when due on any Affiliate Investment Instrument or the failure of ML&Co. to make any required payment when due on any Investment Guarantee, then a holder of the TOPrS may

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on behalf of ML Partnership directly institute a proceeding against the Investment Affiliate with respect to any Affiliate Investment Instrument or against ML&Co. with respect to any the Investment Guarantee, in each case for enforcement of payment.

Under no circumstances, however, shall the special representative have authority to cause ML&Co. to declare distributions on the partnership preferred securities. As a result, although the special representative may be able to enforce ML Partnership’s creditors’ rights to accelerate and receive payments in respect of the Affiliate Investment Instruments and the Investment Guarantees, subject to satisfying the reinvestment criteria described under “Description of the Partnership Preferred Securities—Partnership Investments”, ML Partnership would be entitled to reinvest any payments in additional Affiliate Investment Instruments and other eligible debt securities, rather than declaring and making distributions on the partnership preferred securities.

ML&Co. and ML Trust are each required to file annually with the property trustee an officer’s certificate as to its compliance with all conditions and obligations under the declaration.

Mandatory Redemption

At the option of ML&Co., ML Partnership may redeem the partnership preferred securities, in whole or in part, at any time on or after            ,             or at any time in certain circumstances upon the occurrence of a Partnership Special Event. Upon the redemption of the partnership preferred securities either at the option of ML&Co. or under to a Partnership Special Event, the proceeds from the repayment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the partnership preferred securities so redeemed at an amount per Trust Security equal to $25 plus accumulated and unpaid distributions; provided, that holders of the Trust Securities shall be given not less than 30 nor more than 60 days notice of any redemption. See “Description of the Partnership Preferred Securities—General” and “—Optional Redemption”.

Trust Special Event Redemption or Distribution

If, at any time, a Trust Tax Event or a Trust Investment Company Event (each as defined below, and each, a “Trust Special Event”) occurs and is continuing, the regular trustees shall, unless the partnership preferred securities are redeemed in the limited circumstances described below, within 90 days following the occurrence of such Trust Special Event elect to either:

(1)	dissolve ML Trust upon not less than 30 nor more than 60 days notice with the result that, after satisfaction of creditors of ML Trust, if any, partnership preferred securities would be distributed on a pro rata basis to the holders of the TOPrS and the common securities in liquidation of the holders’ interests in ML Trust; provided, however, that if at the time there is available to ML Trust the opportunity to eliminate, within the 90-day period, the Trust Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of ML&Co. has or will cause no adverse effect on ML Trust, ML Partnership, ML&Co. or the holders of the Trust Securities and will involve no material cost, ML Trust will pursue that measure in lieu of dissolution or

(2)	cause the TOPrS to remain outstanding, provided that in the case of this clause (2), ML&Co. shall pay any and all expenses incurred by or payable by ML Trust attributable to ML Trust Special Event.

Furthermore, if in the case of the occurrence of a Trust Tax Event, the regular trustees have received an opinion of nationally recognized independent tax counsel experienced in these matters that there is more than an insubstantial risk that interest payable by one or more of the Investment Affiliates with respect to the debentures issued by any Investment Affiliate is not, or will not be, deductible by any Investment Affiliate for United States Federal income tax purposes even if the partnership preferred securities were distributed to the holders of the Trust Securities in liquidation of the holders’ interests in ML Trust as described above, then ML&Co. shall have

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the right, within 90 days following the occurrence of the Trust Tax Event, to elect to cause ML Partnership to redeem the partnership preferred securities in whole, but not in part, for cash upon not less than 30 nor more than 60 days notice and promptly following any redemption, the Trust Securities will be redeemed by ML Trust at the redemption price.

“Trust Tax Event” means that ML&Co. shall have requested and received and shall have delivered to the Regular Trustees an opinion of nationally recognized independent tax counsel experienced in these matters to the effect that there has been:

•	an amendment to, change in or announced proposed change in the laws, or any regulations under those laws of the United States or any political subdivision or taxing authority of that jurisdiction,

•	a judicial decision interpreting, applying, or clarifying these laws or regulations,

•	an administrative pronouncement or action that represents an official position, including a clarification of an official position, of the governmental authority or regulatory body making the administrative pronouncement or taking any action, or

•	a threatened challenge asserted in connection with an audit of ML&Co. or any of its subsidiaries, ML Partnership, or ML Trust, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the debentures, the partnership preferred securities, or the TOPrS, which amendment or change is adopted or which proposed change, decision or pronouncement is announced or which action, clarification or challenge occurs on or after the date of this prospectus (collectively a “Tax Action”), which Tax Action relates to any of the items described in (1) through (3) below, and that following the occurrence of any Tax Action there is more than an insubstantial risk that:

(1)	ML Trust is, or will be, subject to United States Federal income tax with respect to income accrued or received on the partnership preferred securities,

(2)	ML Trust is, or will be, subject to more than a minimal amount of other taxes, duties or other governmental charges or

(3)	interest payable by an Investment Affiliate with respect to the Affiliate Investment Instrument issued by the Investment Affiliate is not, or will not be, deductible by the Investment Affiliate for United States Federal income tax purposes.

Periodically, over the past several years, various legislative proposals have been introduced in the U.S. Congress which, if enacted, in some cases would result in interest payable on a security issued in circumstances with certain similarities to the issuance of the debentures issued by the Investment Affiliates to ML Partnership not being deductible for United States Federal income tax purposes. If legislation similar to these earlier legislative proposals were ultimately adopted, such legislation could possibly result in a Trust Tax Event, which could result in an early redemption of the TOPrS.

“Trust Investment Company Event” means that ML&Co. shall have requested and received and shall have delivered to the regular trustees an opinion of nationally recognized independent legal counsel experienced in these matters to the effect that as a result of the occurrence on or after the date of this prospectus of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a “Change in Investment Company Act Law”), ML Trust is or will be considered an investment company which is required to be registered under the Investment Company Act.

If the partnership preferred securities are distributed to the holders of the TOPrS, ML&Co. will use its best efforts to cause the partnership preferred securities to be listed on the NYSE or on any other national securities exchange or similar organization as the TOPrS are then listed or quoted.

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On the date fixed for any distribution of partnership preferred securities, upon dissolution of ML Trust,

•	the Trust Securities will no longer be deemed to be outstanding, and

•	certificates representing the Trust Securities will be deemed to represent the partnership preferred securities having a liquidation preference equal to the stated liquidation amount of the Trust Securities until the certificates are presented to ML&Co. or its agent for transfer or reissuance.

There can be no assurance as to the market price for the partnership preferred securities which may be distributed in exchange for TOPrS if a dissolution and liquidation of ML Trust were to occur. Accordingly, the partnership preferred securities which an investor may subsequently receive on dissolution and liquidation of ML Trust may trade at a discount to the price of the TOPrS exchanged.

Redemption Procedures

ML Trust may not redeem fewer than all of the outstanding TOPrS unless all accumulated and unpaid distributions have been paid on all TOPrS for all quarterly distribution periods terminating on or before the date of redemption.

If ML Trust gives a notice of redemption in respect of the TOPrS, which notice will be irrevocable, and if ML&Co. has paid to the property trustee a sufficient amount of cash in connection with the related redemption of the partnership preferred securities, then, by 12:00 noon, New York City time, on the redemption date, ML Trust will irrevocably deposit with DTC funds sufficient to pay the amount payable on redemption of all book-entry certificates and will give DTC irrevocable instructions and authority to pay the redemption amount to holders of the TOPrS. See “—Book-Entry Only Issuance—The Depository Trust Company”. If notice of redemption shall have been given and funds are deposited as required, then upon the date of deposit, all rights of holders of any TOPrS so called for redemption will cease, except the right of the holders of those TOPrS to receive the redemption price, but without interest. In the event that any date fixed for redemption of the TOPrS is not a Business Day, then payment of the amount payable on that date will be made on the next succeeding day which is a Business Day, without any interest or other payment in respect of the amount payable subject to delay, except that, if that Business Day falls in the next calendar year, the payment will be made on the immediately preceding Business Day. In the event that payment of the redemption price in respect of the TOPrS is improperly withheld or refused and not paid either by ML Trust or by ML&Co. under the Trust Guarantee described under “Description of the Trust Guarantee”, distributions on the TOPrS will continue to accumulate from the original redemption date to the date of payment.

In the event that fewer than all of the outstanding TOPrS are to be redeemed, the TOPrS will be redeemed in accordance with the procedures of DTC. See “—Book-Entry Only Issuance—The Depository Trust Company”. In the event that the TOPrS do not remain in book-entry only form and fewer than all of the outstanding TOPrS are to be redeemed, the TOPrS shall be redeemed on a pro rata basis or pursuant to the rules of any securities exchange on which the TOPrS are listed.

Subject to the foregoing and applicable law, including, without limitation, United States Federal securities laws, ML&Co. or its subsidiaries may at any time and from time to time purchase outstanding TOPrS by tender, in the open market or by private agreement.

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Subordination of the Common Securities

Payment of amounts upon liquidation of the Trust Securities shall be made pro rata based on the liquidation amount of the Trust Securities; provided, however, that upon:

•	the occurrence of an event of default by an Investment Affiliate, including ML&Co., under any Affiliate Investment Instrument, or

•	default by ML&Co. on any of its obligations under any guarantee described in this prospectus, the holders of the TOPrS will have a preference over the holders of the common securities with respect to payments upon liquidation of ML Trust.

In the case of any Trust Enforcement Event, the holder of the common securities will be deemed to have waived the Trust Enforcement Event until all Trust Enforcement Events with respect to the TOPrS have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events with respect to the TOPrS have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the TOPrS and not on behalf of the holder of the common securities, and only the holders of the TOPrS will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of ML Trust, the holders of the TOPrS will be entitled to receive out of the assets of ML Trust, after satisfaction of liabilities to creditors, distributions in cash or other immediately available funds in an amount equal to the aggregate of the stated liquidation amount of $25 per TOPrS plus accumulated and unpaid distributions to the date of payment, unless, in connection with ML Trust’s liquidation, partnership preferred securities have been distributed on a pro rata basis to the holders of the Trust Securities.

If, upon ML Trust’s liquidation, the liquidation distribution can be paid only in part because ML Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by ML Trust on the TOPrS shall be paid on a pro rata basis. The holders of the common securities will be entitled to receive distributions upon liquidation pro rata with the holders of the TOPrS, except in the limited circumstances described above under “—Subordination of the Common Securities”.

Under the declaration, ML Trust shall terminate:

(1)	upon the bankruptcy of ML&Co.,

(2)	upon the filing of a certificate of dissolution or the equivalent with respect to ML&Co., the filing of a certificate of cancellation with respect to ML Trust after having obtained the consent of at least a majority in liquidation amount of the Trust Securities, voting together as a single class, to file such certificate of cancellation, or the revocation of the charter of ML&Co. and the expiration of 90 days after the date of revocation without reinstatement,

(3)	upon the distribution of all of the partnership preferred securities upon the occurrence of a Trust Special Event,

(4)	upon the entry of a decree of a judicial dissolution of ML&Co. or ML Trust, or

(5)	upon the redemption of all the Trust Securities.

Voting Rights

Except as described in this prospectus, under the Delaware Trust Act, the Trust Indenture Act and under “Description of The Trust Guarantee—Amendments and Assignment”, and as otherwise required by law and the declaration, the holders of the TOPrS will have no voting rights.

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Subject to the requirement of the property trustee obtaining a tax opinion as set forth in the last sentence of this paragraph, the holders of a majority in liquidation amount of the TOPrS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or direct the exercise of any trust or power conferred upon the property trustee under the declaration, including the right to direct the property trustee, as holder of the partnership preferred securities, to:

•	exercise the remedies available to it under the limited partnership agreement as a holder of the partnership preferred securities, including the right to direct the special representative to exercise its rights in the manner described above under “—Trust Enforcement Events”, and

•	consent to any amendment, modification, or termination of the limited partnership agreement or the partnership preferred securities where consent is required; provided, however, that where a consent or action under the limited partnership agreement would require the consent or act of the holders of more than a majority of the aggregate liquidation preference of partnership preferred securities affected, only the holders of the percentage of the aggregate stated liquidation amount of the Trust Securities which is at least equal to the percentage required under the limited partnership agreement may direct the property trustee to give consent or take action on behalf of ML Trust. See “Description of the Partnership Preferred Securities—Voting Rights”.

The property trustee shall notify all holders of the TOPrS of any notice of any Partnership Enforcement Event received from ML&Co., as general partner with respect to the partnership preferred securities and the Affiliate Investment Instruments. The notice shall state that the Partnership Enforcement Event also constitutes a Trust Enforcement Event. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy as described above, the property trustee shall be under no obligation to take any of the actions described in immediately preceding clauses above unless the property trustee has obtained an opinion of independent tax counsel to the effect that as a result of that action, ML Trust will not fail to be classified as a grantor trust for United States Federal income tax purposes and that after that action each holder of Trust Securities will continue to be treated as owning an undivided beneficial ownership interest in the partnership preferred securities.

A waiver of a Partnership Enforcement Event with respect to the partnership preferred securities held by the property trustee will constitute a waiver of the corresponding Trust Enforcement Event.

Any required approval or direction of holders of the TOPrS may be given at a separate meeting of holders of the TOPrS convened for that purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The regular trustees will cause a notice of any meeting at which holders of the TOPrS are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be mailed to each holder of record of the TOPrS. Each notice will include a statement setting forth the following information:

(1)	the date of the meeting or the date by which any action is to be taken;

(2)	a description of any resolution proposed for adoption at the meeting on which the holders are entitled to vote or of the matter upon which written consent is sought; and

(3)	instructions for the delivery of proxies or consents.

No vote or consent of the holders of the TOPrS will be required for ML Trust to redeem and cancel the TOPrS or distribute partnership preferred securities in accordance with the declaration.

Notwithstanding that holders of the TOPrS are entitled to vote or consent under any of the circumstances described above, any of the Trust Securities that are beneficially owned at that time by ML&Co. or any entity directly or indirectly controlled by, or under direct or indirect common control with, ML&Co., except for TOPrS purchased or acquired by ML&Co. or its affiliates in connection with transactions effected by

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or for the account of customers of ML&Co. or any of its subsidiaries or in connection with the distribution or trading of the TOPrS, shall not be entitled to vote or consent and shall, for purposes of any vote or consent, be treated as if the Trust Securities were not outstanding; provided, however, that persons, other than affiliates of ML&Co., to whom ML&Co. or any of its subsidiaries have pledged the TOPrS may vote or consent with respect to the pledged TOPrS pursuant to the terms of the pledge.

The procedures by which holders of the TOPrS represented by the global certificates may exercise their voting rights are described below. See “—Book-Entry Only Issuance—The Depository Trust Company”.

Holders of the TOPrS will have no rights to appoint or remove the trustees, who may be appointed, removed or replaced solely by ML&Co., as the holder of all of the common securities.

Merger, Consolidation or Amalgamation of ML Trust

ML Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other entity, except as described below. ML Trust may, with the consent of a majority of the regular trustees and without the consent of the holders of the Trust Securities, the property trustee or the Delaware trustee consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; provided, that:

(1)	if ML Trust is not the surviving entity, the successor entity either:

•	expressly assumes all of the obligations of ML Trust under the Trust Securities, or

•	substitutes for the TOPrS other securities having substantially the same terms as the TOPrS, so long as the successor securities rank the same as the Trust Securities rank with respect to distributions, assets and payments,

(2)	ML&Co. expressly acknowledges a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the partnership preferred securities,

(3)	the TOPrS or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the TOPrS are then listed or quoted,

(4)	any merger, consolidation, amalgamation or replacement does not cause the TOPrS, including any successor securities, to be downgraded by any nationally recognized statistical rating organization,

(5)	any merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the TOPrS, including any successor securities, in any material respect,

(6)	the successor entity has a purpose substantially identical to that of ML Trust,

(7)	ML&Co. guarantees the obligations of the successor entity under the successor securities to the same extent as provided by the Trust Guarantee, and

(8)	before any merger, consolidation, amalgamation or replacement, ML&Co. has received an opinion of a nationally recognized independent counsel to ML Trust experienced in these matters to the effect that:

•	any merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the TOPrS, including any successor securities, in any material respect, other than with respect to any dilution of the holders’ interest in the new entity,

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•	following any merger, consolidation, amalgamation or replacement, neither ML Trust nor the successor entity will be required to register as an investment company under the Investment Company Act,

•	following any merger, consolidation, amalgamation or replacement, ML Trust, or any successor trust, will not be classified as an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes, and

•	following any merger, consolidation, amalgamation or replacement, ML Partnership will not be classified as an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes.

Notwithstanding the foregoing, ML Trust shall not, except with the consent of holders of 100% in liquidation amount of the TOPrS, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if any consolidation, amalgamation, merger or replacement would cause ML Trust or the successor entity to be classified as an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes.

Modification of the Declaration

The declaration may be modified and amended if approved by a majority of the regular trustees, and in the circumstances described in the declaration, the property trustee and the Delaware trustee. However, if any proposed amendment provides for, or the regular trustees otherwise propose to effect,

(1)	any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the declaration or otherwise, or

(2)	the dissolution, winding-up or termination of ML Trust other than under the terms of the declaration,

then, in each case, the holders of the Trust Securities voting together as a single class will be entitled to vote on the amendment or proposal and the amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected; provided, further that if any amendment or proposal referred to in clause (2) above would adversely affect only the TOPrS or the common securities, then only the affected class will be entitled to vote on the amendment or proposal and the amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of that class of Trust Securities.

The declaration may be amended without the consent of the holders of the Trust Securities to:

•	cure any ambiguity,

•	correct or supplement any provision in the declaration that may be defective or inconsistent with any other provision of the declaration,

•	add to the restrictions or obligations of the sponsor,

•	conform to any change in the Investment Company Act, the Trust Indenture Act or the rules or regulations under either law and

•	modify, eliminate and add to any provision of the declaration to the extent as may be necessary or desirable;

provided that no amendment shall have a material adverse effect on the rights, preferences or privileges of the holders of the Trust Securities.

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Notwithstanding the foregoing, no amendment or modification may be made to the declaration if the amendment or modification would

•	cause ML Trust to fail to be classified as a grantor trust for United States Federal income tax purposes,

•	cause ML Partnership to be classified as an association or publicly traded partnership taxable as a corporation for those purposes,

•	reduce or otherwise adversely affect the powers of the property trustee, or

•	cause ML Trust or ML Partnership to be deemed an investment company which is required to be registered under the Investment Company Act.

Book-Entry Only Issuance—The Depository Trust Company

Description of the Global Certificates

DTC will act as securities depository for the TOPrS and, to the extent distributed to the holders of the TOPrS, the partnership preferred securities. The TOPrS will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global certificates, representing the total aggregate number of TOPrS, will be issued and will be deposited with DTC.

DTC Procedures

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of the TOPrS within the DTC system must be made by or through participants, which will receive a credit for the TOPrS on DTC’s records. The ownership interest of each beneficial owner of the TOPrS is in turn to be recorded on the participants’ and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the participants or indirect participants through which the beneficial owners purchased TOPrS. Transfers of ownership interests in the TOPrS are to be accomplished by entries made on the books of participants and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the TOPrS, except in the event that use of the book-entry system for the TOPrS is discontinued.

DTC has no knowledge of the actual beneficial owners of the TOPrS; DTC’s records reflect only the identity of the participants to whose accounts the TOPrS are credited, which may or may not be the beneficial owners. The participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

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So long as DTC, or its nominee, is the registered owner or holder of a global certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the TOPrS being represented for all purposes under the declaration and the TOPrS. No beneficial owner of an interest in a global certificate will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the declaration.

DTC has advised ML&Co. that it will take any action permitted to be taken by a holder of the TOPrS, including the presentation of the TOPrS for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in the global certificates are credited and only in respect of such portion of the aggregate liquidation amount of the TOPrS as to which the participant or participants has or have given the direction. Also, if there is a Trust Enforcement Event under the TOPrS, DTC will exchange the global certificates for certificated securities, which it will distribute to its participants in accordance with its customary procedures.

Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices in respect of the TOPrS held in book-entry form will be sent to Cede & Co. If less than all of the TOPrS are being redeemed, DTC will determine the amount of the interest of each participant to be redeemed in accordance with its procedures.

Although voting with respect to the TOPrS is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the TOPrS. Under its usual procedures, DTC would mail an omnibus proxy to ML Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those participants to whose accounts the TOPrS are allocated on the record date identified in a listing attached to the omnibus proxy.

Distributions on the TOPrS held in book-entry form will be made to DTC in immediately available funds. DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants and indirect participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participants and indirect participants and not of DTC, ML Trust or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of any distributions to DTC is the responsibility of ML Trust, disbursement of those payments to participants is the responsibility of DTC, and disbursement of those payments to the beneficial owners is the responsibility of participants and indirect participants.

Except as described, a beneficial owner of an interest in a global certificate will not be entitled to receive physical delivery of the TOPrS. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the TOPrS.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global certificates among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither ML&Co. nor ML Trust will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depository with respect to the TOPrS at any time by giving notice to ML Trust. Under these circumstances, in the event that a successor securities depository is not obtained, the TOPrS certificates are required to be printed and delivered to the property trustee. Additionally, ML Trust, with the consent of ML&Co., may decide to discontinue use of the system of book-entry transfers through DTC or any successor depository. In that event, certificates for the TOPrS will be printed and delivered to the property trustee. In each of the above circumstances, ML&Co. will appoint a paying agent with respect to the TOPrS.

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The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global TOPrS as represented by a global certificate.

The information in this section concerning DTC and DTC’s system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for the accuracy of the information.

Payment

Payments in respect of the TOPrS represented by the global certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the scheduled payment dates or, in the case of certificated securities, if any, payments shall be made by check mailed to the address of the holder entitled to receive the payment as the holder’s address shall appear on the register. The paying agent shall be permitted to resign as paying agent upon 30 days written notice to the regular trustees. In the event that JPMorgan Chase Bank shall no longer be the paying agent, the regular trustees shall appoint a successor to act as paying Agent which shall be a bank or trust company.

Registrar, Transfer Agent, and Paying Agent

The property trustee will act as registrar, transfer Agent and paying agent for the TOPrS.

Registration of transfers of the TOPrS will be effected without charge by or on behalf of ML Trust, but upon payment and with the giving of any indemnity as ML Trust or ML&Co. may require, in respect of any tax or other government charges which may be imposed in relation to it.

ML Trust will not be required to register or cause to be registered the transfer of the TOPrS after the TOPrS have been called for redemption.

Information Concerning the Property Trustee

The property trustee, before the occurrence of a default with respect to the Trust Securities, undertakes to perform only the duties as are specifically set forth in the declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to these provisions, the property trustee is under no obligation to exercise any of the powers vested in it by the declaration at the request of any holder of the TOPrS, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred in connection with the exercise of any powers. The holders of the TOPrS will not be required to offer any indemnity in the event the holders, by exercising their voting rights, direct the property trustee to take any action following a Trust Enforcement Event.

Governing Law

The declaration and the TOPrS will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

Miscellaneous

The regular trustees are authorized and directed to conduct the affairs of and to operate ML Trust in such a way that ML Trust will not be deemed to be an investment company required to be registered under the Investment Company Act or characterized as other than a grantor trust for United States Federal income tax purposes. In this connection, the regular trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the declaration that the regular trustees determine in their discretion to be necessary or desirable for those purposes as long as such action does not adversely affect the interests of the holders of the TOPrS.

Holders of the TOPrS have no preemptive rights.

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DESCRIPTION OF THE TRUST GUARANTEE

Set forth below is a summary of material information concerning the Trust Guarantee which will be executed and delivered by ML&Co. for the benefit of the holders from time to time of the TOPrS. The summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Trust Guarantee, which is filed as an exhibit to the registration statement of which this prospectus is a part. The Trust Guarantee incorporates by reference the terms of, and will be qualified as an indenture under, the Trust Indenture Act. JPMorgan Chase Bank, as the trust guarantee trustee, will hold the Trust Guarantee for the benefit of the holders of the TOPrS and will act as indenture trustee for the purposes of compliance with the Trust Indenture Act.

Under the Trust Guarantee, ML&Co. will irrevocably agree, on a subordinated basis and to the extent set forth in the Trust Guarantee, to pay in full to the holders of the TOPrS, except to the extent paid by ML Trust, as and when due, regardless of any defense, right of set off or counterclaim which ML Trust may have or assert, the following payments (the “Trust Guarantee Payments”), without duplication:

•	any accumulated and unpaid distributions on the TOPrS to the extent ML Trust has funds available for distribution,

•	the redemption price with respect to any TOPrS called for redemption by ML Trust, to the extent ML Trust has funds available for payment, and

•	upon a voluntary or involuntary dissolution, winding-up or termination of ML Trust, other than in connection with the distribution of partnership preferred securities to the holders of the TOPrS or the redemption of all of the TOPrS, the lesser of:

(1)	the aggregate of the liquidation amount and all accumulated and unpaid distributions on the TOPrS and

(2)	the amount of assets of ML Trust remaining available for distribution to holders of the TOPrS upon the liquidation of ML Trust.

ML&Co.’s obligation to make a Trust Guarantee Payment may be satisfied by direct payment of the required amounts by ML&Co. to the holders of the TOPrS or by causing ML Trust to pay these amounts to holders.

The Trust Guarantee will be a guarantee on a subordinated basis with respect to the TOPrS from the time of issuance of the TOPrS but will only apply to any payment of distributions or the redemption price, or to payments upon the dissolution, winding-up or termination of ML Trust, to the extent ML Trust shall have funds available. If ML Partnership fails to declare distributions on the partnership preferred securities, ML Trust would lack available funds for the payment of distributions or amounts payable on redemption of the TOPrS or otherwise, and in such event holders of the TOPrS would not be able to rely upon the Trust Guarantee for payment of these amounts. Instead, holders of the TOPrS will have the remedies described under “Description of the TOPrS—Trust Enforcement Events”, including the right to direct the trust guarantee trustee to enforce the restriction of payments by ML&Co. and its finance subsidiaries on its capital stock. See “—Obligations of ML&Co.” below.

The Guarantees, when taken together with the debentures issued by ML&Co. and ML&Co.’s obligations to pay all fees and expenses of ML Trust and ML Partnership, constitute a guarantee to the extent set forth in this prospectus by ML&Co. of the distribution, redemption and liquidation payments payable to the holders of the TOPrS. The Guarantees do not apply, however, to current distributions by ML Partnership unless and until these distributions are declared by ML Partnership out of funds legally available for payment or to liquidating distributions unless there are assets available for payment in ML Partnership, each as more fully described under “Risk Factors—Insufficient Income or Assets Available to Partnership”.

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Obligations of ML&Co.

Under the Trust Guarantee, ML&Co. will agree that, if

•	for any distribution period, full distributions on a cumulative basis on any TOPrS have not been paid,

•	an event of default by any Investment Affiliate in respect of any Affiliate Investment Instrument has occurred and is continuing, or

•	it is in default of its obligations under the Trust Guarantee, the Partnership Guarantee or any Investment Guarantee,

then, during that period:

•	it may not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or comparable equity interest, except for:

(1)	dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its capital stock, and conversions or exchanges of common stock of one class into common stock of another class,

(2)	redemptions or purchases of any rights pursuant to the rights agreement dated as of December 2, 1997 between ML&Co. and JPMorgan Chase Bank (the “Rights Agreement”) and the issuance of preferred stock under those rights, and

(3)	purchases or acquisitions by ML&Co. or its affiliates in connection with transactions effected by or for the account of customers of ML&Co. or any of its subsidiaries or in connection with the distribution or trading of its capital stock or comparable equity interest; and

•	it may not make, permit any finance subsidiary to make, or make any payments that would enable any finance subsidiary to make, any payment of any dividends on, any distribution with respect to, or any redemption, purchase or other acquisition of, or any liquidation payment with respect to, any preferred security or comparable equity interest of any finance subsidiary.

Events of Default; Enforcement of Trust Guarantee

An event of default under the Trust Guarantee will occur upon the failure of ML&Co. to perform any of its payment or other obligations set forth in the Trust Guarantee.

The holders of a majority in liquidation amount of the TOPrS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trust guarantee trustee or to direct the exercise of any trust or power conferred upon the trust guarantee trustee under the trust guarantee. If the trust guarantee trustee fails to enforce its rights under the Trust Guarantee after a holder of the TOPrS has made a written request, the holder may institute a legal proceeding directly against ML&Co. to enforce the trust guarantee trustee’s rights under the Trust Guarantee, without first instituting a legal proceeding against ML Trust, the trust guarantee trustee or any other person or entity. In any event, if ML&Co. has failed to make a guarantee payment under the Trust Guarantee, a holder of the TOPrS may directly institute a proceeding in the holder’s own name against ML&Co. for enforcement of the Trust Guarantee for payment.

Status of the Trust Guarantee; Subordination

The Trust Guarantee will constitute an unsecured obligation of ML&Co. and will rank subordinate and junior in right of payment to all other liabilities of ML&Co. and will rank equally with the most senior

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preferred stock, if any, issued from time to time by ML&Co., with similar guarantees issued by ML&Co. in connection with:

•	the $275,000,000 aggregate liquidation amount of 7 3/4% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust I,

•	the $300,000,000 aggregate liquidation amount of 8% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust II,

•	the $750,000,000 aggregate liquidation amount of 7% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust III,

•	the $400,000,000 aggregate liquidation amount of 7.12% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust IV,

•	the $850,000,000 aggregate liquidation amount of 7.28% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust V,

•	the ¥10,000,000,000 aggregate liquidation amount of Trust Originated Preferred Securities issued by Merrill Lynch Yen TOPrS Trust I, and

•	with any guarantee now or hereafter entered into by ML&Co. in respect of any preferred stock of any other Finance Subsidiary.

“Finance Subsidiary” means Merrill Lynch Preferred Capital Trust I, Merrill Lynch Preferred Capital Trust II, Merrill Lynch Preferred Capital Trust III, Merrill Lynch Preferred Capital Trust IV, Merrill Lynch Preferred Capital Trust V, Merrill Lynch Yen TOPrS Trust I and any other wholly-owned subsidiary of ML&Co. the principal purpose of which is to raise capital for ML&Co. by issuing securities that are guaranteed by ML&Co. and the proceeds of which are loaned to or invested in ML&Co. or one or more of its affiliates.

Accordingly, the rights of the holders of the TOPrS to receive payments under the Trust Guarantee will be subject to the rights of the holders of any obligations of ML&Co. that are senior in priority to the obligations under the Trust Guarantee. Furthermore, the holders of obligations of ML&Co. that are senior to the obligations under the Trust Guarantee, including, but not limited to, obligations constituting senior indebtedness of ML&Co., will be entitled to the same rights upon payment default or dissolution, liquidation and reorganization in respect of the Trust Guarantee that inure to the holders of senior indebtedness as against the holders of the ML&Co. Debenture. The terms of the TOPrS that each holder of the TOPrS, by acceptance, agrees to the subordination provisions and other terms of the Trust Guarantee.

The Trust Guarantee will constitute a guarantee of payment and not of collection. That is, the guaranteed party may directly institute a legal proceeding against ML&Co. to enforce its rights under the Trust Guarantee without instituting a legal proceeding against any other person or entity.

Amendments and Assignment

Except with respect to any changes that do not materially adversely affect the rights of holders of the TOPrS, in which case no vote will be required, the Trust Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of all the outstanding TOPrS. The manner of obtaining any approval of holders of the TOPrS will be as set forth under “Description of the TOPrS—Voting Rights”. All guarantees and agreements contained in the Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of ML&Co. and shall inure to the benefit of the holders of the TOPrS then outstanding. Except in connection with permitted merger or consolidation of ML&Co. with or into another entity or permitted sale, transfer or lease of ML&Co.’s assets to another entity in which the surviving corporation, if other than ML&Co., assumes ML&Co.’s obligations under the Trust Guarantee, ML&Co. may not assign its rights or delegate its obligations under the Trust Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation amount of the TOPrS then outstanding.

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Termination of The Trust Guarantee

The Trust Guarantee will terminate as to each holder of the TOPrS upon:

•	full payment of the redemption price of all the TOPrS,

•	distribution of the partnership preferred securities held by ML Trust to the holders of the TOPrS, or

•	full payment of the amounts payable in accordance with the declaration upon liquidation of ML Trust.

The Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the TOPrS must restore payment of any sum paid under the TOPrS or the Trust Guarantee.

Information Concerning the Trust Guarantee Trustee

The trust guarantee trustee, before the occurrence of a default with respect to the Trust Guarantee, undertakes to perform only those duties as are specifically set forth in the Trust Guarantee and, after default with respect to the Trust Guarantee, shall exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to that provision, the trust guarantee trustee is under no obligation to exercise any of the powers vested in it by the Trust Guarantee at the request of any holder of TOPrS unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred in connection with the exercise of those powers.

Governing Law

The Trust Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

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DESCRIPTION OF THE PARTNERSHIP PREFERRED SECURITIES

All of the partnership interests in ML Partnership, other than the partnership preferred securities acquired by ML Trust, are owned directly by ML&Co. Initially, ML&Co. will be the sole general partner of ML Partnership. The limited partnership agreement authorizes and creates the partnership preferred securities, which represent limited partner interests in ML Partnership. The limited partner interests represented by the partnership preferred securities will have a preference with respect to distributions and amounts payable on redemption or liquidation over ML&Co.’s interest in ML Partnership.

Except as otherwise described in this prospectus or provided in the limited partnership agreement, the limited partnership agreement does not permit ML Partnership to issue any additional partnership interests or to incur any indebtedness.

The summary of certain material terms and provisions of the partnership preferred securities set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the limited partnership agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, and the Delaware Limited Partnership Act.

Distributions

Holders of partnership preferred securities will be entitled to receive cumulative cash distributions, if, as and when declared by ML&Co., as general partner, in its sole discretion out of assets of ML Partnership legally available for payment. The distributions payable on each partnership preferred security will be fixed at a rate per annum of     % of the stated liquidation preference of $25 per partnership preferred security. Distributions not paid on the scheduled payment date will accumulate and compound quarterly at the rate per annum equal to     %. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

Distributions on the partnership preferred securities will be payable quarterly in arrears on                 ,                 ,                 , and                  of each year, commencing                 ,                 . If distributions are not declared and paid when scheduled, the accumulated distributions shall be paid to the holders of record of partnership preferred securities as they appear on the books and records of ML Partnership on the record date with respect to the payment date for the partnership preferred securities.

ML Partnership’s earnings available for distribution to the holders of the partnership preferred securities will be limited to payments made on the Affiliate Investment Instruments and Investment Guarantees and payments on other eligible debt securities in which ML Partnership has invested from time to time. See “—Partnership Investments”. To the extent that the issuers and, where applicable, ML&Co., as guarantor, of the securities in which ML Partnership invests fail to make any payment in respect of the securities or, if applicable, the guarantees, ML Partnership will not have sufficient funds to pay and will not declare or pay distributions on the partnership preferred securities, in which event the Partnership Guarantee will not apply to those distributions until ML Partnership has sufficient funds available for distribution. See “Description of the Partnership Guarantee”. In addition, distributions on the partnership preferred securities may be declared and paid only as determined in the sole discretion of ML&Co. as general partner of ML Partnership. If ML Partnership fails to declare and pay distributions on the partnership preferred securities out of funds legally available for distribution, ML Trust will not have sufficient funds to make distributions on the TOPrS, in which event the Trust Guarantee will not apply to those distributions until ML Trust has sufficient funds available. In addition, ML Partnership may not have sufficient funds to pay current or liquidating distributions on the partnership preferred securities if:

•

at any time that ML Partnership is receiving current payments in respect of the securities held by ML Partnership including the debentures, ML&Co., in its sole discretion, does not declare distributions on the partnership preferred securities and ML Partnership receives insufficient

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amounts to pay the additional compounded distributions that will accumulate in respect of the partnership preferred securities,

•	ML Partnership reinvests the proceeds received in respect of the debentures upon their retirement or at their maturities in Affiliate Investment Instruments that do not generate income in an amount that is sufficient to pay full distributions in respect of the partnership preferred securities, or

•	ML Partnership invests in debt securities of Investment Affiliates that are not guaranteed by ML&Co. and that cannot be liquidated by ML Partnership for an amount sufficient to pay any distributions in full.

Distributions on the partnership preferred securities will be payable to holders as they appear on the books and records of ML Partnership on the relevant record dates, which, as long as the TOPrS remain or, in the event that ML Trust is liquidated in connection with a Trust Special Event, as long as the partnership preferred securities remain, in book-entry only form, will be one Business Day before the relevant payment dates. In the event the TOPrS, or in the event that ML Trust is liquidated in connection with a Trust Special Event, the partnership preferred securities, shall not continue to remain in book-entry only form, the relevant record dates shall be the 15th day of the month of the relevant payment dates. In the event that any date on which distributions are payable on the partnership preferred securities is not a Business Day, then payment of the distribution payable on that date will be made on the next succeeding day that is a Business Day and without any interest or other payment in respect of any delay, except that, if that Business Day is in the next succeeding calendar year, that payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on that date.

Partnership Enforcement Events

If one or more of the following events shall occur and be continuing (each, a “Partnership Enforcement Event”):

•	the non-payment of distributions on the partnership preferred securities for six consecutive quarterly periods,

•	ML&Co. is in default on any of its obligations under the Partnership Guarantee or any Investment Guarantee, or

•	an Investment Event of Default occurs and is continuing on any Affiliate Investment Instrument,

then the property trustee, for so long as the partnership preferred securities are held by the property trustee, will have the right, or holders of the partnership preferred securities will be entitled by the vote of a majority in aggregate liquidation preference of the holders:

•	under the limited partnership agreement to enforce the terms of the partnership preferred securities, including the right to appoint and authorize a special representative of ML Partnership and the limited partners to enforce:

(1)	ML Partnership’s creditors’ rights and other rights with respect to the Affiliate Investment Instruments and the Investment Guarantees,

(2)	the rights of the holders of the partnership preferred securities under the Partnership Guarantee, and

(3)	the rights of the holders of the partnership preferred securities to receive distributions on the partnership preferred securities, only if and to the extent declared out of funds legally available for distribution, and

•	under the Partnership Guarantee to enforce the terms of the Partnership Guarantee, including the right to enforce the covenant restricting certain payments by ML&Co. and Finance Subsidiaries.

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If the special representative fails to enforce its rights under the Affiliate Investment Instruments after a holder of partnership preferred securities has made a written request, the holder of record of partnership preferred securities may directly institute a legal proceeding against ML&Co. to enforce the rights of the special representative and ML Partnership under the Affiliate Investment Instruments without first instituting any legal proceeding against the special representative, ML Partnership or any other person or entity. In any event, if a Partnership Enforcement Event has occurred and is continuing and this event is attributable to the failure of an Investment Affiliate to make any required payment when due on any Affiliate Investment Instrument, then a holder of partnership preferred securities may on behalf of ML Partnership directly institute a proceeding against the Investment Affiliate with respect to the Affiliate Investment Instrument for enforcement of payment. A holder of partnership preferred securities may also bring a direct action against ML&Co. to enforce the holder’s right under the Partnership Guarantee. See “Description of the Partnership Guarantee—Events of Default; Enforcement of Partnership Guarantee”.

Under no circumstances, however, shall the special representative have authority to cause ML&Co. to declare distributions on the partnership preferred securities. As a result, although the special representative may be able to enforce ML Partnership’s creditors’ rights to accelerate and receive payments in respect of the Affiliate Investment Instruments and the Investment Guarantees, ML Partnership would be entitled to reinvest those payments in additional Affiliate Investment Instruments, subject to satisfying the reinvestment criteria described under “—Partnership Investments”, and Eligible Debt Securities, rather than declaring and making distributions on the partnership preferred securities. The special representative shall not, by virtue of acting in such capacity, be admitted as a general partner in ML Partnership or otherwise be deemed to be a general partner in ML Partnership and shall have no liability for the debts, obligations or liabilities of ML Partnership.

Partnership Investments

ML Partnership will use approximately 99% of the proceeds from the issuance of the partnership preferred securities and ML&Co.’s contemporaneous capital contribution to purchase the debentures and the remaining 1% of the initial partnership proceeds will be used to purchase Eligible Debt Securities. ML Partnership’s purchase of the debentures will occur contemporaneously with the issuance of the partnership preferred securities.

The initial Affiliate Investment Instruments purchased by the Partnership will consist of two or more debt instruments. ML&Co. anticipates that approximately 85% of the Initial Partnership Proceeds will be used to purchase a debenture of ML&Co. (the “ML&Co. Debenture”), and approximately 14% of the initial partnership proceeds will be used to purchase debentures of one or more eligible controlled affiliates of ML&Co. Each debenture is expected to have a term of 20 years and to provide for interest payable on                 ,                 ,                  and                  of each year, commencing                  ,                  at market rates for the debentures. The debentures will be general unsecured debt obligations of the relevant issuer, except that the ML&Co. Debenture will rank subordinate and junior to all senior indebtedness of ML&Co.

The payment of interest on each of the debentures may be deferred at any time, and from time to time, by the relevant issuer for a period not exceeding six consecutive quarters. If an issuer were to defer the payment of interest, interest would continue to accrue and compound at the stated interest rate on the applicable debenture. The debentures will contain covenants appropriate for unsecured debt securities issued or guaranteed by similar borrowers pursuant to a public offering or private placement under Rule 144A of the Securities Act of a comparable debt security, including a limitation on consolidation, merger and sale or conveyance of assets. The debentures will contain redemption provisions that correspond to the redemption provisions applicable to the partnership preferred securities, including an option to redeem the debentures by the relevant issuer, in whole or in part, from time to time, on or after            ,            , and following the occurrence of a Partnership Special Event, in each case, in the same manner described under “Optional Redemption” and “ Partnership Special Event Redemption”. The debentures, and any other Affiliate Investment Instruments that are debt instruments acquired by ML Partnership in the future, will also contain customary events of default, including:

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•	events of default for defaults in payments on the securities when due, provided that no default shall occur upon a valid deferral of an interest payment by an issuer,

•	defaults in the performance of the relevant issuer’s obligations under its debenture or Affiliate Investment Instruments, as the case may be, and

•	certain bankruptcy, insolvency or reorganization events, subject to customary exceptions and grace periods.

The payment of interest and principal when due and other payment terms of the debentures other than the ML&Co. Debenture, will be guaranteed to the extent described in this prospectus (each, an “Investment Guarantee”) by ML&Co. for the benefit of the holders of partnership preferred securities. See “—Investment Guarantees”.

ML Partnership will invest approximately 1% of the initial partnership proceeds in eligible debt securities. These eligible debt securities will comprise cash or book-entry securities, negotiable instruments, or other securities of entities not affiliated with ML&Co. which evidence any of the following:

•	any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States, or any certificate of deposit for any of the foregoing;

•	commercial paper issued pursuant to Section 3(a)(3) of the Securities Act and having, at the time of the investment or contractual commitment to invest therein, a rating from each of Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) in the highest investment rating category granted by such rating agency and having a maturity not in excess of nine months;

•	demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation;

•	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the Government of the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company which is an Eligible Institution and the deposits of which are insured by the FDIC; and

•	any other security which is identified as a permitted investment of a finance subsidiary pursuant to Rule 3a-5 under the Investment Company Act at the time it is acquired by ML Partnership.

“Eligible Institution” means a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, which has either:

•	a long-term unsecured debt rating of AA or better by S&P and Aa or better by Moody’s, or

•	a short-term unsecured debt rating or a certificate of deposit rating of A-1+ by S&P and P-1 by Moody’s,

and whose deposits are insured by the FDIC or whose the parent has a long-term or short-term unsecured debt rating which signifies investment grade and whose deposits are insured by the FDIC.

ML Partnership may, from time to time and subject to the restrictions described below, reinvest payments received with respect to the Affiliate Investment Instruments and the eligible debt securities in additional Affiliate Investment Instruments and eligible debt securities. As of the date of this prospectus,

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ML&Co., as the General Partner, does not intend to cause ML Partnership to reinvest regularly scheduled, periodic payments of interest or dividends received by ML Partnership in the manner described below, although there can be no assurance that ML&Co.’s intention in respect of any reinvestments will not change in the future.

The fairness of specific terms of all Affiliate Investment Instruments will be passed upon by an independent financial advisor which will be a nationally recognized accounting firm, bank or investment banking firm that does not, and whose directors, officers, employees and affiliates do not, have a direct or indirect material equity interest in ML&Co. or any of its subsidiaries.

ML Partnership may reinvest in additional Affiliate Investment Instruments only if certain procedures and criteria are satisfied with respect to each Affiliate Investment Instrument, including the satisfaction of the following conditions:

(1)	ML Partnership did not hold debt securities of the issuer of the proposed Affiliate Investment Instrument within the three-year period ending on the date of proposed investment;

(2)	there was never a default on any debt obligation of, or arrearages of dividends on preferred stock issued by, the issuer of the proposed Affiliate Investment Instrument that was previously or is currently owned by ML Partnership;

(3)	the applicable terms and provisions with respect to the proposed Affiliate Investment Instrument have been determined by the independent financial advisor to be at least as favorable as terms which could be obtained by ML Partnership in a public offering or private placement under Rule 144A of the Securities Act of a comparable security issued by the relevant Investment Affiliate and guarantees, if any; and

(4)	the requesting Investment Affiliate shall not be deemed to be an investment company by reason of Section 3(a) or 3(b) of the Investment Company Act or is otherwise an eligible recipient of funds directly or indirectly from ML Trust pursuant to an order issued by the SEC.

The term “Investment Affiliate” means ML&Co. or any corporation, partnership, limited liability company or other entity that is controlled by ML&Co., other than ML Partnership or ML Trust. If ML Partnership is unable to reinvest payments and proceeds from Affiliate Investment Instruments in additional Affiliate Investment Instruments meeting the above criteria, ML Partnership may only invest those funds in eligible debt securities, subject to restrictions of applicable law, including the Investment Company Act.

Investment Guarantees

ML&Co. will agree to execute and deliver an Investment Guarantee, on a subordinated basis, for the benefit of the holders of partnership preferred securities with respect to each debenture issued by an Investment Affiliate, other than the ML&Co. Debenture, to the extent set forth below. The Investment Guarantees shall be enforceable regardless of any defense, right of set-off or counterclaim that ML&Co. may have or assert. The Investment Guarantees will be full and unconditional guarantees, to the extent set forth in this prospectus, with respect to the applicable Debentures from the time of issuance. To the extent that, as described above, ML Partnership invests in additional Affiliate Investment Instruments, the determination as to whether the Affiliate Investment Instrument will contain an Investment Guarantee will be made at the date of its issuance and will be based, among other things, upon its approval by the independent financial advisor in accordance with the reinvestment criteria described above.

The Investment Guarantees will constitute guarantees of payment and not of collection. That is, the guaranteed party may directly institute a legal proceeding against ML&Co. to enforce its rights under the applicable Investment Guarantee without instituting a legal proceeding against any other person or entity. If no special representative has been appointed to enforce any Investment Guarantee, ML&Co. as general partner

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has the right to enforce the Investment Guarantee on behalf of the holders of the partnership preferred securities. The holders of not less than a majority in aggregate liquidation preference of the partnership preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of any Investment Guarantee, including the giving of directions to ML&Co. as general partner or the special representative, as the case may be. If ML&Co. or the special representative fails to enforce any Investment Guarantee as above provided, any holder of the TOPrS may institute its own legal proceeding to enforce that Investment Guarantee. No Investment Guarantee will be discharged except by payment in full of all amounts guaranteed by such Investment Guarantee, without duplication of amounts previously paid by the relevant Investment Affiliate.

Amendments and Assignment

Except with respect to any changes that do not adversely affect the rights of holders of partnership preferred securities, in which case no consent will be required, the Investment Guarantees may be amended only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding partnership preferred securities, provided that for so long as the property trustee of ML Trust is the holder of the partnership preferred securities, no amendment will be effective without the prior written approval of a majority in liquidation amount of the outstanding TOPrS. All guarantees and agreements contained in the Investment Guarantees shall bind the successors, assigns, receivers, trustees and representatives of ML&Co. and shall inure to the benefit of the holders of partnership preferred securities. Except in connection with any permitted merger or consolidation of ML&Co. with or into another entity or any permitted sale, transfer or lease of ML&Co.’s assets to another entity in which the surviving corporation, if other than ML&Co., assumes ML&Co.’s obligations under the Investment Guarantees, ML&Co. may not assign its rights or delegate its obligations under the Investment Guarantees without the prior approval of the holders of at least a majority of the aggregate stated liquidation preference of the partnership preferred securities then outstanding.

Status of the Investment Guarantees

ML&Co.’s obligations under the Investment Guarantees will constitute unsecured obligations of ML&Co. and will rank subordinate and junior in right of payment to all other liabilities of ML&Co. and will rank equally with the most senior preferred stock, if any, issued from time to time by ML&Co., with similar guarantees issued by ML&Co. in connection with:

•	the $275,000,000 aggregate liquidation amount of 7 3/4% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust I,
•	the $300,000,000 aggregate liquidation amount of 8% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust II,
•	the $750,000,000 aggregate liquidation amount of 7% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust III,
•	the $400,000,000 aggregate liquidation amount of 7.12% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust IV,
•	the $850,000,000 aggregate liquidation amount of 7.28% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust V,
•	the ¥10,000,000,000 aggregate liquidation amount of Trust Originated Preferred Securities issued by Merrill Lynch Yen TOPrS Trust I, and
•	with any guarantee now or hereafter entered into by ML&Co. in respect of any preferred stock of any other Finance Subsidiary.

Accordingly, the rights of the holders of the debentures to receive payments under the Investment Guarantees will be subject to the rights of the holders of any obligations that are senior in priority to the obligations under the Investment Guarantees. Furthermore, the holders of obligations of ML&Co. that are senior to the obligations under the Investment Guarantees, including, but not limited to, obligations constituting Senior

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Indebtedness, will be entitled to the same rights upon payment default or dissolution, liquidation and reorganization in respect of the Investment Guarantees that inure to the holders of senior indebtedness as against the holders of the ML&Co. Debenture. The terms of the debentures provide that each holder of debentures, by acceptance thereof, agrees to the subordination provisions and other terms of the Investment Guarantees.

Governing Law

The Investment Guarantees will be governed by and construed in accordance with the laws of the State of New York.

Optional Redemption

The partnership preferred securities are redeemable, at the option of ML&Co., as general partner, in whole or in part, from time to time, on or after            ,            , upon not less than 30 nor more than 60 days notice, at an amount per partnership preferred security equal to $25 plus accumulated and unpaid distributions. If ML Partnership redeems partnership preferred securities in accordance with their terms, ML Trust will redeem the Trust Securities at the redemption price. If:

•	a partial redemption would result in the delisting of the TOPrS,

•	ML Trust is liquidated in connection with a Trust Special Event, or

•	a partial redemption would result in the delisting of the partnership preferred securities,

then, in each case, ML Partnership may only redeem the partnership preferred securities in whole.

Partnership Special Event Redemption

If, at any time, a Partnership Tax Event or a Partnership Investment Company Event (each as defined below, and each a “Partnership Special Event”) occurs and is continuing, ML&Co. shall, within 90 days following the occurrence of such Partnership Special Event, elect to either:

•	redeem the partnership preferred securities in whole, but not in part, upon not less than 30 or more than 60 days notice at the redemption price, provided that, if at the time there is available to ML Partnership the opportunity to eliminate, within the 90-day period, the Partnership Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that in the sole judgment of ML&Co. has or will cause no adverse effect on ML Partnership, ML Trust or ML&Co., ML&Co. will pursue that measure in lieu of redemption; or

•	cause the partnership preferred securities to remain outstanding, provided that in the case of this clause, the ML&Co. shall pay any and all costs and expenses incurred by or payable by ML Partnership attributable to the Partnership Special Event.

“Partnership Tax Event” means that ML&Co. shall have requested and received an opinion of nationally recognized independent tax counsel experienced in these matters to the effect that there has been a Tax Action which affects any of the events described in (1) through (3) below and that there is more than an insubstantial risk that:

(1)	ML Partnership is, or will be, subject to United States Federal income tax with respect to income accrued or received on the Affiliate Investment Instruments or the eligible debt securities,

(2)	ML Partnership is, or will be, subject to more than a minimal amount of other taxes, duties or other governmental charges, or

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(3)	interest payable by an Investment Affiliate with respect to the Affiliate Investment Instrument issued by that Investment Affiliate to ML Partnership is not, or will not be, deductible by the Investment Affiliate for United States Federal income tax purposes.

Periodically, over the past several years, various legislative proposals have been introduced in the U.S. Congress which, if enacted, in some cases would result in interest payable on a security issued in circumstances with certain similarities to the issuance of the debentures issued by the Investment Affiliates to ML Partnership not being deductible for United States Federal income tax purposes. If legislation similar to these earlier legislative proposals were ultimately adopted, such legislation could possibly result in a Partnership Tax Event, which could result in an early redemption of the partnership preferred securities.

“Partnership Investment Company Event” means that ML&Co. shall have requested and received an opinion of nationally recognized independent legal counsel experienced in these matters to the effect that as a result of the occurrence on or after the date of this prospectus of a Change in Investment Company Act Law, ML Partnership is or will be considered an investment company which is required to be registered under the Investment Company Act.

Redemption Procedures

ML Partnership may not redeem fewer than all the outstanding partnership preferred securities unless all accumulated and unpaid distributions have been paid on all partnership preferred securities for all quarterly distribution periods terminating on or before the date of redemption.

If ML Partnership gives a notice of redemption in respect of partnership preferred securities, which notice will be irrevocable, then, by 12:00 noon, New York City time, on the redemption date, ML Partnership:

•	if the partnership preferred securities are in book entry form with DTC, will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price in respect of the partnership preferred securities held through DTC in global form, or

•	if the partnership preferred securities are held in certificated form, will deposit with the paying agent for the partnership preferred securities funds sufficient to pay any amount in respect of any partnership preferred securities in certificated form and will give the paying agent irrevocable instructions and authority to pay these amounts to the holders of partnership preferred securities upon surrender of their certificates.

See “Description of the TOPrS—Book-Entry Only Issuance—The Depository Trust Company”.

If notice of redemption shall have been given and funds deposited as required, then upon the date of the deposit, all rights of holders of such partnership preferred securities so called for redemption will cease, except the right of the holders of such partnership preferred securities to receive the redemption price, but without interest on that redemption price. In the event that any date fixed for redemption of partnership preferred securities is not a Business Day, then payment of the redemption price payable on that date will be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any delay, except that, if that Business Day falls in the next calendar year, the payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date fixed for redemption. In the event that payment of the redemption price in respect of partnership preferred securities is improperly withheld or refused and not paid either by ML Partnership or by ML&Co. under the Partnership Guarantee described under “Description of the Partnership Guarantee,” distributions on the partnership preferred securities will continue to accumulate, from the original redemption date to the date of payment.

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Subject to the foregoing and applicable law, including, without limitation, United States Federal securities laws, ML&Co. or any of its subsidiaries may at any time and from time to time purchase outstanding partnership preferred securities by tender, in the open market or by private agreement.

Liquidation Distribution Upon Dissolution

In the event of any voluntary or involuntary dissolution, winding-up or termination of ML Partnership, the holders of the partnership preferred securities at the time will be entitled to receive out of the assets of ML Partnership available for distribution to partners after satisfaction of liabilities of creditors as required by the Delaware Partnership Act, before any distribution of assets is made to ML&Co. as General Partner, an amount equal to, in the case of holders of partnership preferred securities, the aggregate of the stated liquidation preference of $25 per partnership preferred security plus accumulated and unpaid distributions on the partnership preferred securities to the date of payment.

Under the Limited Partnership Agreement, ML Partnership shall be dissolved and its affairs shall be wound up:

•	upon the bankruptcy of ML&Co.,

•	upon the assignment by ML&Co. of its entire interest in ML Partnership when the assignee is not admitted to ML Partnership as a general partner of ML Partnership in accordance with the limited partnership agreement, or the filing of a certificate of dissolution or its equivalent with respect to ML&Co., or the revocation of ML&Co.’s charter and the expiration of 90 days after the date of notice to ML&Co. of revocation without a reinstatement of its charter, or if any other event occurs that causes the General Partner to cease to be a general partner of ML Partnership under the Delaware Limited Partnership Act, unless the business of ML Partnership is continued in accordance with the Delaware Limited Partnership Act,

•	if ML Partnership has redeemed or otherwise purchased all the partnership preferred securities,

•	upon the entry of a decree of judicial dissolution or

•	upon the written consent of all partners of ML Partnership.

Voting Rights

Except as provided below and under “Description of the Partnership Guarantee—Amendments and Assignment” and as otherwise required by law and the Limited Partnership Agreement, the holders of the partnership preferred securities will have no voting rights.

Not later than 30 days after any Partnership Enforcement Event occurs, ML&Co. will convene a meeting for the purpose of appointing a special representative. If ML&Co. fails to convene a meeting within the 30-day period, the holders of 10% in liquidation preference of the outstanding partnership preferred securities will be entitled to convene a meeting. The provisions of the limited partnership agreement relating to the convening and conduct of the meetings of the partners will apply with respect to any meeting. In the event that, at any meeting, holders of less than a majority in aggregate liquidation preference of partnership preferred securities entitled to vote for the appointment of a special representative vote for the appointment, no special representative shall be appointed. Any special representative appointed shall cease to be a special representative of ML Partnership and the limited partners if:

•	ML Partnership, or ML&Co. pursuant to the Partnership Guarantee, shall have paid in full all accumulated and unpaid distributions on the partnership preferred securities,

•	any event of default under any Affiliate Investment Instruments shall have been cured, and

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•	ML&Co. is in compliance with all its obligations under the Partnership Guarantee and ML&Co., in its capacity as the general partner, shall continue the business of ML Partnership without dissolution.

Notwithstanding the appointment of the special representative, ML&Co. shall continue as General Partner and shall retain all rights under the limited partnership agreement, including the right not to declare, in its sole discretion, the payment of distributions on the partnership preferred securities, for which the failure to declare distributions would not constitute a default under the limited partnership agreement.

If any proposed amendment to the limited partnership agreement provides for, or ML&Co. otherwise proposes to effect,

•	any action that would adversely affect the powers, preferences or special rights of the partnership preferred securities, whether by way of amendment to the limited partnership agreement or otherwise, including, without limitation, the authorization or issuance of any limited partner interests in ML Partnership ranking, as to participation in the profits or distributions or in the assets of ML Partnership, senior to the partnership preferred securities, or

•	the dissolution, winding-up or termination of ML Partnership, other than:

(A)	in connection with the occurrence of a Partnership Special Event or

(B)	as described under “Merger, Consolidation or Amalgamation of the Partnership” below,

then the holders of outstanding partnership preferred securities will be entitled to vote on any amendment or proposal of ML&Co., but not on any other amendment or proposal, as a class, and no amendment or proposal shall be effective without the approval of the holders of a majority in liquidation preference of the outstanding partnership preferred securities having a right to vote on the matter; provided, however, that if the property trustee on behalf of ML Trust is the holder of the partnership preferred securities, any amendment or proposal not excepted by clauses (A) and (B) above shall not be effective without the prior or concurrent approval of the holders of a majority in liquidation amount of the outstanding TOPrS having a right to vote on the matters.

ML&Co. shall not

•	direct the time, method and place of conducting any proceeding for any remedy available,

•	waive any event of default that is waivable under the Affiliate Investment Instruments,

•	exercise any right to rescind or annul a declaration that the principal of any Affiliate Investment Instruments shall be due and payable,

•	waive the breach of the obligation by ML&Co. to restrict certain payments by ML&Co., or

•	consent to any amendment, modification or termination of any Affiliate Investment Instrument, where such consent shall be required from the investor,

without, in each case, obtaining the prior approval of the holders of at least a majority in liquidation preference of the partnership preferred securities; provided, however, that if the property trustee on behalf of ML Trust is the holder of the partnership preferred securities, any waiver, consent or amendment or other action shall not be effective without the prior or concurrent approval of at least a majority in liquidation amount of the outstanding TOPrS having a right to vote on these matters. ML&Co. shall not revoke any action previously authorized or approved by a vote of the holders of the partnership preferred securities without the approval of the revocation by a majority in liquidation preference of the outstanding partnership preferred securities. ML&Co. shall notify all holders of the partnership preferred securities of any notice of an event of default received with respect to any Affiliate Investment Instrument.

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Any required approval of holders of partnership preferred securities may be given at a separate meeting of holders of partnership preferred securities convened for that purpose, at a meeting of all of the partners in ML Partnership or pursuant to written consent. ML Partnership will cause a notice of any meeting at which holders of partnership preferred securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be mailed to each holder of record of partnership preferred securities. Each notice will include a statement setting forth

•	the date of the meeting or the date by which action is to be taken,

•	a description of any resolution proposed for adoption at the meeting on which holders are entitled to vote or of the matters upon which written consent is sought and

•	instruction for the delivery of proxies or consents.

No vote or consent of the holders of partnership preferred securities will be required for ML Partnership to redeem and cancel partnership preferred securities in accordance with the limited partnership agreement.

Notwithstanding that holders of partnership preferred securities are entitled to vote or consent under any of the circumstances described above, any of the partnership preferred securities at such time that are beneficially owned by ML&Co. or by any entity directly or indirectly controlled by, or under direct or indirect common control with, ML&Co., except for partnership preferred securities purchased or acquired by ML&Co. or its affiliates in connection with transactions effected by or for the account of customers of ML&Co. or any of its subsidiaries or in connection with the distribution or trading of such partnership preferred securities, shall not be entitled to vote or consent and shall, for purposes of any vote or consent, be treated as if they were not outstanding, provided, however, that persons, other than affiliates of ML&Co., to whom ML&Co. or any of its subsidiaries have pledged partnership preferred securities may vote or consent with respect to the pledged partnership preferred securities under the terms of the pledge.

Holders of the partnership preferred securities will have no rights to remove or replace ML&Co. as general partner.

Merger, Consolidation or Amalgamation of ML Partnership

ML Partnership may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below. ML Partnership may, without the consent of the holders of the partnership preferred securities, consolidate, amalgamate, merge with or into, or be replaced by a limited partnership, limited liability company or trust organized as such under the laws of any state of the United States of America, provided that:

•	the successor entity either:

(A)	expressly assumes all of the obligations of ML Partnership under the partnership preferred securities, or

(B)	substitutes for the partnership preferred securities other securities having substantially the same terms as the partnership preferred securities so long as the partnership successor securities are not junior to any other equity securities of the successor entity, with respect to participation in the profits and distributions, and in the assets, of the successor entity,

•	the Investment Affiliates expressly acknowledge the successor entity as the holder of the Affiliate Investment Instruments,

•	the partnership preferred securities or any partnership successor securities are listed, or any partnership successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the partnership preferred securities, if so listed, are then listed,

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•	the merger, consolidation, amalgamation or replacement does not cause the TOPrS or, in the event that ML Trust is liquidated in connection with a Trust Special Event, the partnership preferred securities or any partnership successor securities, to be downgraded by any nationally recognized statistical rating organization,

•	the merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the TOPrS or partnership preferred securities, including any partnership successor securities, in any material respect, other than, in the case of the partnership preferred securities, with respect to any dilution of the holders’ interest in the new resulting entity,

•	the successor entity has a purpose substantially identical to that of ML Partnership,

•	before the merger, consolidation, amalgamation or replacement, ML&Co. has received an opinion of nationally recognized independent counsel to ML Partnership experienced in these matters to the effect that:

(A)	the successor entity will be treated as a partnership for United States Federal income tax purposes,

(B)	the merger, consolidation, amalgamation or replacement would not cause ML Trust to be classified as an association taxable as a corporation for United States Federal income tax purposes,

(C)	following the merger, consolidation, amalgamation or replacement, ML&Co. and such successor entity will be in compliance with the Investment Company Act without registering as an investment company, and

(D)	the merger, consolidation, amalgamation or replacement will not adversely affect the limited liability of the holders of the partnership preferred securities, and

•	ML&Co. guarantees the obligations of the successor entity under the partnership successor securities at least to the extent provided by the Partnership Guarantee.

Book-Entry and Settlement

If the partnership preferred securities are distributed to holders of the TOPrS in connection with the involuntary or voluntary dissolution, winding-up or liquidation of ML Trust as a result of the occurrence of a Trust Special Event, the partnership preferred securities will be issued in the form of one or more global partnership securities registered in the name of DTC as the depository or its nominee. For a description of DTC and the specific terms of the Depository arrangements, see “Description of the TOPrS—Book-Entry Only Issuance—The Depository Trust Company”. As of the date of this prospectus, the description therein of DTC’s book-entry system and DTC’s practices as they relate to purchases, transfers, notices and payments with respect to the TOPrS apply in all material respects to any partnership preferred securities represented by one or more global partnership securities.

Registrar, Transfer Agent and Paying Agent

ML&Co. will act as registrar, transfer agent and paying agent for the partnership preferred securities for so long as the partnership preferred securities are held by ML Trust or, if ML Trust is liquidated in connection with a Trust Special Event, for so long as the partnership preferred securities remain in book-entry only form. In the event the partnership preferred securities are distributed in connection with a Trust Special Event and the book-entry system for the partnership preferred securities is discontinued, it is anticipated that JPMorgan Chase Bank or one of its affiliates will act as registrar, transfer agent and paying agent for the partnership preferred securities.

Registration of transfers of partnership preferred securities will be effected without charge by or on behalf of ML Partnership, but upon payment, with the giving of such indemnity as ML Partnership or ML&Co. may require, in respect of any tax or other governmental charges that may be imposed in relation to it.

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ML Partnership will not be required to register or cause to be registered the transfer of partnership preferred securities after such partnership preferred securities have been called for redemption.

Miscellaneous

ML&Co. is authorized and directed to conduct its affairs and to operate ML Partnership in such a way that:

•	ML Partnership will not be deemed to be an investment company required to be registered under the Investment Company Act or characterized as an association taxable as a corporation for United States Federal income tax purposes,

•	the Affiliate Investment Instruments will be treated as indebtedness of their respective issuers for United States Federal income tax purposes and

•	ML Partnership will not be treated as an association or as a publicly traded partnership, within the meaning of Section 7704 of the Code, taxable as a corporation.

In this connection, ML&Co. as general partner is authorized to take any action, not inconsistent with applicable law, the certificate of limited partnership of ML Partnership or the limited partnership agreement, that it determines in its discretion to be necessary or desirable for the foregoing purposes as long as any action does not adversely affect the interests of the holders of the partnership preferred securities.

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DESCRIPTION OF THE PARTNERSHIP GUARANTEE

Set forth below is a summary of the material information concerning the Partnership Guarantee (the “Partnership Guarantee”) that will be executed and delivered by ML&Co. for the benefit of the holders from time to time of partnership preferred securities. The summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Partnership Guarantee, which is filed as an exhibit to the registration statement of which this prospectus is a part. ML&Co. will hold the Partnership Guarantee for the benefit of the holders of the partnership preferred securities.

Terms of the Partnership Guarantee

Under the Partnership Guarantee, ML&Co. will irrevocably agree, on a subordinated basis to the extent set forth in this prospectus, to pay in full to the holders of the partnership preferred securities, without duplication of amounts previously paid by ML Partnership, as and when due, regardless of any defense, right of set-off or counterclaim that ML Partnership may have or assert, the following payments (the “Partnership Guarantee Payments”):

•	any accumulated and unpaid distributions that previously have been declared on ML Partnership preferred securities out of funds legally available for distribution,

•	the redemption price with respect to any partnership preferred securities called for redemption by ML Partnership out of funds legally available for that purpose, and

•	upon a liquidation of ML Partnership, the lesser of:

(A)	the aggregate of the liquidation preference and all accumulated and unpaid distributions on the partnership preferred securities to the date of payment and

(B)	the amount of assets of ML Partnership, after satisfaction of all liabilities, remaining available for distribution to holders of partnership preferred securities in liquidation of ML Partnership.

ML&Co.’s obligation to make a Partnership Guarantee Payment may be satisfied by direct payment of the required amounts by ML&Co. to the holders of partnership preferred securities or by causing ML Partnership to pay these amounts to holders.

The Partnership Guarantee will be a guarantee on a subordinated basis with respect to the partnership preferred securities from the time of issuance of the partnership preferred securities but will not apply to any payment of distributions or the redemption price, or to payments upon the dissolution, winding-up or termination of ML Trust, except to the extent ML Partnership shall have funds available for these purposes. If Investment Affiliates, including, where applicable, ML&Co., as guarantor, of the Affiliate Investment Instruments in which ML Partnership invests fail to make any payment in respect of the securities or, if applicable, guarantees, ML Partnership may not declare or make distributions on the partnership preferred securities. In such event, holders of the partnership preferred securities would not be able to rely upon the Partnership Guarantee for payment of these amounts. Instead, holders of the partnership preferred securities will have the remedies described in this prospectus under “Description of the Partnership Preferred Securities—Partnership Enforcement Events”, including the right to direct ML&Co. or the special representative, as the case may be, to enforce the covenant restricting certain payments by ML&Co. and Finance Subsidiaries. See “—Covenants of ML&Co.” below.

The Guarantees, when taken together with the ML&Co. Debenture and ML&Co.’s obligations to pay all fees and expenses of ML Trust and ML Partnership, constitute a guarantee to the extent set forth in this prospectus by ML&Co. of the distribution, redemption and liquidation payments payable to the holders of the TOPrS. The Guarantees do not apply, however, to current distributions by ML Partnership unless and until

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distributions are declared by ML Partnership out of funds legally available for payment or to liquidating distributions unless there are assets available for payment in ML Partnership.

Obligations of ML&Co.

Under the Partnership Guarantee, ML&Co. will agree that if:

•	for any distribution period, full distributions on a cumulative basis on any partnership preferred securities have not been paid or declared and set apart for payment,

•	an event of default by any Investment Affiliate in respect of any Affiliate Investment Instrument has occurred and is continuing, or

•	ML&Co. is in default of its obligations under any Guarantee,

then, during that period,

•	ML&Co. may not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or comparable equity interest, except for:

•	dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its capital stock, and conversions or exchanges of common stock of one class into common stock of another class,

•	redemptions or purchases of any rights under the Rights Agreement and the issuance of preferred stock pursuant to those rights and

•	purchases or acquisitions by ML&Co. or its affiliates in connection with transactions effected by or for the account of customers of ML&Co. or any of its subsidiaries or in connection with the distribution or trading of such capital stock or comparable equity interest and

•	ML&Co. may not make, permit any Finance Subsidiary to make, or make any payments that would enable any Finance Subsidiary to make, any payment of any dividends on, any distribution with respect to, or any redemption, purchase or other acquisition of, or any liquidation payment with respect to, any preferred security or comparable equity interest of any Finance Subsidiary.

Events of Default; Enforcement of Partnership Guarantee

An event of default under the Partnership Guarantee will occur upon the failure of ML&Co. to perform any of its payment or other obligations thereunder.

The holders of a majority in liquidation amount of the partnership preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the special representative in respect of the Partnership Guarantee or to direct the exercise of any trust or power conferred upon the special representative under the Partnership Guarantee. If the special representative fails to enforce its rights under the Partnership Guarantee, after a holder of partnership preferred securities has made a written request, such holder of partnership preferred securities may institute a legal proceeding directly against ML&Co. to enforce the special representative’s rights under the Partnership Guarantee without first instituting a legal proceeding against ML Partnership, the special representative or any other person or entity. Notwithstanding the foregoing, if ML&Co. has failed to make a guarantee payment, a holder of partnership preferred securities may directly institute a proceeding against ML&Co. for enforcement of the Partnership Guarantee for the payment.

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Status of the Partnership Guarantee; Subordination

The Partnership Guarantee will constitute an unsecured obligation of ML&Co. and will rank subordinate and junior in right of payment to all other liabilities of ML&Co. and will rank equally with the most senior preferred stock issued from time to time by ML&Co., with similar guarantees issued by ML&Co. in connection with

•	the $275,000,000 aggregate liquidation amount of 7 3/4% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust I,

•	the $300,000,000 aggregate liquidation amount of 8% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust II,

•	the $750,000,000 aggregate liquidation amount of 7% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust III,

•	the $400,000,000 aggregate liquidation amount of 7.12% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust IV,

•	the $850,000,000 aggregate liquidation amount of 7.28% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust V,

•	the ¥10,000,000,000 aggregate liquidation amount of Trust Originated Preferred Securities issued by Merrill Lynch Yen TOPrS Trust I, and

•	with any guarantee now or hereafter entered into by ML&Co. in respect of any preferred stock of any other Finance Subsidiary.

Accordingly, the rights of the holders of partnership preferred securities to receive payments under the Partnership Guarantee will be subject to the rights of the holders of any obligations of ML&Co. that are senior in priority to the obligations under the Partnership Guarantee. Furthermore, the holders of obligations of ML&Co. that are senior to the obligations under the Partnership Guarantee, including, but not limited to, obligations constituting senior indebtedness, will be entitled to the same rights upon payment default or dissolution, liquidation and reorganization in respect of the Partnership Guarantee that inure to the holders of senior indebtedness as against the holders of the ML&Co. Debenture. The limited partnership agreement provides that each holder of partnership preferred securities, by their acceptance, agrees to the subordination provisions and other terms of the Partnership Guarantee.

The Partnership Guarantee will constitute a guarantee of payment and not of collection. That is, the guaranteed party may directly institute a legal proceeding against ML&Co. to enforce its rights under the Partnership Guarantee without instituting a legal proceeding against any other person or entity.

The Partnership Guarantee will be deposited with ML&Co. to be held for the benefit of the holders of the partnership preferred securities. In the event of the appointment of a special representative to, among other things, enforce the Partnership Guarantee, the special representative may take possession of the Partnership Guarantee for that purpose. If no special representative has been appointed to enforce the Partnership Guarantee, ML&Co. has the right to enforce the Partnership Guarantee on behalf of the holders of the partnership preferred securities.

Amendments and Assignment

Except with respect to any changes that do not adversely affect the rights of holders of partnership preferred securities, in which case no consent will be required, the Partnership Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding partnership preferred securities. All guarantees and agreements contained in the Partnership Guarantee shall bind the successors, assigns, receivers, trustees and representatives of ML&Co. and shall inure to the benefit of the

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holders of the partnership preferred securities then outstanding. Except in connection with any permitted merger or consolidation of ML&Co. with or into another entity or any permitted sale, transfer or lease of ML&Co.’s assets to another entity in which the surviving corporation, if other than ML&Co., assumes ML&Co.’s obligations under the Partnership Guarantee, ML&Co. may not assign its rights or delegate its obligations under the Partnership Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation preference of the partnership preferred securities then outstanding.

Termination of the Partnership Guarantee

The Partnership Guarantee will terminate and be of no further force and effect as to the partnership preferred securities upon:

•	full payment of the redemption price of all partnership preferred securities, or

•	full payment of the amounts payable in accordance with the Limited Partnership Agreement upon liquidation of ML Partnership.

The Partnership Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of partnership preferred securities must in accordance with the Delaware Limited Partnership Act restore payment of any sums paid under the partnership preferred securities or the Partnership Guarantee. The Delaware Limited Partnership Act provides that a limited partner of a limited partnership who wrongfully receives a distribution may be liable to the limited partnership for the amount of such distribution.

Governing Law

The Partnership Guarantee will be governed by and construed in accordance with the internal laws of the State of New York.

UNITED STATES FEDERAL INCOME TAXATION

In the opinion of Sidley Austin Brown & Wood LLP, tax counsel to ML&Co., ML Trust and ML Partnership (“Tax Counsel”), the following summary accurately describes the material United States Federal income tax consequences that may be relevant to the purchase, ownership and disposition of the TOPrS. Unless otherwise stated, this summary deals only with the TOPrS held as capital assets by United States Persons who purchase the TOPrS upon original issuance and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities that elect to mark to market, tax-exempt entities, persons holding TOPrS in a tax-deferred or tax-advantaged account, or persons holding the TOPrS as a hedge against currency risks, as a position in a “straddle” or as part of a “hedging” or “conversion” transaction for tax purposes, or persons whose functional currency is not the United States dollar. As used in this prospectus, a “United States Person” means a person that is for Federal United States income tax purposes a (1) citizen or resident of the United States, (2) a corporation or a partnership (including an entity treated as a corporation or partnership for United States Federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), (3) an estate whose income is subject to United States Federal income tax regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding clause (4) of the previous sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be United States Persons. Moreover, as used herein, the term United States Person includes any holder of a TOPrS whose income or gain in respect of its investment in a TOPrS is effectively connected with the conduct of a U.S. trade or business. The tax treatment of a holder may vary depending on its particular situation.

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This summary does not address all the tax consequences that may be relevant to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or foreign investors. This summary does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the TOPrS. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code and administrative and judicial interpretations of the Code, as of the date of this prospectus, all of which are subject to change, possibly on a retroactive basis.

The TOPrS are not being marketed to persons that are not United States Persons (“non-United States Persons”) and, consequently, the following discussion does not discuss the tax consequences that might be relevant to non-United States Persons. Moreover, in order to protect ML Trust and ML Partnership from potential adverse consequences, non-United States Persons will be subject to withholding on distributions on the TOPrS at a rate of 30%. In determining a holder’s status, the United States entity otherwise required to withhold taxes may rely on an IRS Form W-8BEN, an IRS Form W-8ECI, an IRS Form W-8IMY, an IRS Form W-9, or a holder’s certification of its non-foreign status signed under penalty of perjury. Non-United States Persons should consult their tax advisors as to the specific United States Federal income tax consequences of the purchase, ownership, and disposition of TOPrS.

Tax Counsel has advised that there is no authority directly on point dealing with securities similar to the TOPrS or transactions of the type described in this prospectus and that the opinions of Tax Counsel are not binding on the IRS or the courts, either of which could take a contrary position. No rulings have been or will be sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this tax section or that a court would not sustain a challenge to these opinions. Nevertheless, Tax Counsel has advised that it is of the view that, if challenged, the opinions expressed in this tax section would be sustained by a court with jurisdiction in a properly presented case.

Persons considering the purchase of the TOPrS should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the TOPrS, including the tax consequences under state, local, foreign, and other tax laws and the possible effects of changes in United States Federal or other tax laws. For a discussion of the possible redemption of the TOPrS or redemption of the partnership preferred securities upon the occurrence of certain tax events see “Description of the TOPrS—Trust Special Event Redemption or Distribution” and “Description of the Partnership Preferred Securities—Partnership Special Event Redemption” respectively.

Classification of ML Trust

Tax Counsel is of the opinion that, under current law, and based on certain representations made by ML Trust as well as certain facts and assumptions with respect to the transaction described in this prospectus, ML Trust will be classified for United States Federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States Federal income tax purposes, each holder of the TOPrS will be considered the owner of an undivided interest in the partnership preferred securities held by ML Trust. As a result of this treatment, each holder of the TOPrS will be required to include in its gross income its distributive share of income attributable to ML Partnership. This amount will generally be equal to a holder’s allocable share of amounts accrued on the partnership preferred securities. No amount included in income with respect to the TOPrS will be eligible for the corporate dividends-received deduction and noncorporate individual holders will not be entitled to any preferential tax rate for any income received on the capital securities.

Classification of the Partnership

Tax Counsel is of the opinion that under current law, and based on certain representations made by ML Trust as well as certain facts and assumptions with respect to the transaction described in this prospectus, ML Partnership will be classified for United States Federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation.

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Tax Counsel’s opinion is based on certain factual assumptions relating to the organization and operation of ML Partnership and is conditioned upon certain representations made by ML&Co., as General Partner, and ML Partnership as to factual matters, including the organization and the operation of ML Partnership and the type and frequency of investments made by ML Partnership.

ML&Co., as General Partner, has represented that it intends to operate ML Partnership in a manner that will enable ML Partnership to be classified as a partnership for all future taxable periods in which any partnership preferred securities remain outstanding. In particular, under the limited partnership agreement, the general partner cannot take any action that would cause ML Partnership to constitute a “publicly traded partnership” taxable as a corporation. Accordingly, it is expected that ML Partnership will continue to qualify as a partnership and, therefore, will not constitute a publicly traded partnership taxable as a corporation for all taxable years in which any partnership preferred securities remain outstanding.

Classification of the Debentures

ML Partnership, ML&Co., the relevant Investment Affiliates and the holders of the Trust Securities (by acceptance of a beneficial interest in a Trust Security) will agree to treat the debentures as indebtedness of the relevant issuer for all United States Federal income tax purposes. In connection with the issuance of the debentures, Tax Counsel will issue its opinion that, under current law, and based on certain representations, facts and assumptions to be set forth in such opinion, the debentures will be classified as indebtedness of the relevant issuer for United States Federal income tax purposes.

Income and Deductions

Because ML Trust will be classified as a grantor trust for United States Federal income tax purposes, holders of TOPrS will be considered to own an undivided interest in the partnership preferred securities held by ML Trust. As a result of this treatment, a holder of TOPrS will be required to take into income its proportionate share of income attributable to ML Partnership. A holder’s distributive share of income attributable to ML Partnership generally will be substantially equal to the amount of the cash distributions that accumulate with respect to the TOPrS it holds. Accordingly, if quarterly distributions on the TOPrS are paid currently, the amount of income recognized by a holder during a taxable year generally will be substantially equal to the cash distributions received by the holder of the TOPrS.

The nature and timing of the income that is allocated to holders of the TOPrS will, however, depend on the United States Federal income tax characterization of the investments held by ML Partnership during the relevant period. Because ML Partnership will be an accrual basis taxpayer for United States Federal income tax purposes, income will accrue on the TOPrS and will be allocated to holders of the TOPrS on a daily accrual basis, generally at a rate that is expected to be equal to (and that will not be greater than) the distribution rate on the TOPrS, regardless of the holders’ method of accounting. Actual cash distributions on the TOPrS will not, however, be separately reported as taxable income to the holders at the time they are received.

If distributions on the partnership preferred securities are not made currently, the corresponding distributions on the TOPrS will not be made currently. Because ML Partnership is an accrual basis taxpayer, it can be expected that during a period in which interest payments on the debentures or distributions on the partnership preferred securities are deferred (for whatever reason), holders will generally recognize income in advance of their receipt of any cash distributions with respect to their TOPrS. The amount of income that will be allocated to holders of TOPrS during any such deferral period will generally equal their pro rata share of the amount of distributions accruing on the partnership preferred securities during the deferral period.

ML Partnership does not presently intend to make a Section 754 election. Accordingly, a subsequent purchaser of the TOPrS who does not purchase the TOPrS at initial issuance will not be permitted to adjust the tax basis in its allocable share of ML Partnership’s assets so as to reflect any difference between its purchase price for the TOPrS and its share of ML Partnership’s underlying tax basis in its assets. In such an instance, the subsequent purchaser of the TOPrS may be required to report a larger or smaller amount of income from holding the TOPrS than would otherwise be appropriate based upon the holder’s purchase price for the TOPrS.

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Receipt of Partnership Preferred Securities Upon Liquidation of ML Trust

Under certain circumstances, as described under the caption “Description of the TOPrS—Trust Special Event Redemption or Distribution”, partnership preferred securities may be distributed to holders of the TOPrS in exchange for their TOPrS and in liquidation of ML Trust. Unless the liquidation of ML Trust occurs as a result of ML Trust being subject to United States Federal income tax with respect to income accrued or received on the partnership preferred securities, a distribution to holders under these circumstances would, for United States Federal income tax purposes, be treated as a nontaxable event to each holder. Each holder would receive an aggregate tax basis in the partnership preferred securities equal to the holder’s aggregate tax basis in its TOPrS with a holding period in the partnership preferred securities so received in liquidation of ML Trust that would include the period during which the TOPrS were held. If, however, the liquidation of ML Trust were to occur because ML Trust is subject to United States Federal income tax with respect to income accrued or received on the partnership preferred securities, the distribution of partnership preferred securities to holders by ML Trust would likely be a taxable event to each holder, and a holder would recognize gain or loss as if the holder had exchanged its TOPrS for the partnership preferred securities it received upon the liquidation of ML Trust. Gain or loss to each holder would be equal to the difference between the holder’s aggregate tax basis in its TOPrS surrendered in the exchange and the aggregate fair market value of the partnership preferred securities received in the exchange.

Redemption of TOPrS for Cash

Under certain circumstances, as described under the caption “Description of the TOPrS—Mandatory Redemption”, “Description of the TOPrS—Trust Special Event Redemption or Distribution” and “Description of the Partnership Preferred Securities—Partnership Special Event Redemption”, the General Partner may cause ML Partnership to redeem the partnership preferred securities for cash, in which event ML Trust shall simultaneously apply the cash received to redeem the TOPrS. Under current law, this redemption of the TOPrS would constitute, for United States Federal income tax purposes, a taxable disposition, and a holder would recognize gain or loss as if the holder had sold its proportionate interest in the redeemed partnership preferred securities for an amount of cash equal to the proceeds received upon redemption. See “—Disposition of TOPrS”.

Disposition of TOPrS

A holder that sells TOPrS will recognize gain or loss equal to the difference between the amount realized on the sale of the TOPrS and the holder’s adjusted tax basis in the TOPrS sold. Gain or loss to the seller will be a capital gain or loss and will be a long-term capital gain or loss if the TOPrS have been held for more than one year at the time of the sale. A holder will be required to include accumulated but unpaid distributions on the partnership preferred securities through the date of disposition in income as ordinary income, and to add this amount to the adjusted tax basis of its TOPrS.

A holder’s tax basis in its TOPrS generally will equal the amount paid by the holder for its TOPrS,

•	increased by the amount includible in income by the holder with respect to its TOPrS, and

•	reduced by the amount of cash or other property distributed to the holder with respect to its TOPrS.

A holder who acquires TOPrS at different prices may be required to maintain a single aggregate adjusted tax basis in all of its TOPrS and, upon sale or other disposition of some of its TOPrS, to allocate a pro rata portion of such aggregate tax basis to the TOPrS sold, rather than maintaining a separate tax basis in each TOPrS for purposes of computing gain or loss on a sale of that TOPrS.

Other Partnership Provisions

Section 708.     Under Section 708 of the Code, ML Partnership will be deemed to terminate for United States Federal income tax purposes if 50% or more of the capital and profits interests in ML Trust are sold or exchanged within a 12-month period. If a deemed termination under Section 708 were to occur, ML Partnership

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would be considered to have contributed its assets to a new partnership in return for partnership interests therein and then to have distributed those new partnership interests to the partners of the old partnership in liquidation thereof.

Section 701.     The Department of Treasury has promulgated regulations under Section 701 of the Code that generally permit it to recast a transaction or disregard a partnership if a partnership is formed or availed of in connection with a transaction a principal purpose of which is to reduce substantially the present value of the partners’ aggregate Federal tax liability in a manner that is inconsistent with the intent of the partnership provisions of the Code or to treat a partnership as an aggregate of its partners as appropriate to carry out the purpose of any provision of the Code or the Treasury regulations thereunder. ML Partnership has been formed for, and will engage in, activities typical for partnerships. Although there is no precedent that applies to the transactions contemplated herein, Tax Counsel believes that ML Partnership is not of the type intended to fall within the scope of these regulations.

Information Reporting and Backup Withholding

Income on the TOPrS will be reported to holders on an IRS Form 1099, which form should be mailed to holders of TOPrS by January 31 following each calendar year. Payments made on and proceeds from the sale of TOPrS may be subject to “back-up” withholding at the applicable statutory rate of United States Federal income tax unless the beneficial owner of a TOPrS provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. Any withheld amount generally will be allowed as a credit against the holder’s United States Federal income tax, provided the required information is timely filed with the IRS.

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UNDERWRITING

Subject to the terms and conditions set forth in a purchase agreement, ML Trust has agreed to sell to each of the underwriters named below, and each of the underwriters, for whom MLPF&S and                         are acting as representatives, has severally agreed to purchase the number of TOPrS set forth opposite its name below. In the purchase agreement, the several underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the TOPrS offered by this prospectus if any of the TOPrS are purchased. In the event of default by an underwriter, the purchase agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the purchase agreement may be terminated.

Underwriters	Number of TOPrS
Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Total

Commission and Discounts

The underwriters propose to offer the TOPrS to the public at the public offering price set forth on the cover page of this prospectus, and, to certain dealers at that price less a concession not in excess of $         per TOPrS; provided, that the concession for sales of 10,000 or more TOPrS to any single purchaser will be $        per TOPrS. The underwriters may allow, and such dealers may reallow, a discount not in excess of $        per TOPrS to certain brokers and dealers. After the TOPrS are released for sale to the public, the offering price, concession and discount may be changed. Proceeds to be received by ML&Co. will be net of the underwriting discount and expenses payable by ML&Co.

In view of the fact that the proceeds of the sale of the TOPrS will ultimately be used to purchase the investment instruments of ML&Co. and its subsidiaries, the purchase agreement provides that ML&Co. will pay as compensation to the underwriters, an amount in immediately available funds of $                        per TOPrS (or $                        in the aggregate) for the accounts of the several underwriters; provided that, such compensation in respect of sales by any underwriter of 10,000 or more TOPrS to any single purchaser will be $                        per TOPrS. Therefore, to the extent of any such sales, the actual amount of underwriters’ compensation will be less than the aggregate amount specified in the preceding sentence.

Listing

Application will be made to list the TOPrS on the NYSE. Trading of the TOPrS on the NYSE is expected to commence within a 30-day period after the initial delivery of the TOPrS. The representatives have advised ML Trust that they intend to make a market in the TOPrS prior to the commencement of trading on the NYSE. The representatives will have no obligation to make a market in the TOPrS, however, and may cease market making activities, if commenced, at any time.

Before this offering there has been no public market for the TOPrS. In order to meet one of the requirements for listing the TOPrS on the NYSE, the underwriters will undertake to sell lots of 100 or more TOPrS to a minimum of 400 beneficial holders, that there will be at least one million units of TOPrS outstanding and that the TOPrS will have a minimum market value of $4,000,000.

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Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriters are permitted to engage in certain transactions that stabilize the market price of the TOPrS. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the market price of the TOPrS. If the underwriters create a short position in the TOPrS in connection with the offering, i.e., if they sell more TOPrS than are set forth on the cover page of this prospectus, the underwriters may reduce that short position by purchasing TOPrS in the open market. Because the underwriters have no overallotment options with respect to the TOPrS, they would be required to close out a short position in the TOPrS by purchasing TOPrS in the open market. In general, purchases of a security in the open market for the purpose of stabilization or to reduce a short position could have the effect of raising or maintaining the market price of the security or preventing or retarding a decline in the market price of the security.

The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if an underwriter purchases TOPrS in the open market to reduce the underwriters’ short position or to stabilize the price of the TOPrS, that underwriter may reclaim the amount of the selling concession from the underwriters and selling group members who sold those TOPrS as part of the offering. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security.

Neither ML&Co. nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the TOPrS. In addition, neither ML&Co. nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    Miscellaneous

ML Trust, ML&Co., and ML Partnership have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

Because MLPF&S, one of the underwriters in the offering, is an affiliate of ML&Co. and a member of the National Association of Securities Dealers, Inc., the offering of TOPrS will be conducted pursuant to the applicable sections of Rule 2810 of the Conduct Rules of the NASD. The underwriters may not confirm sales to any discretionary account without the prior specific written approval of the customer.

Certain of the underwriters and their affiliates engage in transactions with, and perform services for, ML&Co. in the ordinary course of business and have engaged, and may in the future engage, in commercial banking and investment banking transactions with ML&Co. MLPF&S may use this prospectus for offers and sales related to market-making transactions in the TOPrS. MLPF&S may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC’s web site at http://www.sec.gov. The address of the SEC’s Internet site is provided solely for the information of prospective investors and is not intended to be an active link. You may also read and copy any document we file by visiting the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

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We have filed a registration statement on Form S-3 with the SEC covering the TOPrS and other securities. For further information on ML&Co. and the TOPrS, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them, which means:

•	incorporated documents are considered part of the prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act (other than information in the documents that is deemed not to be filed):

•	annual report on Form 10-K for the year ended December 27, 2002;

•	quarterly reports on Form 10-Q for the periods ended March 28, 2003 and June 27, 2003; and

•	current reports on Form 8-K dated December 30, 2002, January 22, 2003, January 31, 2003, February 20, 2003, February 25, 2003, February 27, 2003, February 28, 2003, March 18, 2003, March 27, 2003, March 28, 2003, April 3, 2003, April 29, 2003, May 1, 2003, May 2, 2003, May 7, 2003, May 30, 2003, June 3, 2003, June 10, 2003, June 27, 2003, July 2, 2003, July 3, 2003, July 15, 2003, July 29, 2003, August 1, 2003, August 5, 2003, August 18, 2003, August 29, 2003, September 3, 2003, September 17, 2003, September 23, 2003, September 30, 2003, October 1, 2003, October 3, 2003 and October 14, 2003.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this registration statement and before the effectiveness of the registration statement (other than information in the documents that is deemed not to be filed):

•	reports filed under Sections 13(a) and (c) of the Exchange Act;

•	definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders’ meeting; and

•	any reports filed under Section 15(d) of the Exchange Act.

You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits not specifically incorporated by reference into the filing), at no cost, by contacting us in writing or by telephone at the following address: Mr. Lawrence M. Egan, Jr., Corporate Secretary’s Office, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038, Telephone: (212) 670-0432.

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LEGAL MATTERS

Certain matters of Delaware law relating to the legality of the TOPrS, the validity of ML Trust Agreement, the formation of ML Trust and ML Partnership and the legality under state law of the TOPrS and the partnership preferred securities are being passed upon by Skadden, Arps, Slate, Meagher & Flom (Delaware), special Delaware counsel to ML Trust, the Partnership and ML&Co. The legality under state law of The Trust Guarantee, the Partnership Guarantee, the ML&Co. Debenture and the Investment Guarantees with respect to the Affiliate Debentures will be passed upon on behalf of ML Trust, ML Partnership and ML&Co. by Sidley Austin Brown & Wood LLP, New York, New York. The validity of the TOPrS, the partnership preferred securities and the Trust Guarantee and the Partnership Guarantee will be passed upon on behalf of the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, counsel to the underwriters.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 27, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method for goodwill amortization to conform to Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The balance sheets of Merrill Lynch Preferred Funding VI, L.P. and Merrill Lynch Preferred Capital Trust VI as of December 27, 2002 and December 28, 2001 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited condensed consolidated financial statements of Merrill Lynch & Co., Inc. and subsidiaries for the periods ended March 28, 2003 and March 29, 2002 and June 27, 2003 and June 28, 2002, which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for reviews of such information. However, as stated in their reports included in Merrill Lynch & Co., Inc. and subsidiaries’ Quarterly Reports on Form 10-Q for the quarters ended March 28, 2003 and June 27, 2003 and incorporated by reference herein, they did not audit and they do not express opinions on those unaudited condensed consolidated financial statements. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited condensed consolidated financial statements because such reports are not “reports” or “parts” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

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INDEX OF CERTAIN DEFINED TERMS

Defined Terms	Page No.
Affiliate Investment Instruments	14
Business Day	17
Code	50
Eligible Institution	36
Finance Subsidiary	31
Investment Affiliate	37
Investment Guarantee	18
ML&Co.	3
ML&Co. Debenture	35
ML Partnership	3
Partnership Enforcement Event	34
Partnership Guarantee	17
Partnership Special Event	39
TOPrS	1
Trust Enforcement Event	18
Trust Guarantee	17
Trust Securities	12
Trust Special Event	19

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INDEX TO FINANCIAL STATEMENTS

Page No.
MERRILL LYNCH PREFERRED FUNDING VI, L.P.
Independent Auditors’ Report	F-2
Balance Sheets as of December 27, 2002 and December 28, 2001	F-3
Note to Balance Sheets as of December 27, 2002 and December 28, 2001	F-3

MERRILL LYNCH PREFERRED CAPITAL TRUST VI
Independent Auditors’ Report	F-4
Balance Sheets as of December 27, 2002 and December 28, 2001	F-5
Note to Balance Sheets as of December 27, 2002 and December 28, 2001	F-5

INDEPENDENT AUDITORS’ REPORT

To the General Partner and Limited Partner of

Merrill Lynch Preferred Funding VI, L.P.

We have audited the accompanying balance sheets of Merrill Lynch Preferred Funding VI, L.P. (the “Partnership”) as of December 27, 2002 and December 28, 2001. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Partnership at December 27, 2002 and December 28, 2001 in conformity with accounting principles generally accepted in the United States of America.

/S/    DELOITTE & TOUCHE LLP

New York, New York

March 26, 2003

BALANCE SHEETS

OF MERRILL LYNCH PREFERRED FUNDING VI, L.P.

	December 27, 2002	December 28, 2001
Assets	$—	$—

Partnership Securities
Limited partner interest	$85	$85
General partner interest	15	15

	100	100
Less: Receivables from partners for subscribed partnership interests	(100)	(100)

	$—	$—

NOTE TO BALANCE SHEETS OF MERRILL LYNCH PREFERRED FUNDING VI, L.P.

Merrill Lynch Preferred Funding VI, L.P. (the “Partnership”) is a limited partnership that was formed under the Delaware Revised Uniform Limited Partnership Act on December 7, 1998 for the exclusive purposes of purchasing certain eligible debt instruments of Merrill Lynch & Co., Inc. (“ML&Co.”) and wholly owned subsidiaries of ML&Co. (the “Affiliate Investment Instruments”) with the proceeds from the sale of Partnership Preferred Securities (the “Partnership Preferred Securities”) to Merrill Lynch Preferred Capital Trust VI (the “Trust”) and a capital contribution from ML&Co. in exchange for the general partnership interest in the Partnership (collectively, the “Partnership Proceeds”). The Partnership Proceeds will be used initially to purchase debt instruments from ML&Co. and a domestic wholly owned subsidiary of ML&Co., retaining 1% in unaffiliated debt securities. The Partnership shall have a perpetual existence subject to certain termination events.

The Partnership Proceeds will be redeemable for cash, at the option of the Partnership, in whole or in part, from time to time, after a certain date to be determined. Except as provided in the Limited Partnership Agreement and Partnership Preferred Securities Guarantee Agreement, and as otherwise provided by law, the holders of the Partnership Preferred Securities will have no voting rights.

ML&Co. serves as the sole general partner of the Partnership. ML&Co., in its capacity as General Partner of the Partnership, has agreed to pay all fees and expenses related to the organization and operations of the Partnership (including any taxes, duties, assessments or government charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Partnership) and the offering of the Partnership Preferred Securities and be responsible for all debts and other obligations of the Partnership (other than with respect to the Partnership Preferred Securities). The General Partner has agreed to indemnify certain officers and agents of the Partnership.

INDEPENDENT AUDITORS’ REPORT

To the Trustees of

Merrill Lynch Preferred Capital Trust VI

We have audited the accompanying balance sheets of Merrill Lynch Preferred Capital Trust VI (the “Trust”) as of December 27, 2002 and December 28, 2001. These financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Trust at December 27, 2002 and December 28, 2001 in conformity with accounting principles generally accepted in the United States of America.

/S/    DELOITTE & TOUCHE LLP

New York, New York

March 26, 2003

BALANCE SHEETS OF

MERRILL LYNCH PREFERRED CAPITAL TRUST VI

	December 27, 2002	December 28, 2001
Assets	—	—

Trust securities	—	—

NOTE TO BALANCE SHEETS OF MERRILL LYNCH PREFERRED CAPITAL TRUST VI

Merrill Lynch Preferred Capital Trust VI (the “Trust”) is a statutory business trust formed on December 7, 1998 under the laws of the State of Delaware for the exclusive purposes of (i) issuing the Trust Originated Preferred Securities (the “Trust Preferred Securities”) and the Trust Common Securities (together with the Trust Preferred Securities, the “Trust Securities”) representing undivided beneficial ownership interests in the assets of the Trust, (ii) purchasing Partnership Preferred Securities (the “Partnership Preferred Securities”) representing the limited partnership interests of Merrill Lynch Preferred Funding VI, L.P. (the “Partnership”) with the proceeds from the sale of the Trust Securities, and (iii) engaging in only those other activities necessary or incidental thereto. The Trust has a perpetual existence, subject to certain termination events as provided in the Declaration of Trust under which it was formed. The Trust intends to issue and sell its Trust Preferred Securities in a public offering and to issue and sell its Trust Common Securities to Merrill Lynch & Co., Inc. (“ML&Co.”). No Trust Securities have been issued as of December 27, 2002.

The Partnership Preferred Securities will be redeemable for cash, at the option of the Partnership, in whole or in part, from time to time, after a certain date to be determined. Upon any redemption of the Partnership Preferred Securities, the Trust Preferred Securities will be redeemed, in whole or in part, as applicable. Holders of the Trust Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Trustees, which voting rights are vested exclusively in the holder of the Trust Common Securities.

ML&Co. will be obligated to pay compensation to the underwriters of the offering of the Trust Preferred Securities. ML&Co. will also pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust) and be responsible for all debts and other obligations of the Trust (other than the Trust Securities). ML&Co. has agreed to indemnify the Trustees and certain other persons.

Merrill Lynch Preferred Capital Trust VI

% Trust Originated Preferred Securities

(“TOPrS”)

Liquidation Amount $25 per TOPrS

guaranteed to the extent described in this prospectus by

Merrill Lynch & Co., Inc.

PROSPECTUS

Merrill Lynch & Co.

                             , 2003

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated October 17, 2003

PROSPECTUS SUPPLEMENT

(To prospectus dated             , 2003)

$

Merrill Lynch & Co., Inc.

Medium-Term Notes, Series C

Due Nine Months or More from Date of Issue

The notes:

•	We will offer notes from time to time and specify the terms and conditions of each issue of notes in a pricing supplement.

•	The notes may bear interest at fixed or floating rates or may not bear any interest.

•	If the notes bear interest at a floating rate, the floating rate may be based on one or more indices or formulas plus or minus a fixed amount or multiplied by a factor.

•	The notes will be senior unsecured debt securities of ML&Co.

•	The notes will have stated maturities of nine months or more from the date they are originally issued.

•	We will specify whether the notes can be redeemed or repaid before their maturity and whether they are subject to mandatory redemption, redemption at the option of ML&Co. or repayment at the option of the holder of the notes.

•	We will pay amounts due on the notes in U.S. dollars or any other consideration described in the applicable pricing supplement.

Investing in the notes involves risks that are described in the “Risk Factors” section  beginning on page S-3 of this prospectus supplement.

	Per Note	Total
Public offering price	100%	$
Agent’s discounts and commissions	0.125%-0.750%	$ - $
Proceeds, before expenses, to ML&Co.	99.875%-99.250%	$ - $

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may sell notes to the agent referred to below as principal for resale at varying or fixed offering prices or through the agent as agent using its reasonable efforts on our behalf. We may also sell notes without the assistance of the agent, whether acting as principal or as agent.

If we sell other securities referred to in the accompanying prospectus, the amount of notes that we may offer and sell under this prospectus supplement may be reduced.

This prospectus supplement may be used for offers and sales related to market making transactions in Merrill Lynch & Co., Inc., Medium-Term Notes, Series B Due Nine Months or More from Date of Issue.

Merrill Lynch & Co.

The date of this prospectus supplement is                 , 2003.

Prospectus Supplement

Prospectus

References in this prospectus supplement to “ML&Co.”, “we”, “us” and “our” are to Merrill Lynch & Co., Inc.

References in this prospectus supplement to “MLPF&S” are to the agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. Neither we nor MLPF&S has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor MLPF&S is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate only as of the date on the front cover of the applicable pricing supplement.

S-2

RISK FACTORS

Your investment in the notes involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the notes is suitable for you. The notes are not an appropriate investment for you if you are unsophisticated with respect to their significant components and interrelationships.

Structure Risks of Notes Indexed to Interest Rate, Currency or Other Indices or Formulas

If you invest in notes indexed to one or more interest rate, currency or other indices or formulas, there will be significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the indices or formulas and the possibility that you will receive a lower, or no, amount of principal, premium or interest and at different times than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in that index or formula will be magnified. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

Redemption May Adversely Affect Your Return on the Notes

If your notes are redeemable at our option we may choose to redeem your notes at times when prevailing interest rates are relatively low. In addition, if your notes are subject to mandatory redemption, we may be required to redeem your notes at times when prevailing interest rates are also relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

There May Not Be Any Trading Market for Your Notes; Many Factors Affect the Trading Market and Value of Your Notes

We cannot assure you a trading market for your notes will ever develop or be maintained. In addition to our own creditworthiness, many other factors may affect the trading market value of, and trading market for, your notes. These factors include:

•	the complexity and volatility of the index or formula applicable to your notes,

•	the method of calculating the principal, premium and interest in respect of your notes,

•	the time remaining to the maturity of your notes,

•	the outstanding amount of your notes,

•	any redemption features of your notes,

•	the amount of other securities linked to the index or formula applicable to your notes, and

•	the level, direction and volatility of market interest rates generally.

In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility. There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. You should not purchase notes unless you understand and know you can bear all of the investment risks related to your notes.

S-3

Our Credit Ratings May Not Reflect All Risks of an Investment in the Notes

Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of your notes. Our credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed above on the value of your notes.

DESCRIPTION OF THE NOTES

The notes will be issued as a part of a series of senior debt securities (designated Medium-Term Notes, Series C) under a senior indenture, dated as of April 1, 1983, as amended and restated (the “1983 Indenture”), between ML&Co. and JPMorgan Chase Bank, as trustee. The term “senior debt securities,” as used in this prospectus supplement, refers to all securities issued and issuable from time to time under ML&Co.’s senior indentures and includes the notes. The senior debt securities and ML&Co.’s senior indentures are more fully described in the accompanying prospectus. The following summary of the material provisions of the notes and of the 1983 Indenture is not complete and is qualified in its entirety by reference to the 1983 Indenture, a copy of which has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

The following description of notes will apply unless otherwise specified in an applicable pricing supplement.

Terms of the Notes

All senior debt securities, including the notes, issued and to be issued under ML&Co.’s senior indentures will be unsecured general obligations of ML&Co. and will rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. from time to time outstanding. Because ML&Co. is a holding company, the right of ML&Co. and its creditors, including the holders of the notes, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of that subsidiary, except to the extent that a bankruptcy court may recognize the claims of ML&Co. itself as a creditor of that subsidiary. In addition, dividends, loans and advances to ML&Co. from certain subsidiaries, including MLPF&S, are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.

ML&Co.’s senior indentures do not limit the aggregate principal amount of senior debt securities, or the amount of notes of the senior Medium-Term Notes, Series C which ML&Co. may issue. ML&Co. may issue its senior debt securities from time to time as a single series or in two or more separate series up to the aggregate principal amount from time to time authorized by ML&Co. for each series. ML&Co. may, from time to time, without the consent of the holders of the notes, provide for the issuance of notes or other senior debt securities under its senior indentures in addition to the notes offered by this prospectus supplement. As of the date of this prospectus supplement no notes of the series Medium-Term Notes, Series C were issued and outstanding. The aggregate principal amount of notes which may be offered and sold by this prospectus supplement may be reduced by the sale by ML&Co. of other securities under the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

The notes will be offered on a continuing basis and will mature on a day nine months or more from the date of their issue (the “stated maturity date”), as selected by the purchaser and agreed to by ML&Co., or on any date before the stated maturity date on which the principal or an installment of principal of a note becomes due and payable, whether by the declaration of acceleration, call for redemption at the option of ML&Co., notice of repayment at the option of the holder or otherwise (the stated maturity date or such prior date, as the case may be, is referred to as a “Maturity”). Interest-bearing notes will bear interest at either fixed or floating rates as specified in the applicable pricing supplement. Some notes may not bear interest. In addition, notes may be issued at significant discounts from their principal amount payable at Maturity.

S-4

Unless otherwise specified in the applicable pricing supplement, the notes will be denominated in United States dollars and ML&Co. will make payments of principal of, and premium, if any, and interest on, the notes in United States dollars.

Interest rates offered by ML&Co. with respect to the notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in any single transaction. ML&Co. may offer notes with similar variable terms but different interest rates concurrently at any time. ML&Co. also may concurrently offer notes having different variable terms to different investors. Interest rates, interest rate formulae and other variable terms of the notes are subject to change by ML&Co. from time to time, but no change will affect any note already issued or as to which ML&Co. has accepted an offer to purchase.

Each note will be issued in fully registered book-entry form or certificated form, in denominations of $1,000 and integral multiples of $1,000. Notes in book-entry form may be transferred or exchanged only through a participating member of The Depository Trust Company, also known as DTC, or any other depository as is identified in an applicable pricing supplement. See “—Book-Entry Notes”. Registration of transfer of notes in certificated form will be made at the corporate trust office of the trustee. There will be no service charge for any registration of transfer or exchange of notes, but ML&Co. may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange, other than exchanges pursuant to the 1983 Indenture not involving any transfer.

ML&Co. will make payments of principal of, and premium and interest, if any, on notes in book-entry form through the trustee to the depository or its nominee. See “—Book-Entry Notes”. Unless otherwise specified in the applicable pricing supplement, a beneficial owner of notes in book-entry form that are denominated in a currency other than United States dollars (a “Specified Currency”) electing to receive payments of principal or any premium or interest in that Specified Currency must notify the participant of DTC through which its interest is held on or before the applicable regular record date, in the case of a payment of interest, and on or before the sixteenth day, whether or not a Business Day, as defined below, before its stated maturity date, in the case of principal or premium, of the beneficial owner’s election to receive all or a portion of any payment in a Specified Currency. The participant must notify the depository of any election on or before the third Business Day after the regular record date. The depository will notify the paying agent of the election on or before the fifth Business Day after the regular record date. If complete instructions are received by the participant and forwarded to the depository, and forwarded by the depository to the paying agent, on or before the relevant dates, the beneficial owner of the notes in book-entry form will receive payments in the Specified Currency.

In the case of notes in certificated form, ML&Co. will make payment of principal or premium, if any, due at Maturity of each note in immediately available funds upon presentation of the note and, in the case of any repayment on an optional repayment date, upon submission of a duly completed election form if and as required by the provisions described below, at the corporate trust office of the trustee in the Borough of Manhattan, The City of New York, or at any other place as ML&Co. may designate. Payment of interest due at Maturity of the notes in certificated form will be made to the person to whom payment of the principal thereof will be made. Payment of interest due on notes in certificated form other than at Maturity will be made at the corporate trust office of the trustee or, at the option of ML&Co., may be made by check mailed to the address of the person entitled to receive payment as the address shall appear in the security register. Notwithstanding the immediately preceding sentence, a holder of $1,000,000 or more in aggregate principal amount of notes in certificated form, whether having identical or different terms and provisions will, at the option of ML&Co., be entitled to receive interest payments, other than at Maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 days prior to the applicable interest payment date. Any wire instructions received by the trustee shall remain in effect until revoked by the applicable holder.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The

S-5

City of New York; provided, however, that, with respect to non-United States dollar-denominated notes, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center, as defined below, of the country issuing the Specified Currency or, if the Specified Currency is Euro, the day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open; provided, further, that, with respect to notes as to which LIBOR is an applicable Interest Rate Basis, the day is also a London Banking Day. “London Banking Day” means a day on which commercial banks are open for business, including dealings in the LIBOR Currency, as defined below, in London.

“Principal Financial Center” means:

(1)	the capital city of the country issuing the Specified Currency, except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” will be The City of New York, Sydney and Melbourne, Toronto, Johannesburg and Zurich, respectively, or

(2)	the capital city of the country to which the LIBOR Currency relates, except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” will be The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively.

Redemption at the Option of ML&Co.

The notes will not be subject to, or entitled to the benefit of, any sinking fund. ML&Co. may redeem the notes at its option before their stated maturity date only if an initial redemption date is specified in the applicable pricing supplement. If so indicated in the applicable pricing supplement, ML&Co. may redeem the notes at its option on any date on and after the applicable initial redemption date specified in the applicable pricing supplement. On and after the initial redemption date, if any, ML&Co. may redeem the related note at any time in whole or from time to time in part at its option at the applicable redemption price referred to below together with interest on the principal of the applicable note payable to the redemption date, on notice given, unless otherwise specified in the applicable pricing supplement, not more than 60 nor less than 30 days before the redemption date. ML&Co. will redeem the notes in increments of $1,000, provided that any remaining principal amount will be an authorized denomination of the applicable note. Unless otherwise specified in the applicable pricing supplement, the redemption price with respect to a note will initially mean a percentage, the initial redemption percentage, of the principal amount of the note to be redeemed specified in the applicable pricing supplement and shall decline at each anniversary of the initial redemption date by a percentage specified in the applicable pricing supplement, of the principal amount to be redeemed until the redemption price is 100% of the principal amount.

Repayment at the Option of the Holder

If so indicated in an applicable pricing supplement, ML&Co. will repay the notes in whole or in part at the option of the holders of the notes on any optional repayment date specified in the applicable pricing supplement. If no optional repayment date is indicated with respect to a note, it will not be repayable at the option of the holder before its stated maturity date. Any repayment in part will be in an amount equal to $1,000 or integral multiples of $1,000, provided that any remaining principal amount will be an authorized denomination of the applicable note. The repurchase price for any note repurchased will be 100% of the principal amount to be repaid, together with interest on the principal of the applicable note payable to the date of repayment. For any note to be repaid, the trustee must receive, at its office maintained for such purpose in the Borough of Manhattan, The City of New York, currently the corporate trust office of the trustee, not more than 60 nor less than 30 days before the optional repayment date, the particular note being repaid:

•	in the case of a note in certificated form, the form entitled “Option to Elect Repayment” duly completed, or

S-6

•	in the case of a note in book-entry form, instructions to that effect from the applicable beneficial owner thereof to the depository and forwarded by the depository.

Notices of elections from a holder to exercise the repayment option must be received by the trustee by 5:00 p.m., New York City time, on the last day for giving notice. Exercise of the repayment option by the holder of a note will be irrevocable.

Only the depository may exercise the repayment option in respect of global securities representing notes in book-entry form. Accordingly, beneficial owners of global securities that desire to have all or any portion of the notes in book-entry form represented by global securities repaid must instruct the participant through which they own their interest to direct the depository to exercise the repayment option on their behalf by forwarding the repayment instructions to the trustee as discussed above. In order to ensure that the instructions are received by the trustee on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before that participant’s deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners of notes in book-entry form should consult the participants through which they own their interest for the respective deadlines. All instructions given to participants from beneficial owners of notes in book-entry form relating to the option to elect repayment will be irrevocable. In addition, at the time instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the global security or securities representing the related notes in book-entry form, on the depository’s records, to the trustee. See “—Book-Entry Notes”.

If applicable, ML&Co. will comply with the requirements of Section 14(e) of the Exchange Act and the rules promulgated thereunder and any other securities laws or regulations in connection with any repayment at the option of the holder.

ML&Co. may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by ML&Co. may, at the discretion of ML&Co., be held, resold or surrendered to the trustee for cancellation.

Interest

Each interest-bearing note will bear interest from the date of issue at the rate per annum, in the case of a fixed rate note, or pursuant to the interest rate formula, in the case of a floating rate note, in each case as stated in the applicable pricing supplement until the principal of the note is paid or made available for payment. Interest will be payable in arrears on each interest payment date specified in the applicable pricing supplement on which an installment of interest is due and payable and at Maturity. The first payment of interest on any note originally issued between a regular record date and the related interest payment date will be made on the interest payment date immediately following the next succeeding regular record date to the holder on the next succeeding regular record date. The regular record date will be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related interest payment date.

Fixed Rate Notes

Each fixed rate note will bear interest from, and including, the date of issue, at the rate per annum stated on the face of the note until the principal amount of the note is paid or made available for payment. Interest payments on fixed rate notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from, and including, the date of issue, if no interest has been paid with respect to the applicable fixed rate notes, to, but excluding, the applicable interest payment date or Maturity, as the case may be. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

S-7

Interest on fixed rate notes will be payable semiannually on May 15 and November 15 of each year and at Maturity. If any interest payment date or the Maturity of a fixed rate note falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date the applicable payment was due, and no interest will accrue on the amount payable for the period from and after the interest payment date or Maturity, as the case may be.

Floating Rate Notes

Interest on floating rate notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may be one or more of:

•	the CD Rate,

•	the CMT Rate,

•	the Commercial Paper Rate,

•	the Eleventh District Cost of Funds Rate,

•	the Federal Funds Rate,

•	LIBOR,

•	the Prime Rate,

•	the Treasury Rate, or

•	any other Interest Rate Basis or interest rate formula that is specified in the applicable pricing supplement.

A floating rate note may bear interest with respect to two or more Interest Rate Bases.

Each applicable pricing supplement will specify certain terms of the floating rate note being delivered, including:

•	whether the floating rate note is

•	a “Regular Floating Rate Note”,

•	a “Inverse Floating Rate Note”, or

•	a “Floating Rate/Fixed Rate Note”,

•	the Interest Rate Basis or Bases,

•	the Initial Interest Rate,

•	the Interest Reset Dates,

•	the interest payment dates,

•	the period to maturity of the instrument or obligation with respect to which the Interest Rate Basis or Bases will be calculated (the “Index Maturity”),

•	the Maximum Interest Rate and Minimum Interest Rate, if any,

•	the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases (the “Spread”),

•	the percentage of the related Interest Rate Basis or Bases by which the Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate (the “Spread Multiplier”), and

•	if one or more of the specified Interest Rate Bases is LIBOR, the LIBOR Currency and the LIBOR Page.

S-8

The interest rate borne by the floating rate notes will be determined as follows:

Regular Floating Rate Notes.    Unless a floating rate note is designated as a Floating Rate/Fixed Rate Note or an Inverse Floating Rate Note or as having an Addendum attached or as having “Other Provisions” apply relating to a different interest rate formula, it will be a “Regular Floating Rate Note” and will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, if any, and/or

•	multiplied by the applicable Spread Multiplier, if any.

Commencing on the first Interest Reset Date, the rate at which interest on the Regular Floating Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

Floating Rate/Fixed Rate Notes.    If a floating rate note is designated as a “Floating Rate/Fixed Rate Note”, it will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, if any, and/or

•	multiplied by the applicable Spread Multiplier, if any.

Commencing on the first Interest Reset Date, the rate at which interest on the Floating Rate/Fixed Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that:

•	the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate, and

•	the interest rate in effect commencing on, and including, the date on which interest begins to accrue on a fixed rate basis to Maturity will be the Fixed Interest Rate, if the rate is specified in the applicable pricing supplement, or if no Fixed Interest Rate is specified, the interest rate in effect on the Floating Rate/Fixed Rate Note on the day immediately preceding the date on which interest begins to accrue on a fixed rate basis.

Inverse Floating Rate Notes.    If a floating rate note is designated as an “Inverse Floating Rate Note” it will bear interest equal to the Fixed Interest Rate specified in the related pricing supplement minus the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, if any, and/or

•	multiplied by the applicable Spread Multiplier, if any;

provided, however, that the interest rate on the applicable Inverse Floating Rate Note will not be less than zero percent. Commencing on the first Interest Reset Date, the rate at which interest on the Inverse Floating Rate

Note is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

The interest rate derived from an Interest Rate Basis will be determined in accordance with the applicable provisions below. The interest rate in effect on each day will be based on:

•	if the day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date, as defined below, immediately preceding the applicable Interest Reset Date, or

•	if the day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

Interest Reset Dates.    The applicable pricing supplement will specify the dates on which the interest rate on the related floating rate note will be reset, each an “Interest Reset Date”. The Interest Reset Date will be, in the case of floating rate notes which reset:

•	daily—each Business Day;

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•	weekly—the Wednesday of each week, with the exception of weekly reset Floating Rate Notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week;

•	monthly—the third Wednesday of each month, with the exception of monthly reset Floating Rate Notes as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month;

•	quarterly—the third Wednesday of March, June, September and December of each year;

•	semiannually—the third Wednesday of the two months specified in the applicable pricing supplement; and

•	annually—the third Wednesday of the month specified in the applicable pricing supplement;

provided, however, that with respect to Floating Rate/Fixed Rate Notes, the rate of interest will not reset after the applicable date on which interest on a fixed rate basis begins to accrue.

If any Interest Reset Date for any floating rate note would otherwise be a day that is not a Business Day, the applicable Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a floating rate note as to which LIBOR is an applicable Interest Rate Basis, if the Business Day falls in the next succeeding calendar month, then the applicable Interest Reset Date will be the immediately preceding Business Day.

Maximum and Minimum Interest Rates.    A floating rate note may also have either or both of the following:

•	a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period (a “Maximum Interest Rate”), and

•	a minimum numerical limitation, or floor, on the rate at which interest may accrue during any period (a “Minimum Interest Rate”).

The 1983 Indenture is, and any notes issued under the 1983 Indenture will be, governed by and construed in accordance with the laws of the State of New York. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to securities in which $2,500,000 or more has been invested. While ML&Co. believes that New York law would be given effect by a state or federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower, including, in some cases, corporate borrowers. It is suggested that prospective investors consult their personal advisors with respect to the applicability of these laws. ML&Co. has agreed for the benefit of the beneficial owners of the notes, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a beneficial owner of the notes.

Interest Payments.    Each applicable pricing supplement will specify the dates on which interest will be payable. Each floating rate note will bear interest from the date of issue at the rates specified in the applicable floating rate note until the principal of the applicable note is paid or otherwise made available for payment. The interest payment dates with respect to floating rate notes will be, in the case of floating rate notes which reset:

•	daily, weekly or monthly—the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

•	quarterly—the third Wednesday of March, June, September and December of each year;

•	semiannually—the third Wednesday of the two months of each year specified in the applicable pricing supplement;

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•	annually—the third Wednesday of the month of each year specified in the applicable pricing supplement; and

•	at Maturity.

If any interest payment date for any floating rate note, other than an interest payment date at Maturity, would otherwise be a day that is not a Business Day, the interest payment date will be postponed to the next succeeding day that is a Business Day except that in the case of a floating rate note as to which LIBOR is an applicable Interest Rate Basis, if the Business Day falls in the next succeeding calendar month, the applicable interest payment date will be the immediately preceding Business Day. If the Maturity of a floating rate note falls on a day that is not a Business Day, we will make the required payment of principal, premium, if any, and interest on the next succeeding Business Day, and no additional interest on such payment will accrue for the period from and after the Maturity.

All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545%, or .09876545, would be rounded to 9.87655%, or .0987655. All dollar amounts used in or resulting from any calculation on floating rate notes will be rounded to the nearest cent with one-half cent being rounded upward.

Interest payments on floating rate notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the related interest payment date or Maturity.

With respect to each floating rate note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated.

•	In the case of notes for which the Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by 360.

•	In the case of notes for which the Interest Rate Basis is the CMT Rate or the Treasury Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by the actual number of days in the year.

•	The interest factor for notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

Interest Determination Dates.    The interest rate applicable to each interest reset period commencing on the Interest Reset Date with respect to that interest reset period will be the rate determined as of the applicable “Interest Determination Date”.

•	The Interest Determination Date with respect to the Federal Funds Rate and the Prime Rate will be the Business Day immediately preceding the related Interest Reset Date.

•	The Interest Determination Date with respect to the CD Rate, the CMT Rate and the Commercial Paper Rate will be the second Business Day preceding the related Interest Reset Date.

•	The Interest Determination Date with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding the related Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index, as defined below.

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•	The Interest Determination Date with respect to LIBOR will be the second London Banking Day preceding the related Interest Reset Date.

•	The Interest Determination Date with respect to the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills, as defined below, are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the Interest Reset Date, the related Interest Determination Date will be the preceding Friday.

•	The Interest Determination Date pertaining to a floating rate note the interest rate of which is determined with reference to two or more Interest Rate Bases will be the latest Business Day which is at least two Business Days before the related Interest Reset Date for the applicable floating rate note on which each Interest Reset Basis is determinable. Each Interest Rate Basis will be determined on the Interest Determination Date, and the applicable interest rate will take effect on the related Interest Reset Date.

Calculation Date.    MLPF&S will be the calculation agent. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect to that floating rate note. Unless otherwise specified in the applicable pricing supplement, the calculation date, if applicable, pertaining to any Interest Determination Date will be the earlier of:

•	the tenth calendar day after the applicable Interest Determination Date, or, if the tenth calendar day is not a Business Day, the next succeeding Business Day, or

•	the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

CD Rate.     “CD Rate” means:

(1)	the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable pricing supplement as published in H.15(519), as defined below, under the caption “CDs (secondary market)”, or

(2)	if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update, as defined below, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (secondary market)”, or

(3)	if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular Interest Determination Date calculated by the calculation agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York, which may include the agent or its affiliates, selected by the calculation agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time, or

(4)	if the dealers selected by the calculation agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular Interest Determination Date.

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“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

CMT Rate.     “CMT Rate” means:

(1)	if CMT Moneyline Telerate Page 7051 is specified in the applicable pricing supplement:

(a)	the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Treasury Constant Maturities”, as the yield is displayed on Moneyline Telerate, or any successor service, on page 7051, or any other page as may replace page 7051 on that service (“Moneyline Telerate Page 7051”), for the particular Interest Determination Date, or

(b)	if the rate referred to in clause 1(a) does not appear on Moneyline Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption “Treasury Constant Maturities”, or

(c)	if the rate referred to in clause 1(b) does not appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

(d)	if the rate referred to in clause 1(c) is not published, the rate on the particular Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York, which may include the agent or its affiliates (each, a “Reference Dealer”), selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(e)	if fewer than five but more than two of the prices referred to in clause 1(d) are provided as requested, the rate on the particular Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

(f)

if fewer than three prices referred to in clause 1(d) are provided as requested, the rate on the particular Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the

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particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(g)	if fewer than five but more than two prices referred to in clause 1(f) are provided as requested, the rate on the particular Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

(h)	if fewer than three prices referred to in clause 1(f) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date.

(2)	if CMT Moneyline Telerate Page 7052 is specified in the applicable pricing supplement:

(a)	the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption “Treasury Constant Maturities”, as the yield is displayed on Moneyline Telerate, or any successor service, on page 7052, or any other page as may replace page 7052 on that service (“Moneyline Telerate Page 7052”), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

(b)	if the rate referred to in clause 2(a) does not appear on Moneyline Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption “Treasury Constant Maturities”, or

(c)	if the rate referred to in clause 2(b) does not appear in H.15(519), the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

(d)	the rate referred to in clause 2(c) is not published, the rate on the particular Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(e)	if fewer than five but more than two of the prices referred to in clause 2(d) are provided as requested, the rate on the particular Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

(f)	if fewer than three prices referred to in clause 2(d) are provided as requested, the rate on the particular Interest Determination Date calculated by the calculation agent as a yield to

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maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(g)	if fewer than five but more than two prices referred to in clause 2(f) are provided as requested, the rate on the particular Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated, or

(h)	if fewer than three prices referred to in clause 2(f) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date.

If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

Commercial Paper Rate.    “Commercial Paper Rate” means:

(1)	the Money Market Yield, as defined below, on the particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Commercial Paper-Nonfinancial”, or

(2)	if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper—Nonfinancial”, or

(3)	if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular Interest Determination Date calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York, which may include the agent and its affiliates, selected by the calculation agent for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is “Aa”, or the equivalent, from a nationally recognized statistical rating organization, or

(4)	if the dealers selected by the calculation agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular Interest Determination Date.

“Money Market Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Money Market Yield	=	D × 360	×	100
360 – (D × M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable interest period.

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Eleventh District Cost of Funds Rate.    “Eleventh District Cost of Funds Rate” means:

(1)	the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the particular Interest Determination Date falls as set forth under the caption “11th District” on the display on Moneyline Telerate, or any successor service, on page 7058 or any other page as may replace page 7058 on that service (“Moneyline Telerate Page 7058”) as of 11:00 A.M., San Francisco time, on that Interest Determination Date, or

(2)	if the rate referred to in clause (1) does not appear on Moneyline Telerate Page 7058, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that Interest Determination Date, or

(3)	if the Federal Home Loan Bank of San Francisco fails to announce the Index on or prior to the particular Interest Determination Date for the calendar month immediately preceding that Interest Determination Date, the Eleventh District Cost of Funds Rate in effect on the particular Interest Determination Date.

Federal Funds Rate.    “Federal Funds Rate” means:

(1)	the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15(519) under the caption “Federal Funds (Effective)” and displayed on Moneyline Telerate or any successor service on page 120 or any other page as may replace page 120 on that service (“Moneyline Telerate Page 120”), or

(2)	if the rate referred to in clause (1) does not appear on Moneyline Telerate Page 120 or is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)”, or

(3)	if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include the agent or its affiliates, selected by the calculation agent prior to 9:00 A.M., New York City time, on that Interest Determination Date, or

(4)	if the brokers selected by the calculation agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the particular Interest Determination Date.

LIBOR.    “LIBOR” means:

(1)	if “LIBOR Moneyline Telerate” is specified in the applicable pricing supplement or if neither “LIBOR Reuters” nor “LIBOR Moneyline Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency, as defined below, having the Index Maturity specified in the applicable pricing supplement, commencing on the related Interest Reset Date, that appears on the LIBOR Page, as defined below, as of 11:00 A.M., London time, on the particular Interest Determination Date, or

(2)

if “LIBOR Reuters” is specified in the applicable pricing supplement, the arithmetic mean of the offered rates calculated by the calculation agent, or the offered rate if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the

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particular Index Maturity, commencing on the related Interest Reset Date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date, or

(3)	if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular Interest Determination Date on the LIBOR Page as specified in clause (1) or (2), as applicable, the rate calculated by the calculation agent as the arithmetic mean of at least two offered quotations obtained by the calculation agent after requesting the principal London offices of each of four major reference banks, which may include affiliates of the agent, in the London interbank market to provide the calculation agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or

(4)	if fewer than two offered quotations referred to in clause (3) are provided as requested, the rate calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular Interest Determination Date by three major banks, which may include affiliates of the agent, in that Principal Financial Center selected by the calculation agent for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or

(5)	if the banks selected by the calculation agent are not quoting as mentioned in clause (4), LIBOR in effect on the particular Interest Determination Date.

“LIBOR Currency” means the currency specified in the applicable pricing supplement as to which LIBOR will be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars.

“LIBOR Page” means either:

•	if “LIBOR Moneyline Telerate” is specified in the applicable pricing supplement or neither “LIBOR Reuters” nor “LIBOR Moneyline Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Moneyline Telerate or any successor service on the page specified in the pricing supplement or any page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency, or

•	if “LIBOR Reuters” is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service or any successor service on the page specified in the applicable pricing supplement or any other page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

Prime Rate.    “Prime Rate” means:

(1)	the rate on the particular Interest Determination Date as published in H.15(519) under the caption “Bank Prime Loan”, or

(2)	if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan”, or

(3)	if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular Interest Determination Date calculated by the

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calculation agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page, as defined below, as the applicable bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date, or

(4)	if fewer than four rates referred to in clause (3) are published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular Interest Determination Date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks, which may include affiliates of the agent, in The City of New York selected by the calculation agent, or

(5)	if the banks selected by the calculation agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date.

“Reuters Screen US PRIME 1 Page” means the display on the Reuter Monitor Money Rates Service or any successor service on the “US PRIME 1” page or any other page as may replace that page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate.    “Treasury Rate” means:

(1)	the rate from the auction held on the particular Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable pricing supplement under the caption “INVESTMENT RATE” on the display on Moneyline Telerate or any successor service on page 56 or any other page as may replace page 56 or page 57 or any other page as may replace page 57, or

(2)	if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate of Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”, or

(3)	if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield, as defined below, of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

(4)	if the rate referred to in clause (3) is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or

(5)	if the rate referred to in clause (4) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or

(6)	if the rate referred to in clause (5) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular Interest Determination Date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers, which may include the agent or its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the particular Index Maturity, or

(7)	if the dealers selected by the calculation agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.

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“Bond Equivalent Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Bond Equivalent Yield	=	D × N 360 – (D×M)	×	100

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

“Moneyline Telerate page 56” or “Moneyline Telerate page 57” means the display on Moneyline Telerate page 56 or 57 or any successor service or page thereto for the purpose of displaying the rate for direct obligations of the United States.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Other Provisions; Addenda

Any provisions with respect to an issue of notes, including the determination of one or more Interest Rate Bases, the specification of one or more Interest Rate Bases, the calculation of the interest rate applicable to a floating rate note, the applicable interest payment dates, the stated maturity date, any redemption or repayment provisions or any other matter relating to the applicable notes may be modified by the terms as specified under “Other Provisions” on the face of the applicable notes or in an Addendum relating to the applicable notes, if so specified on the face of the applicable notes and in the applicable pricing supplement.

Original Issue Discount Notes

ML&Co. may from time to time offer notes at a price less than their redemption price at Maturity, resulting in the applicable notes being treated as if they were issued with original issue discount for federal income tax purposes (“Original Issue Discount Notes”). Original Issue Discount Notes may currently pay no interest or interest at a rate which at the time of issuance is below market rates. Additional considerations relating to any Original Issue Discount Notes will be specified in the applicable pricing supplement.

Amortizing Notes

ML&Co. may from time to time offer notes (“Amortizing Notes”), with amounts of principal and interest payable in installments over the term of the notes. Unless otherwise specified in the applicable pricing supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable on the Amortizing Notes and then to the reduction of the unpaid principal amount of the Amortizing Notes. Further information concerning additional terms and conditions of any issue of Amortizing Notes will be specified in the applicable pricing supplement. A table setting forth repayment information in respect of each Amortizing Note will be specified in the applicable pricing supplement.

Linked Notes

ML&Co. may from time to time offer notes (“Linked Notes”) the principal value of which at Maturity will be determined by reference to:

(a)	one or more equity or debt securities, including, but not limited to, the price or yield of such securities,

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(b)	any statistical measure of economic or financial performance, including, but not limited to, any currency, consumer price or mortgage index, or

(c)	the price or value of any commodity or any other item or index or any combination thereof,

(collectively, the “Linked Securities”). The payment or delivery of any consideration on any Linked Note at Maturity will be determined by the decrease or increase, as applicable, in the price or value of the applicable Linked Securities. The terms of and any additional considerations, including any material tax consequences, relating to any Linked Notes will be specified in the applicable pricing supplement.

Extendible Maturity Notes

ML&Co. may from time to time offer notes (“Extendible Maturity Notes”) with the option to extend the maturity of the notes to one or more dates indicated in the notes and the applicable pricing supplement. The terms of and any additional considerations relating to any Extendible Maturity Notes will be specified in the applicable pricing supplement.

Book-Entry Notes

Description of the Global Securities

Upon issuance, all notes in book-entry form having the same date of issue, Maturity and otherwise having identical terms and provisions will be represented by one or more fully registered global notes (the “Global Notes”). Each Global Note will be deposited with, or on behalf of, The Depository Trust Company as depository registered in the name of the depository or a nominee of the depository. Unless and until it is exchanged in whole or in part for notes in certificated form, no Global Note may be transferred except as a whole by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any such nominee to a successor of the depository or a nominee of the successor.

DTC Procedures

The following is based on information furnished by the depository:

The depository will act as securities depository for the notes in book-entry form. The notes in book-entry form will be issued as fully registered securities registered in the name of Cede & Co., the depository’s partnership nominee. One fully registered Global Note will be issued for each issue of notes in book-entry form, each in the aggregate principal amount of the issue, and will be deposited with the depository. If, however, the aggregate principal amount of any issue exceeds $500,000,000, one Global Note will be issued with respect to each $500,000,000 of principal amount and an additional Global Note will be issued with respect to any remaining principal amount of the issue.

The depository is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depository holds securities that its participants deposit with the depository. The depository also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of the depository include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depository is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc.,

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and the National Association of Securities Dealers, Inc. Access to the depository’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depository and its participants are on file with the SEC.

Purchasers of notes in book-entry form under the depository’s system must be made by or through direct participants, which will receive a credit for those notes in book-entry form on the depository’s records. The ownership interest of each actual purchaser of each note in book-entry form represented by a Global Note is, in turn, to be recorded on the records of direct participants and indirect participants. Beneficial owners of notes in book-entry form will not receive written confirmation from the depository of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in a Global Note representing notes in book-entry form are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of a Global Note representing notes in book-entry form will not receive notes in certificated form representing their ownership interests therein, except in the event that use of the book-entry system for such notes in book-entry form is discontinued.

To facilitate subsequent transfers, all Global Notes representing notes in book-entry form which are deposited with, or on behalf of, the depository are registered in the name of the depository’s nominee, Cede & Co. The deposit of Global Notes with, or on behalf of, the depository and their registration in the name of Cede & Co. effect no change in beneficial ownership. The depository has no knowledge of the actual beneficial owners of the Global Notes representing the notes in book-entry form; the depository’s records reflect only the identity of the direct participants to whose accounts such notes in book-entry form are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the depository to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither the depository nor Cede & Co. will consent or vote with respect to the Global Notes representing the notes in book-entry form. Under its usual procedures, the depository mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants, identified in a listing attached to the omnibus proxy, to whose accounts the notes in book-entry form are credited on the applicable record date.

ML&Co. will make principal, premium, if any, and/or interest, if any, payments on the Global Notes representing the notes in book-entry form in immediately available funds to the depository. The depository’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on the depository’s records unless the depository has reason to believe that it will not receive payment on the applicable payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of the applicable participant and not of the depository, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the depository is the responsibility of ML&Co. and the trustee, disbursement of payments to direct participants will be the responsibility of the depository, and disbursement of payments to the beneficial owners will be the responsibility of direct participants and indirect participants.

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If applicable, redemption notices shall be sent to Cede & Co. If less than all of the notes in book-entry form of like tenor and terms are being redeemed, the depository’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

A beneficial owner will give notice of any option to elect to have its notes in book-entry form repaid by ML&Co., through its participant, to the trustee, and will effect delivery of the applicable notes in book-entry form by causing the direct participant to transfer the participant’s interest in the Global Note representing notes in book-entry form, on the depository’s records, to the trustee. The requirement for physical delivery of notes in book-entry form in connection with a demand for repayment will be deemed satisfied when the ownership rights in the Global Note or Notes representing such notes in book-entry form are transferred by direct participants on the depository’s records.

The depository may discontinue providing its services as securities depository with respect to the notes in book-entry form at any time by giving reasonable notice to ML&Co. or the trustee. In the event that a successor securities depository is not obtained, notes in certificated form are required to be printed and delivered.

ML&Co. may decide to discontinue use of the system of book-entry transfers through the depository or a successor securities depository. In that event, notes in certificated form will be printed and delivered.

The laws of some states may require that certain purchasers of securities take physical delivery of securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

So long as the depository, or its nominee, is the registered owner of a Global Note, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Note for all purposes under the 1983 Indenture. Except as provided below, beneficial owners of a Global Note will not be entitled to have the notes represented by a Global Note registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders thereof under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the depository and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a Global Note desires to give or take any action which a holder is entitled to give or take under the 1983 Indenture, the depository would authorize the participants holding the relevant beneficial interests to give or take the desired action, and the participants would authorize beneficial owners owning through the participants to give or take the desired action or would otherwise act upon the instructions of beneficial owners.

Exchange for Notes in Certificated Form

If:

(a)	the depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by ML&Co. within 60 days,

(b)	ML&Co. executes and delivers to the trustee a company order to the effect that the Global Notes shall be exchangeable, or

(c)	an Event of Default has occurred and is continuing with respect to the notes,

the Global Note or Global Notes will be exchangeable for notes in certificated form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples of $1,000. The certificated notes will be registered in the name or names as the depository instructs the trustee. It is expected that instructions may

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be based upon directions received by the depository from participants with respect to ownership of beneficial interests in Global Notes.

The information in this section concerning the depository and the depository’s system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for the accuracy of the information.

UNITED STATES FEDERAL INCOME TAXATION

The following summary of certain United States Federal income tax consequences of the purchase, ownership and disposition of the notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change, including changes in effective dates, or possible differing interpretations. It deals only with notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding notes as a hedge against currency risks or as a position in a “straddle” or as part of a “hedging” or “conversion” transaction for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers, except where otherwise specifically noted. Persons considering the purchase of the notes should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any other taxing jurisdiction.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of a note that is for United States Federal income tax purposes:

(1)	a citizen or resident of the United States,

(2)	a corporation or a partnership (including an entity treated as a corporation or a partnership for United States Federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise),

(3)	an estate whose income is subject to United States Federal income tax regardless of its source,

(4)	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or

(5)	any other person whose income or gain in respect of a note is effectively connected with the conduct of a United States trade or business.

Certain trusts not described in clause (4) above in existence on August 20, 1996 that elect to be treated as a United States person will also be a U.S. Holder for purposes of the following discussion. As used herein, the term “non-U.S. Holder” means a beneficial owner of a note that is not a U.S. Holder.

U.S. Holders

Payments of Interest.    Payments of interest on a note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder’s regular method of tax accounting).

Original Issue Discount.    The following summary is a general discussion of the United States Federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of notes issued with original issue discount (“Discount Notes”). The following summary is based upon final Treasury regulations (the

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“OID Regulations”) released by the Internal Revenue Service (“IRS”) on January 27, 1994, as amended on June 11, 1996, under the original issue discount provisions of the Code.

For United States Federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a note over its issue price, if such excess equals or exceeds a de minimis amount (generally  1/4 of 1% of the note’s stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a note providing for the payment of any amount other than qualified stated interest (as defined below) prior to maturity, multiplied by the weighted average maturity of the note). The issue price of each note in an issue of notes equals the first price at which a substantial amount of the notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a note is the sum of all payments provided by the note other than “qualified stated interest” payments. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more interest indices. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. In addition, under the OID Regulations, if a note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of the note (e.g., notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on the note or any “true” discount on the note (i.e., the excess of the note’s stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest on the note would be treated as original issue discount rather than qualified stated interest.

In the case of a note issued with de minimis original issue discount, the U.S. Holder generally must include such de minimis original issue discount in income as stated principal payments on the notes are made in proportion to the stated principal amount of the note. Any amount of de minimis original issue discount that has been included in income shall be treated as capital gain. Payments of qualified stated interest on a note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder’s regular method of tax accounting). A U.S. Holder of a Discount Note must include original issue discount in income as ordinary interest for United States Federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of the U.S. Holder’s regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of a Discount Note is the sum of the daily portions of original issue discount with respect to the Discount Note for each day during the taxable year (or portion of the taxable year) on which the U.S. Holder held the Discount Note. The “daily portion” of original issue discount on any Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An “accrual period” may be of any length and the accrual periods may vary in length over the term of the Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between

•	the product of the Discount Note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and

•	the amount of any qualified stated interest payments allocable to such accrual period.

Original issue discount allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. The “adjusted issue price” of a Discount Note at the beginning of any accrual period is the sum of the issue price of the Discount Note plus the amount of original issue discount allocable to all prior

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accrual periods minus the amount of any prior payments on the Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

A U.S. Holder who purchases a Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Discount Note after the purchase date other than payments of qualified stated interest, will be considered to have purchased the Discount Note at an “acquisition premium”. Under the acquisition premium rules, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Discount Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

Under the OID Regulations, Floating Rate Notes and Indexed Notes (hereinafter “Variable Notes”) are subject to special rules whereby a Variable Note will qualify as a “variable rate debt instrument” if

•	its issue price does not exceed the total noncontingent principal payments due under the Variable Note by more than a specified de minimis amount and

•	it provides for stated interest, paid or compounded at least annually, at current values of:

•	one or more qualified floating rates,

•	a single fixed rate and one or more qualified floating rates,

•	a single objective rate, or

•	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Note’s issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the OID Regulations unless such cap or floor is fixed throughout the term of the note. An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A “qualified inverse floating rate” is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Note’s issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

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If a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a “variable rate debt instrument” under the OID Regulations, and if the interest on a Variable Note is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on the Variable Note will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a “variable rate debt instrument” under the OID Regulations will generally not be treated as having been issued with original issue discount unless the Variable Note is issued at a “true” discount (i.e., at a price below the Variable Note’s stated principal amount) in excess of a specified de minimis amount. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on such a Variable Note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to

(1)	in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date, of the qualified floating rate or qualified inverse floating rate, or

(2)	in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Note.

The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

In general, any other Variable Note that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Variable Note. The OID Regulations generally require that such a Variable Note be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Note’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Note. In the case of a Variable Note that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Note as of the Variable Note’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Note is then converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Variable Note is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the general original issue discount rules to the “equivalent” fixed rate debt instrument and a U.S. Holder of the Variable Note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the “equivalent” fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Variable Note during the accrual period.

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If a Variable Note does not qualify as a “variable rate debt instrument” under the OID Regulations, then the Variable Note would be treated as a contingent payment debt obligation. On June 11, 1996, the Treasury Department issued final regulations (the “CPDI Regulations”) concerning the proper United States Federal income tax treatment of contingent payment debt instruments. In general, the CPDI Regulations would cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of prior United States Federal income tax law. Specifically, the CPDI Regulations generally require a U.S. Holder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the CPDI Regulations, any gain recognized by a U.S. Holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The CPDI Regulations apply to debt instruments issued on or after August 13, 1996. The proper United States Federal income tax treatment of Variable Notes that are treated as contingent payment debt obligations will be more fully described in the applicable pricing supplement. Furthermore, any other special United States Federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of notes will be discussed in the applicable pricing supplement.

ML&Co. may issue notes which;

•	may be redeemable at the option of ML&Co. prior to their stated maturity (a “call option”) and/or

•	may be repayable at the option of the holder prior to their stated maturity (a “put option”).

Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased notes.

U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

Foreign-Currency Notes.    The United States Federal income tax consequences of the purchase, ownership and disposition of notes providing for payments denominated in a currency other than U.S. dollars will be more fully described in the applicable pricing supplement.

Short-Term Notes.    Notes that have a fixed maturity of one year or less (“Short-Term Notes”) will be treated as having been issued with original issue discount. In general, an individual or other cash method U.S. Holder is not required to accrue such original issue discount unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States Federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method (based on daily compounding).

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Market Discount.    If a U.S. Holder purchases a note, other than a Discount Note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of a Discount Note, for an amount that is less than its adjusted issue price as of the purchase date, such U.S. Holder will be treated as having purchased the note at a “market discount”, unless such market discount is less than a specified de minimis amount.

Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of a Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the lesser of:

•	the amount of such payment or realized gain or

•	the market discount which has not previously been included in income and is treated as having accrued on the note at the time of such payment or disposition.

Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects to accrue market discount on the basis of a constant interest rate.

A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the Note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or a constant interest rate basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States Federal income tax purposes. Such an election will apply to all market discount debt instruments acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS.

Premium.    If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest, the U.S. Holder will be considered to have purchased the note with “amortizable bond premium” equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the note and may offset interest otherwise required to be included in respect of the note during any taxable year by the amortized amount of such excess for the taxable year. However, if the note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the note. Any election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS.

Disposition of a Note.    Except as discussed above, upon the sale, exchange or retirement of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the U.S. Holder’s initial investment in the note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to the note. Such gain or loss generally will be long-term capital gain or loss if the note were held for more than one year. Long-term capital gains of individuals are subject to reduced capital gain rates while

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short-term capital gains are subject to ordinary income rates. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

Non-U.S. Holders

A non-U.S. Holder who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding notes on its own behalf will not be subject to United States Federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of ML&Co., a controlled foreign corporation related to ML&Co. or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

•	is signed under penalties of perjury by the beneficial owner of the note,

•	certifies that such owner is not a U.S. Holder, and

•	provides the beneficial owner’s name and address of the beneficial owner’s permanent residence.

A “Withholding Agent” is any person, U.S. or foreign, that has control, receipt or custody of an amount subject to withholding or who can disburse or make payments of an amount subject to withholding. Generally, the aforementioned statement is made on an IRS Form W-8BEN (“W-8BEN”), which is effective for the period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of a change in circumstances that makes any information on the W-8BEN incorrect and must furnish a new  W-8BEN. A holder of a note which is not an individual or corporation (or an entity treated as a corporation for United States Federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or certain foreign trusts), the partnership (or trust) will be required to provide the certification from each of its partners (or beneficiaries), and the partnership (or trust) will be required to provide certain additional information.

A non-U.S. Holder whose income with respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner’s W-8BEN (or substitute form).

Generally, a non-U.S. Holder will not be subject to United States Federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a note, unless such non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

The notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of ML&Co. or, at the time of such individual’s death, payments in respect of the notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

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Backup Withholding

Backup withholding of United States Federal income tax at the applicable statutory rate may apply to payments made in respect of the notes to registered owners who are not “exempt recipients” and who fail to provide certain identifying information, such as the registered owner’s taxpayer identification number, in the required manner.

Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

In addition, upon the sale of a note to (or through) a broker, the broker must backup withhold on the entire purchase price, unless either:

•	the broker determines that the seller is a corporation or other exempt recipient or

•	the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met).

Such a sale must also be reported by the broker to the IRS, unless either:

•	the broker determines that the seller is an exempt recipient or

•	the seller certifies its non-U.S. status (and certain other conditions are met).

Certification of the registered owner’s non-U.S. status would normally be made on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s United States Federal income tax provided the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

ML&Co. is offering the notes for sale on a continuing basis through the agent, MLPF&S, who will purchase the notes, as principal, from ML&Co., for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the agent, or, if so specified in an applicable pricing supplement, for resale at a fixed public offering price. Unless otherwise specified in an applicable pricing supplement, any note sold to the agent as principal will be purchased by the agent at a price equal to 100% of the principal amount of the note less a percentage of the principal amount equal to the commission applicable to an agency sale as described below of a note of identical maturity. If agreed to by ML&Co. and the agent, the agent may utilize its reasonable efforts on an agency basis to solicit offers to purchase the notes at 100% of the principal amount of the notes, unless otherwise specified in an applicable pricing supplement. ML&Co. will pay a commission to the agent, ranging from .125% to 0.750% of the principal amount of a note, depending upon its stated maturity or, with respect to a note for which the stated maturity is in excess of 30 years, a commission as agreed upon by ML&Co. and the agent at the time of sale, sold through the agent. In connection with the sale of notes, ML&Co. may from time to time engage other agents on the same terms and conditions as MLPF&S to purchase the notes, as principal, from ML&Co. Any such other agents will be identified in the applicable pricing supplement.

The agent may sell notes it has purchased from ML&Co. as principal to other dealers for resale to investors, and may allow any portion of the discount received in connection with such purchases from ML&Co. to such dealers. After the initial public offering of notes, the public offering price, in the case of notes to be resold at a fixed public offering price, the concession and the discount allowed to dealers may be changed.

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ML&Co. reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice and may reject orders, in whole or in part, whether placed directly with ML&Co. or through the agent. The agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by the agent.

Unless otherwise specified in an applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in United States dollars or the Specified Currency, as the case may be, in The City of New York on the date of settlement.

No note will have an established trading market when issued. Unless specified in the applicable pricing supplement, ML&Co. will not list the notes on any securities exchange. The agent may from time to time purchase and sell notes in the secondary market, but the agent is not obligated to do so, and there can be no assurance that there will be a secondary market for the notes or liquidity in the secondary market if one develops. From time to time, the agent may make a market in the notes.

The agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended. ML&Co. has agreed to indemnify the agent against or to make contributions relating to certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the agent may be required to make in respect thereof. ML&Co. has agreed to reimburse the agent for certain expenses.

From time to time, ML&Co. may issue and sell other securities described in the accompanying prospectus, and the amount of notes that ML&Co. may offer and sell under this prospectus supplement may be reduced as a result of such sales.

In connection with the offering of notes purchased by the agent as principal on a fixed price basis, the agent is permitted to engage in certain transactions that stabilize the price of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the agent creates a short position in the notes in connection with the offering, i.e., if it sells more notes than are set forth on the cover page of this prospectus supplement, the agent may reduce that short position by purchasing notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could have the effect of raising or maintaining the market price of the security or preventing or retarding a decline in the market price of the security. “Naked” short sales are sales in excess of the agent’s overallotment option. Because the agent has no overallotment option with respect to the notes, it would be required to close out a short position in the notes by purchasing notes in the open market.

Neither ML&Co. nor the agent make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither ML&Co. nor the agent makes any representation that the agent will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

MLPF&S may use this prospectus supplement and the accompanying prospectus for offers and sales related to market-making transactions in the notes and for offers and sales related to market-making transactions in Merrill Lynch & Co., Inc., Medium-Term Notes, Series B Due Nine Months or More from Date of Issue, which were issued under a senior indenture, dated as of October 1, 1993, as amended, the provisions of which are identical to the indenture described herein. MLPF&S may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

MLPF&S, a broker-dealer subsidiary of ML&Co., is a member of the National Association of Securities Dealers, Inc. and will participate in distributions of the notes. Accordingly, offerings of the notes will conform to the requirements of Rule 2720 of the Conduct Rules of the NASD.

S-31

VALIDITY OF THE NOTES

The validity of the notes will be passed upon for ML&Co. and the agent by Sidley Austin Brown & Wood LLP, New York, New York.

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$

Merrill Lynch & Co., Inc.

Medium-Term Notes, Series C

Due Nine Months or More from Date of Issue

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.

                    , 2003

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated October 17, 2003

PROSPECTUS SUPPLEMENT

(To prospectus dated                 , 2003)

$

Merrill Lynch & Co., Inc.

Merrill Lynch CoreNotesSM, Series B

Due Nine Months or More from Date of Issue

Terms:    We plan to offer and sell Notes from time to time with various terms, including the following:

•  Ranking as senior unsecured indebtedness of ML&Co.

•  Stated maturities of 9 months or more from date of original issue.

•  Redemption provisions, if applicable, at the option of

    ML&Co.or otherwise.

•  If applicable, provisions permitting early repayment upon the deathof a beneficial owner, exercisable by the estate.

•  Minimum denominations of $1,000, increased in multiples

    of$1,000.

•  If interest-bearing, whether the Notes will bear interest at a fixed rate or at certain floating rates, specified in this prospectus supplement.

•  Interest, if any, will be payable either monthly, quarterly,

    semiannually or annually on each Interest Payment Date and at maturityor, if applicable, earlier redemption or repayment.

•  Book-entry (through The Depository Trust Company), except inlimited circumstances.

•  Payments in U.S. dollars or any other consideration specified inthe applicable pricing supplement.

We will specify the final terms for each Note, which may be different from the terms described in this prospectus supplement, in the applicable pricing supplement.

Investing in the Notes involves certain risks that are described in the “Risk Factors” section beginning on page S-6 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may sell Notes to the Purchasing Agent referred to below as principal for resale at a fixed offering price specified in the applicable pricing supplement or at varying prices. We may also explicitly agree with the Purchasing Agent that it will use its reasonable efforts as agent on our behalf to solicit offers to purchase Notes from us. If we sell all of the Notes, we expect to receive aggregate net proceeds of between $                         and $                         (        % to         % of the principal amount), after paying the Purchasing Agent’s discounts and commissions of between $                         and $                         (        % to         % of the principal amount).

If we sell other securities referred to in the accompanying prospectus, the amount of Notes referred to in this prospectus supplement that we may offer and sell under this prospectus supplement may be reduced.

This prospectus supplement may be used for offers and sales related to market making transactions in Merrill Lynch & Co., Inc. Merrill Lynch CoreNotesSM Due Nine Months or More from Date of Issue.

Merrill Lynch & Co.

The date of this prospectus supplement is                     , 2003.

“CoreNotes” is a service mark of Merrill Lynch & Co., Inc.

Prospectus Supplement

Prospectus

About this Prospectus Supplement, the Accompanying Prospectus and Pricing Supplements

This prospectus supplement sets forth certain terms of the Notes that we may offer and supplements the prospectus that is attached to the back of this prospectus supplement. This prospectus supplement supersedes the accompanying prospectus to the extent it contains information that is different from or additional to the information in that prospectus.

Each time we offer and sell Notes, you will receive a pricing supplement with this prospectus supplement. The pricing supplement will contain the specific description of the Notes we are offering and the terms of the offering. The pricing supplement will supersede this prospectus supplement and the accompanying prospectus to the extent it contains information that is different from or additional to the information contained in this prospectus supplement or the accompanying prospectus.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, as well as in the applicable pricing supplement relating to the particular offering of Notes, in making your decision to invest in Notes.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. Neither we nor the Purchasing Agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the Purchasing Agent is making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate only as of its date.

References in this prospectus supplement to “ML&Co.”, “we”, “us” or “our” are to Merrill Lynch & Co., Inc. and references in this prospectus supplement to the “Purchasing Agent” or “MLPF&S” are to our subsidiary Merrill Lynch, Pierce, Fenner & Smith Incorporated.

SUMMARY

This section outlines the legal and financial terms of the Notes that are more generally described herein under “Description of the Notes.” You should read the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus, as well as in the applicable pricing supplement relating to the particular offering of Notes.

Issuer	Merrill Lynch & Co., Inc.

Securities	Merrill Lynch CoreNotesSM, Series B (the “Notes”).

Purchasing Agent	Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”).

Amount	Up to $ aggregate initial offering price, subject to increase without the consent of the registered holders of the Notes.

Ranking	The Notes will be unsecured and unsubordinated obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness.

Denominations	Unless otherwise specified in the applicable pricing supplement, $1,000 and integral multiples of $1,000 in excess thereof.

Maturities	The Notes will be due nine months or more from the date of issue, as specified in the applicable pricing supplement.

Interest

Each interest-bearing Note will bear interest from its date of issue at a fixed rate per annum, specified in the applicable pricing supplement, or at a floating rate specified in the applicable pricing supplement, which may be based on either the Treasury Rate or LIBOR, each as more fully described in this prospectus supplement and the accompanying prospectus until the principal thereof is paid. Interest on each such Note will be payable as set forth in the applicable pricing supplement.

Principal	The principal amount of each Note will be payable on its stated maturity date specified in the applicable pricing supplement, unless redeemed or repaid prior thereto in accordance with its terms, at the corporate trust office of the Trustee or at such other office in The City of New York as we may designate.

Redemption	Unless otherwise specified in the applicable pricing supplement:

•	the Notes will not be redeemable prior to maturity; and

•	the Notes are not subject to any sinking fund.

Survivor’s Option

If specified in the applicable pricing supplement, following the death of a beneficial owner of a Note, that Note will be subject to repayment prior to maturity at least six months after its acquisition by the deceased beneficial owner if requested by a person having authority to act on behalf of the deceased owner. The right to require repayment in these circumstances is referred to herein as the “Survivor’s Option”, which is subject to limits, both individually and on an aggregate basis, on the permitted dollar amount of exercise in any calendar year, exercisable by the estate of the deceased owner.

Form of Notes	Book-entry through the facilities of The Depository Trust Company, except as otherwise described under “Description of the Notes—Book-Entry Notes.”

Trustee	JPMorgan Chase Bank.

RISK FACTORS

Your investment in the Notes involves certain risks, not all of which are described in this prospectus supplement. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the Notes is suitable for you. The Notes are not an appropriate investment for you if you are unsophisticated with respect to their significant components and interrelationships.

Structure Risks of Notes Indexed to Interest Rates

Because the Notes may be indexed to the Treasury Rate or to LIBOR, there will be significant risks not associated with a conventional fixed rate debt security. These risks include fluctuation of the interest rates and the possibility that you will receive a lower amount of interest. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In recent years, values of certain interest rates have been volatile, and volatility in those and other interest rates may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

Your Return May be Limited

You should understand that because Floating Rate Notes may be subject to a Maximum Interest Rate, as defined below, the rate of interest that will accrue on the Notes during any Interest Reset Period, as defined below, may never exceed a given interest rate per annum.

There May Not Be Any Trading Market for Your Notes; Many Factors Affect the Trading Market and Value of Your Notes

Upon issuance, your Notes will not have an established trading market. We cannot assure you that a trading market for your Notes will ever develop or be maintained if developed. In addition to our creditworthiness, many factors affect the trading market for, and trading value of, your Notes. These factors include:

•	the time remaining to the maturity of your Notes,

•	the outstanding amount of Notes with terms identical to your Notes,

•	the redemption or repayment features, if any, of your Notes, and

•	the level, direction and volatility of market interest rates generally.

You should also be aware that there may be a limited number of buyers when you decide to sell your Notes. This may affect the price you receive for your Notes or your ability to sell your Notes at all.

Redemption May Adversely Affect Your Return on the Notes

If your Notes are redeemable at our option, we may choose to redeem your Notes at times when prevailing interest rates are relatively low. In addition, if your Notes are subject to mandatory redemption, we may be required to redeem your Notes also at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as your Notes being redeemed.

Survivor’s Option May Be Limited in Amount and Time

We have the discretionary right to limit the aggregate principal amount of Notes subject to the Survivor’s Option that may be exercised in any calendar year to an amount equal to the greater of (i) $5,000,000 or (ii) 5% of the principal amount of all Notes outstanding as of the end of the most recent calendar year. We also have the discretionary right to limit to $500,000 in any calendar year the aggregate principal amount of Notes subject to the Survivor’s Option that may be exercised in such calendar year on behalf of any individual deceased owner of a beneficial interest in a Note. Accordingly, no assurance can be given that exercise of the Survivor’s Option for the desired amount will be permitted in any single calendar year. Furthermore, a Survivor’s Option may not be exercised prior to the date that is six months after the date the particular Note was acquired by its deceased beneficial owner.

Our Credit Ratings May Not Reflect All Risks of an Investment in the Notes

Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of your Notes. Our credit ratings, however, may not reflect the potential impact of risks related to market or other factors discussed above on the value of your Notes.

DESCRIPTION OF THE NOTES

The Notes will be issued as part of the series of senior debt securities designated Merrill Lynch Notes Due Nine Months or More from Date of Issue under a senior indenture, dated as of April 1, 1983, as amended and restated (the “1983 Indenture”), between ML&Co. and JPMorgan Chase Bank, as trustee (the “Trustee”). The term “senior debt securities,” as used in this prospectus supplement, refers to all securities issued and issuable from time to time under ML&Co.’s senior indentures and includes the Notes. The following summary of the material provisions of the Notes and the 1983 Indenture is not complete and is qualified in its entirety by reference to the 1983 Indenture, a copy of which has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus is a part.

General

All senior debt securities, including the Notes, issued and to be issued under ML&Co.’s senior indentures will be unsecured general obligations of ML&Co. and will rank equally with all the other unsecured and unsubordinated indebtedness of ML&Co. outstanding from time to time. Because ML&Co. is a holding company, the right of ML&Co. and its creditors, including the holders of the Notes, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of that subsidiary, except to the extent that a bankruptcy court may recognize the claims of ML&Co. itself as a creditor of that subsidiary. In addition, dividends, loans and advances to ML&Co. from certain subsidiaries, including MLPF&S, are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under rules of certain exchanges and other regulatory bodies.

ML&Co.’s senior indentures do not limit the aggregate principal amount of senior debt securities which ML&Co. may issue. ML&Co. may issue its senior debt securities from time to time in one or more series up to the aggregate principal amount authorized by ML&Co. for each series. In addition, we may from time to time, without the consent of the holders of the Notes, provide for the issuance of Notes in addition to the aggregate initial offering price authorized by this prospectus supplement. We may also, from time to time, without the consent of the holders of the Notes, issue additional Notes that will form a single issue with the previously issued Notes. As of the date of this prospectus supplement, no Notes of the series Merrill Lynch CoreNotesSM, Series B Due Nine Months or More From Date of Issue were issued and outstanding. The aggregate principal amount of the Notes which may be offered and sold by this prospectus supplement may be subject to reduction on account of the sale of other securities under the registration statement of which this prospectus supplement is a part.

The Notes will be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect thereof will be made in, United States dollars, unless otherwise specified in the applicable pricing supplement.

We will issue each Note as a book-entry security (each, a “Book-Entry Note”) represented by one or more fully registered certificates (each, a “Global Security”), except as otherwise contemplated under “—Book-Entry Notes.” The minimum denominations of each Note will be $1,000 and integral multiples of $1,000 in excess thereof.

Book-Entry Notes may be transferred or exchanged only through the Depositary. See “—Book-Entry Notes.” Registration of transfer or exchange of Certificated Notes (as defined below) will be made at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, currently the corporate trust office of the Trustee. No service charge will be imposed for any such registration of transfer or exchange of Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith (other than certain exchanges not involving any transfer).

Maturity

Each Note will mature on any day nine months or more from its date of issue (the “Stated Maturity Date”), as specified in the applicable pricing supplement, unless the principal thereof (or, any installment of principal thereof) becomes due and payable prior to the Stated Maturity Date, whether, as applicable, by the declaration of acceleration of maturity, notice of redemption at our option, notice of election to exercise the Survivor’s Option or otherwise (the Stated Maturity Date or any date prior to the Stated Maturity Date on which the particular Note becomes due and payable, as the case may be, is referred to as the “Maturity Date” with respect to the principal of the particular Note repayable on that date).

Payments of Principal and Interest

We will make payments of principal of, and premium, if any, and interest, if any, on, Book-Entry Notes through the Trustee to the Depositary (as defined below). See “—Book-Entry Notes.” Unless otherwise specified in the applicable pricing supplement, a beneficial owner of Notes in book-entry form that are denominated in a currency other than United States dollars (a “Specified Currency”) electing to receive payments of principal or any premium or interest in that Specified Currency must notify the participant of the Depositary through which its interest is held on or before the applicable regular record date, in the case of a payment of interest, and on or before the sixteenth day, whether or not a Business Day, as defined below, before its stated maturity date, in the case of principal or premium, of the beneficial owner’s election to receive all or a portion of any payment in a Specified Currency. The participant must notify the Depositary of any election on or before the third Business Day after the regular record date. The Depositary will notify the paying agent of the election on or before the fifth Business Day after the regular record date. If complete instructions are received by the participant and forwarded to the Depositary, and forwarded by the Depositary to the paying agent, on or before the relevant dates, the beneficial owner of the Notes in book-entry form will receive payments in the Specified Currency.

In the case of Notes in certificated form (each, a “Certificated Note”), we will make payments of principal of, and premium, if any, on, the Maturity Date in immediately available funds upon presentation and surrender thereof (and, in the case of any repayment pursuant to any Survivor’s Option, upon submission of a duly completed election form if and as required by the provisions described below) at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, currently the corporate trust office of the Trustee. We will make payments of interest, if any, on the Maturity Date of a Certificated Note to the person to whom payment of the principal thereof and premium, if any, thereon shall be made. We will make payments of interest, if any, on a Certificated Note on any Interest Payment Date (as defined below) other than the Maturity Date by check mailed to the address of the registered holder on the record date entitled thereto appearing in the Security Register. Notwithstanding the foregoing, we will make payments of interest, if any, on any Interest Payment Date other than the Maturity Date to each registered holder of $10,000,000 or more in aggregate principal amount of Certificated Notes (whether having identical or different terms and provisions) by wire transfer of immediately available funds if the applicable registered holder has delivered appropriate wire transfer instructions in writing to the Trustee not less than 15 days prior to the particular Interest Payment Date. Any wire transfer instructions received by the Trustee shall remain in effect until revoked by the applicable registered holder.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York provided, however, that, with respect to notes as to which LIBOR is an applicable Interest Rate Basis, the day is also a London Banking Day. “London Bank Day” means a day on which commercial banks are open for business, including dealings in deposits in U.S. dollars, in the London interbank market.

Interest

Each interest-bearing Note will bear interest from the date of issue at the rate per annum, in the case of a fixed rate note, or pursuant to the interest rate formula, in the case of a floating rate note, in each case as stated in the applicable pricing supplement, until the principal of the Note is paid or made available for payment. Interest, if any, on the Notes will be payable in arrears on each Interest Payment Date. The first payment of interest on any Note originally issued between a Record Date (as defined below) and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Record Date to the registered holder on the next succeeding Record Date. If the Note bears interest at a fixed rate, the “Record Date” shall be the first day of the calendar month in which the related Interest Payment Date occurs, except that the “Record Date” with respect to the Interest Payment Date occurring on the Maturity Date will be such Interest Payment Date. If the Note bears interest at a floating rate, the Record Date will be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date.

Interest rates that we offer on the Notes may differ depending upon, among other factors, the aggregate principal amount of Notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. We may change interest rates and other terms of Notes from time to time, but no change of terms will affect any Note we have previously issued or as to which we have accepted an offer to purchase.

Fixed Rate Notes

The “Interest Payment Dates” for each interest-bearing fixed rate Note will be as follows:

Interest Payment Frequency	Interest Payment Dates
Monthly	Fifteenth day of each calendar month, beginning in the first calendar month following the month the Note was issued.
Quarterly	Fifteenth day of every third month, beginning in the third calendar month following the month the Note was issued.
Semiannual	Fifteenth day of every sixth month, beginning in the sixth calendar month following the month the Note was issued.
Annual	Fifteenth day of every twelfth month, beginning in the twelfth calendar month following the month the Note was issued.

If any Interest Payment Date or the Maturity Date of a fixed rate Note falls on a day that is not a Business Day, we will make the required payment of principal and/or interest on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day. Interest on fixed rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Notes

Interest on floating rate Notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may be:

•	LIBOR, or

•	the Treasury Rate.

Each applicable pricing supplement will specify certain terms of the floating rate Note being delivered, including:

•	whether the floating rate Note is

•	a “Regular Floating Rate Note”,

•	a “Inverse Floating Rate Note”, or

•	a “Floating Rate/Fixed Rate Note”,

•	the Interest Rate Basis or Bases,

•	the Initial Interest Rate,

•	the Interest Reset Dates,

•	the Interest Payment Dates,

•	the period to maturity of the instrument or obligation with respect to which the Interest Rate Basis or Bases will be calculated (the “Index Maturity”),

•	the Maximum Interest Rate and Minimum Interest Rate, if any,

•	the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases (the “Spread”),

•	the percentage of the related Interest Rate Basis or Bases by which the Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate (the “Spread Multiplier”), and

•	if one or more of the specified Interest Rate Bases is LIBOR, the LIBOR Currency and the LIBOR Page.

The interest rate borne by the floating rate Notes will be determined as follows:

Regular Floating Rate Notes.    Unless a floating rate Note is designated as a Floating Rate/Fixed Rate Note or an Inverse Floating Rate Note or as having an Addendum attached or as having “Other

Provisions” apply relating to a different interest rate formula, it will be a “Regular Floating Rate Note” and will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, if any, and/or

•	multiplied by the applicable Spread Multiplier, if any.

Commencing on the first Interest Reset Date, the rate at which interest on the Regular Floating Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

Floating Rate/Fixed Rate Notes.    If a floating rate Note is designated as a “Floating Rate/Fixed Rate Note”, it will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, if any, and/or

•	multiplied by the applicable Spread Multiplier, if any.

Commencing on the first Interest Reset Date, the rate at which interest on the Floating Rate/Fixed Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that:

•	the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate, and

•	the interest rate in effect commencing on, and including, the date on which interest begins to accrue on a fixed rate basis to Maturity will be the Fixed Interest Rate, if the rate is specified in the applicable pricing supplement, or if no Fixed Interest Rate is specified, the interest rate in effect on the Floating Rate/Fixed Rate Note on the day immediately preceding the date on which interest begins to accrue on a fixed rate basis.

Inverse Floating Rate Notes.    If a floating rate Note is designated as an “Inverse Floating Rate Note” it will bear interest equal to the Fixed Interest Rate specified in the related pricing supplement minus the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, if any, and/or

•	multiplied by the applicable Spread Multiplier, if any;

provided, however, that the interest rate on the applicable Inverse Floating Rate Note will not be less than zero percent. Commencing on the first Interest Reset Date, the rate at which interest on the Inverse Floating Rate Note is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

The interest rate derived from an Interest Rate Basis will be determined in accordance with the applicable provisions below. The interest rate in effect on each day will be based on:

•	if the day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date, as defined below, immediately preceding the applicable Interest Reset Date, or

•	if the day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

Interest Reset Dates.    The applicable pricing supplement will specify the dates on which the interest rate on the related floating rate Note will be reset, each, an “Interest Reset Date”. The Interest Reset Date will be, in the case of floating rate Notes which reset:

•	daily—each Business Day;

•	weekly—the Wednesday of each week, with the exception of weekly reset Floating Rate Notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week;

•	monthly—the third Wednesday of each month;

•	quarterly—the third Wednesday of March, June, September and December of each year;

•	semiannually—the third Wednesday of the two months specified in the applicable pricing supplement; and

•	annually—the third Wednesday of the month specified in the applicable pricing supplement;

provided, however, that with respect to Floating Rate/Fixed Rate Notes, the rate of interest will not reset after the applicable date on which interest on a fixed rate basis begins to accrue.

If any Interest Reset Date for any floating rate Note would otherwise be a day that is not a Business Day, the applicable Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a floating rate Note as to which LIBOR is an applicable Interest Rate Basis, if the Business Day falls in the next succeeding calendar month, then the applicable Interest Reset Date will be the immediately preceding Business Day.

Maximum and Minimum Interest Rates.    A floating rate Note may also have either or both of the following:

•	a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period (a “Maximum Interest Rate”), and

•	a minimum numerical limitation, or floor, on the rate at which interest may accrue during any period (a “Minimum Interest Rate”).

The 1983 Indenture is, and any Notes issued under the 1983 Indenture will be, governed by and construed in accordance with the laws of the State of New York. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to securities in which $2,500,000 or more has been invested. While ML&Co. believes that New York law would be given effect by a state or federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower, including, in some cases, corporate borrowers. It is suggested that prospective investors consult their personal advisors with respect to the applicability of these laws. ML&Co. has agreed for the benefit of the beneficial owners of the Notes, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a beneficial owner of the Notes.

Interest Payments.    Each applicable pricing supplement will specify the dates on which interest will be payable. Each floating rate Note will bear interest from the date of issue at the rates specified in the applicable floating rate Note until the principal of the applicable Note is paid or otherwise made available for payment. The interest payment dates with respect to floating rate Notes will be, in the case of floating rate Notes which reset:

•	daily, weekly or monthly—the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

•	quarterly—the third Wednesday of March, June, September and December of each year;

•	semiannually—the third Wednesday of the two months of each year specified in the applicable pricing supplement;

•	annually—the third Wednesday of the month of each year specified in the applicable pricing supplement; and

•	at Maturity.

If any interest payment date for any floating rate Note, other than an interest payment date at Maturity, would otherwise be a day that is not a Business Day, the interest payment date will be postponed to the next succeeding day that is a Business Day except that in the case of a floating rate Note as to which LIBOR is an applicable Interest Rate Basis, if the Business Day falls in the next succeeding calendar month, the applicable interest payment date will be the immediately preceding Business Day. If the Maturity of a floating rate Note falls on a day that is not a Business Day, we will make the required payment of principal, premium, if any, and interest on the next succeeding Business Day, and no additional interest on such payment will accrue for the period from and after the Maturity.

All percentages resulting from any calculation on floating rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545%, or .09876545, would be rounded to 9.87655%, or .0987655.

All dollar amounts used in or resulting from any calculation on floating rate Notes will be rounded to the nearest cent with one-half cent being rounded upward.

Interest payments on floating rate Notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the related interest payment date or Maturity.

With respect to each floating rate Note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated.

•	In the case of Notes for which the Interest Rate Basis is LIBOR, the interest factor for each day will be computed by dividing the interest rate applicable to each day by 360.

•	In the case of Notes for which the Interest Rate Basis is the Treasury Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by the actual number of days in the year.

•	The interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

Interest Determination Dates.    The interest rate applicable to each interest reset period commencing on the Interest Reset Date with respect to that interest reset period will be the rate determined as of the applicable “Interest Determination Date”.

•	The Interest Determination Date with respect to LIBOR will be the second London Banking Day preceding the related Interest Reset Date.

•	The Interest Determination Date with respect to the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills, as defined below, are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the Interest Reset Date, the related Interest Determination Date will be the preceding Friday.

•	The Interest Determination Date pertaining to a floating rate Note the interest rate of which is determined with reference to two or more Interest Rate Bases will be the latest Business Day which is at least two Business Days before the related Interest Reset Date for the applicable floating rate Note on which each Interest Reset Basis is determinable. Each Interest Rate Basis will be determined on the Interest Determination Date, and the applicable interest rate will take effect on the related Interest Reset Date.

Calculation Date.    MLPF&S will be the calculation agent. Upon the request of the holder of any floating rate Note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect to that floating rate Note. Unless otherwise specified in the applicable pricing supplement, the calculation date, if applicable, pertaining to any Interest Determination Date will be the earlier of:

•	the tenth calendar day after the applicable Interest Determination Date, or, if the tenth calendar day is not a Business Day, the next succeeding Business Day, or the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

LIBOR.    “LIBOR” means:

(1)	the rate for deposits in U.S. dollars having the Index Maturity specified in the applicable pricing supplement, commencing on the related Interest Reset Date, that appears on the LIBOR Page, as defined below, as of 11:00 A.M., London time, on the particular Interest Determination Date, or

(2)	if no rate appears on the particular Interest Determination Date on the LIBOR Page as specified in clause (1) the rate calculated by the calculation agent as the arithmetic mean of at least two offered quotations obtained by the calculation agent after requesting the principal London offices of each of four major reference banks, which may include affiliates of the agent, in the London interbank market to provide the calculation agent with its offered quotation for deposits in U.S. dollars for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time, or

(3)	if fewer than two offered quotations referred to in clause (2) are provided as requested, the rate calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The City of New York, on the particular Interest Determination Date by three major banks, which may include affiliates of the agent, in The City of New York selected by the calculation agent for loans in U.S. dollars to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time, or

(4)	if the banks selected by the calculation agent are not quoting as mentioned in clause (3), LIBOR in effect on the particular Interest Determination Date.

“LIBOR Page” means if “LIBOR Moneyline Telerate” is specified in the applicable pricing supplement or if no method is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Moneyline Telerate or any successor service on the page specified in the pricing supplement or any page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for U.S. dollars.

Treasury Rate.    “Treasury Rate” means:

(1)	the rate from the auction held on the particular Interest Determination Date (the “Auction”) of direct obligations of the United State (“Treasury Bills”) having the Index Maturity specified in the applicable pricing supplement under the caption “INVESTMENT RATE” on the display on Moneyline Telerate or any successor service on page 56 or any other page as may replace page 56 or page 57 or any other page as may replace page 57, or

(2)	if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate of Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Action High”, or

(3)	if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield, as defined below, of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

(4)	if the rate referred to in clause (3) is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or

(5)	if the rate referred to in clause (4) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or

(6)	if the rate referred to in clause (5) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular Interest Determination Date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers, which may include the agent or its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the particular Index Maturity, or

(7)	if the dealers selected by the calculation agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.

“Bond Equivalent Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Bond Equivalent Yield =	D & N	× 100

360 - (D & M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

“Moneyline Telerate page 56” or “Moneyline Telerate page 57” means the display on Moneyline Telerate page 56 or 57 or any successor service or page thereto for the purpose of displaying the rate for direct obligations of the United States.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Redemption at the Option of ML&Co.; No Sinking Fund

If one or more Redemption Dates are specified in the applicable pricing supplement, we may redeem the particular Notes prior to their Stated Maturity Date at our option on any Redemption Date, in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount thereof shall be at least $1,000), at a redemption price equal to 100% of the unpaid principal amount thereof to be redeemed, together with unpaid interest accrued thereon to the applicable Redemption Date. We must give written notice to registered holders of the particular Notes to be redeemed at our option not more than 60 nor less than 30 calendar days prior to the applicable Redemption Date. For a discussion of the redemption of Discount Notes, see “––Discount Notes.”

The Notes will not be subject to, or entitled to the benefit of, any sinking fund.

Repayment Upon Exercise of Survivor’s Option; Repurchases by ML&Co.

If specified in the applicable pricing supplement, the estate of the deceased beneficial owner of a Note will be eligible for a Survivor’s Option. A “Survivor’s Option” is our agreement with the beneficial owner of a Note to repurchase that Note, in whole or in part, prior to maturity if requested, provided that a

Survivor’s Option may not be exercised prior to the date that is six months after the date the Note was acquired by its deceased beneficial owner.

If a Survivor’s Option is exercised, we will repay any Note that is properly tendered for repayment by or on behalf of the person that has authority to act on behalf of the deceased owner of that Note under the laws of the appropriate jurisdiction at a price equal to 100% of the unpaid principal amount of the beneficial interest to be repaid, together with unpaid interest accrued thereon to the date of repayment. For a discussion of repayment of Discount Notes, see “––Discount Notes.”

We have the discretionary right to limit the aggregate principal amount of Notes subject to a Survivor’s Option that may be exercised in any calendar year (the “Annual Put Limitation”) to an amount equal to the greater of (i) $5,000,000 or (ii) 5% of the principal amount of all Notes outstanding as of the end of the most recent calendar year. We also have the discretionary right to limit the aggregate principal amount of Notes subject to a Survivor’s Option that may be exercised in any calendar year on behalf of any individual deceased owner of a beneficial interest in a Note to $500,000 (the “Individual Put Limitation”). In addition, we will not permit the exercise of a Survivor’s Option for an amount that is less than $1,000 or that will result in a Note with a principal amount of less than $1,000 to remain outstanding.

An otherwise valid election to exercise the Survivor’s Option may not be withdrawn and, after such exercise, the Notes with respect to which the Survivor’s Option has been exercised may not be transferred prior to repayment by us. Each election to exercise a Survivor’s Option will be accepted in the order received by the Trustee, except for any Note the acceptance of which would contravene the Annual Put Limitation or the Individual Put Limitation. Notes accepted for repayment pursuant to exercise of the Survivor’s Option will be repaid no later than the first Interest Payment Date that occurs 20 or more calendar days after the date of the acceptance. Each Note submitted for repayment that is not accepted in any calendar year due to the application of the Annual Put Limitation or the Individual Put Limitation will be deemed to be tendered on the first day of the following calendar year in the order in which all such Notes were originally tendered. If a Note submitted for repayment pursuant to a valid election of the Survivor’s Option is not accepted, the Trustee will deliver a written notice by first-class mail to the registered holder, at its last known address as indicated in the Security Register, that states the reason that particular Note has not been accepted for repayment.

With respect to Notes represented by a Global Security, the Depositary or its nominee will be treated as the registered holder of the Notes and will be the only entity that can exercise the Survivor’s Option for such Notes. To obtain repayment pursuant to the exercise of the Survivor’s Option for a Note represented by a Global Security, the deceased owner’s authorized person must provide the following items to the Depositary’s participant (“Participant”) through which the related beneficial interest is owned:

•	a written instruction to such Participant to notify the Depositary of the authorized person’s desire to obtain repayment pursuant to exercise of the Survivor’s Option;

•	appropriate evidence that (a) the deceased was the owner of a beneficial interest in the related Note at the time of death, (b) the death of the owner has occurred and (c) the person has authority to act on behalf of the deceased owner;

•	if the beneficial interest in the related Note is held by a nominee of the deceased owner, a certificate from the nominee attesting to the deceased owner’s ownership of a beneficial interest in such Note;

•	a written request for repayment signed by the authorized person for the deceased owner with signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

•	if applicable, a properly executed assignment or endorsement;

•	tax waivers and any other instruments or documents reasonably required in order to establish the validity of the ownership of the beneficial interest in the related Note and the claimant’s entitlement to payment; and

•	any additional information reasonably required to document the ownership or authority to exercise the Survivor’s Option and to cause the repayment of the related Note.

In turn, the applicable Participant will deliver each of these items to the Trustee, together with evidence satisfactory to the Trustee from the Participant stating that it represents the deceased owner of the beneficial interest in the related Note.

Apart from our discretionary right to limit the aggregate principal amount of Notes subject to a Survivor’s Option that may be exercised in any one calendar year as described above, all other questions regarding the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Trustee, in its sole discretion, which determination will be final and binding on all parties. In making any determinations hereunder, the Trustee may elect, in the exercise of its own discretion, to consult with ML&Co. personnel and seek our advice, but it is in no way obligated to do so. The Trustee may rely on any advice provided to it by ML&Co. in connection herewith.

The death of a person owning a Note in joint tenancy with another or others will be deemed the death of the owner of that Note, and the entire principal amount of the Note so owned will be subject to repayment as described above.

The death of a person owning a Note by tenancy in common will be deemed the death of an owner of that Note only with respect to the deceased owner’s interest in that Note. However, if a Note is held by husband and wife as tenants in common, the death of either spouse will be deemed the death of the owner of that Note, and the entire principal amount of the Note so owned will be subject to repayment as described above.

Notes beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary’s interest in the trust. The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the Notes beneficially owned by the trust to the extent of that beneficiary’s interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder’s beneficial interest in the Note, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a Note will be deemed the death of the owner of that Note if the beneficial interest can be established to the satisfaction of the Trustee. The beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers or Gifts to Minors Acts, community property or other joint ownership arrangements between a husband and wife and custodial and trust arrangements where one person has substantially all of the beneficial interests of ownership in a Note during his or her lifetime.

The applicable Participant will be responsible for disbursing payments received from the Trustee to the authorized person for the deceased owner.

With respect to Certificated Notes, the estate of the deceased owner of such Note shall be required to deliver a properly completed notice of election to exercise any Survivor’s Option to the Trustee in order to exercise such Survivor’s Option.

We have attached as Annex A to this prospectus supplement the form to be used to exercise the Survivor’s Option. In addition, forms for the exercise of the Survivor’s Option may be obtained from the Trustee at its corporate trust office, JPMorgan Chase Bank, Attn: Review and Certifications Section, Mortgage Banking Custody Services, 1111 Fannin Street, 12th Floor, Houston, Texas 77002, Telephone number: (713) 427-6484.

If applicable, we will comply with the requirements of Section 14(e) of the Exchange Act, and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment of Notes at the option of the registered holders thereof.

We may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the Trustee for cancellation.

Discount Notes

We may from time to time offer Notes that have an Issue Price (as specified in the applicable pricing supplement) which is less than 100% of the principal amount thereof (i.e. par) and that are designated as “Discount Notes.” Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of a Discount Note and par is referred to as the “Discount.” In the event of redemption, repayment or acceleration of maturity of a Discount Note, the amount payable to the Holder of a Discount Note will be equal to the sum of:

•	the Issue Price (increased by any accruals of Discount); and

•	any unpaid interest accrued on the Discount Notes to the date of the redemption, repayment or acceleration of maturity, as the case may be.

For purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a Discount Note, a Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable Discount Note (with ratable accruals within a compounding period), and an assumption that the maturity of a Discount Note will not be accelerated. If the period from the date of issue to the first Interest Payment Date for a Discount Note (the “Initial Period”) is shorter than the compounding period for the Discount Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), certain Discount Notes may not be treated as having original issue discount within the meaning of the Code, and Notes other than Discount Notes may be treated as issued with original issue discount for federal income tax purposes. See “United States Federal Income Taxation.”

Other/Additional Provisions

Any provisions with respect to the Notes may be modified and/or supplemented as specified under “Other/Additional Provisions” on the face of the applicable Notes or in an Addendum relating to the applicable Notes, if so specified on the face of the applicable Notes, and, in each case, as specified in the applicable pricing supplement.

Book-Entry Notes

We have established a depositary arrangement with The Depository Trust Company (the “Depositary”) with respect to the Book-Entry Notes, the terms of which are summarized below. Any additional or differing terms of the depositary arrangement with respect to the Book-Entry Notes will be described in the applicable pricing supplement.

Upon issuance, all Book-Entry Notes of like tenor and terms up to an aggregate principal amount specified by the Depositary will be represented by a single Global Security. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, the Depositary and will be registered in the name of the Depositary or a nominee of the Depositary. No Global Security may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or another nominee of the Depositary to a successor of the Depositary or a nominee of a successor to the Depositary.

So long as the Depositary or its nominee is the registered holder of a Global Security, the Depositary or its nominee, as the case may be, will be the sole owner of the Book-Entry Notes represented thereby for all purposes under the 1993 Indenture. Except as otherwise provided below, the beneficial owners of the Global Security or Securities representing Book-Entry Notes will not be entitled to receive physical delivery of Certificated Notes and will not be considered the registered holders thereof for any purpose under the 1993 Indenture, and no Global Security representing Book-Entry Notes shall be exchangeable or transferable. Accordingly, each beneficial owner must rely on the procedures of the Depositary and, if that beneficial owner is not a Participant, on the procedures of the Participant through which that beneficial owner owns its interest in order to exercise any rights of a registered holder under the 1993 Indenture. We understand that under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depositary would authorize the Participants holding the relevant beneficial interests to give or take the desired action, and the Participants would authorize beneficial owners owning through the Participants to give or take the desired action or would otherwise act upon the instructions of beneficial owners. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a Global Security representing Book-Entry Notes.

Each Global Security representing Book-Entry Notes will be exchangeable for Certificated Notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if (i) the Depositary is at any time unwilling or unable to continue as Depositary for the Global Securities or we become aware that the Depositary has ceased to be a clearing agency registered under the Exchange Act and a successor to the Depositary is not appointed by ML&Co. within 60 calendar days, (ii) ML&Co. executes and delivers to the Trustee a company order to the effect that the Notes shall be exchangeable, or (iii) an Event of Default has occurred and is continuing with respect to the Notes under the 1993 Indenture. Upon any such exchange, the Certificated Notes shall be registered in the names of the beneficial owners of the Global Security or Securities representing Book-Entry Notes, which names shall be provided by the Depositary’s relevant Participants (as identified by the Depositary) to the Trustee.

The following is based on information furnished by the Depositary:

The Depositary will act as securities depository for the Book-Entry Notes. The Book-Entry Notes will be issued as fully registered securities registered in the name of Cede & Co. (the Depositary’s partnership nominee). One fully registered Global Security will be issued for each issue of Book-Entry Notes, each in the aggregate principal amount of such issue, and will be deposited with the Depositary. If, however, the aggregate principal amount of any issue exceeds the Depositary’s limit for a single Global Security, then one or more Global Securities will be issued with respect to an aggregate principal amount to the extent of the Depositary’s limit and an additional Global Security will be issued with respect to any remaining principal amount of such issue.

The Depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its Participants deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of the Depositary (“Direct Participants”) include securities brokers and dealers (including the Purchasing Agent), banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to the Depositary and its Participants are on file with the Securities and Exchange Commission.

Purchases of Book-Entry Notes under the Depositary’s system must be made by or through Direct Participants, which will receive a credit for such Book-Entry Notes on the Depositary’s records. The ownership interest of each actual purchaser of each Book-Entry Note represented by a Global Security is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such beneficial owner entered into the transaction. Transfers of ownership interests in a Global Security representing Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of beneficial owners. Beneficial owners of a Global Security representing Book-Entry Notes will not receive Certificated Notes representing their ownership interests therein, except in the event that use of the book-entry system for such Book-Entry Notes is discontinued.

To facilitate subsequent transfers, all Global Securities representing Book-Entry Notes which are deposited with, or on behalf of, the Depositary are registered in the name of the Depositary’s nominee, Cede & Co. The deposit of Global Securities with, or on behalf of, the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual beneficial owners of the Global Securities representing the Book-Entry Notes; the Depositary’s records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the beneficial owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither the Depositary nor Cede & Co. will consent or vote with respect to the Global Securities representing the Book-Entry Notes. Under its usual procedures, the Depositary mails an Omnibus Proxy to a company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

Principal, premium, if any, and/or interest, if any, payments on the Global Securities representing the Book-Entry Notes will be made in immediately available funds to the Depositary. The Depositary’s practice is to credit Direct Participants’ accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary’s records unless the Depositary has reason to believe that it will not receive payment on such date. Payments by Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such Participant and not of the Depositary, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the Depositary is the responsibility of ML&Co. and the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of such payments to the beneficial owners shall be the responsibility of Direct Participants and Indirect Participants.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry Notes of like tenor and terms are being redeemed, the Depositary’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

A beneficial owner shall give notice of any option to elect to have its Book-Entry Notes repaid by us, through its Participant, to the Trustee, and shall effect delivery of such Book-Entry Notes by causing the Direct Participant to transfer the Participant’s interest in the Global Security or Securities representing such Book-Entry Notes, on the Depositary’s records, to the Trustee. The requirement for physical delivery of Book-Entry Notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the Global Security or Securities representing such Book-Entry Notes are transferred by Direct Participants on the Depositary’s records.

The Depositary may discontinue providing its services as securities depository with respect to the Book-Entry Notes at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Certificated Notes are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depository). In that event, Certificated Notes will be printed and delivered.

The information in this section concerning the Depositary and the Depositary’s system has been obtained from sources that we believe to be reliable, but neither we nor any Agent takes any responsibility for the accuracy thereof.

UNITED STATES FEDERAL INCOME TAXATION

The following summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the Notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with Notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Notes as a hedge against currency risks or as a position in a “straddle” or as part of a “hedging” or “conversion” transaction for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). Persons considering the purchase of the Notes should consult their own tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

As used herein, the term “U.S. Holder” means a beneficial owner of a Note that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate whose income is subject to United States federal income tax regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) any other person whose income or gain in respect of a Note is effectively connected with the conduct of a United States trade or business. Notwithstanding the preceding clause (iv), to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Holders. As used herein, the term “non-U.S. Holder” means a beneficial owner of a Note that is not a U.S. Holder.

U.S. Holders

Payments of Interest.

Payments of interest on a Note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder’s regular method of tax accounting).

Original Issue Discount.

The following summary is a general discussion of the United States federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of Notes issued with original issue discount (“Original Issue Discount Notes”). The following summary is based upon final Treasury regulations (the “OID Regulations”) released by the Internal Revenue Service (“IRS”) on January 27, 1994, as amended on June 11, 1996, under the original issue discount provisions of the Code.

For United States federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a Note over its issue price, if such excess equals or exceeds a de minimis amount (generally  1/4 of 1% of the Note’s stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a Note providing for the payment of any amount other than qualified stated interest (as defined below) prior to maturity, multiplied by the weighted average maturity of such Note). The issue price of each Note in an issue of Notes equals the first price at which a substantial amount of such Notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a Note is the sum of all payments provided by the Note other than “qualified stated interest” payments. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more interest indices. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. In addition, under the OID Regulations, if a Note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such Note (e.g., Notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such Note or any “true” discount on such Note (i.e., the excess of the Note’s stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest on the Note would be treated as original issue discount rather than qualified stated interest.

In the case of a note issued with de minimis original issue discount, the U.S. Holder generally must include such de minimis original issue discount in income as stated principal payments on the notes are made in proportion to the stated principal amount of the note. Any amount of de minimis original issue discount that has been included in income shall be treated as capital gain. Payments of qualified stated interest on a Note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder’s regular method of tax accounting). A U.S. Holder of an Original Issue Discount Note must include original issue discount in income as ordinary interest for United States federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder’s regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of an Original Issue Discount Note is the sum of the daily portions of original issue discount with respect to such Original Issue Discount Note for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held such Original Issue Discount Note. The “daily portion” of original issue discount on any Original Issue Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An “accrual period” may be of any length and the accrual periods may vary in length over the term of the Original Issue Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (i) the product of the Original Issue Discount Note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and (ii) the amount of any qualified stated interest payments allocable to such accrual period. Original issue discount allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. The “adjusted issue price” of an Original Issue Discount Note at the beginning of any accrual period is the sum of the issue price of the Original Issue Discount Note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Original Issue Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

A U.S. Holder who purchases an Original Issue Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Original Issue Discount Note after the purchase date other than payments of qualified stated interest, will be considered to have purchased the Original Issue Discount Note at an “acquisition premium.” Under the acquisition premium rules, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such Original Issue Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Original Issue Discount Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

Under the OID Regulations, floating rate Notes (hereinafter “Variable Notes”) are subject to special rules whereby a Variable Note will qualify as a “variable rate debt instrument” if

•	its issue price does not exceed the total noncontingent principal payments due under the Variable Note by more than a specified de minimis amount and

•	it provides for stated interest, paid or compounded at least annually, at current values of:

•	one or more qualified floating rates,

•	a single fixed rate and one or more qualified floating rates,

•	a single objective rate, or

•	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Note’s issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the OID Regulations unless such cap or floor is fixed throughout the term of the Note. An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A “qualified inverse floating rate” is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Note’s issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

If a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a “variable rate debt instrument” under the OID Regulations, and if the interest on a Variable Note is unconditionally payable in cash or property

(other than debt instruments of the issuer) at least annually, then all stated interest on the Variable Note will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a “variable rate debt instrument” under the OID Regulations will generally not be treated as having been issued with original issue discount unless the Variable Note is issued at a “true” discount (i.e., at a price below the Variable Note’s stated principal amount) in excess of a specified de minimis amount. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on such a Variable Note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to

(1)	in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date, of the qualified floating rate or qualified inverse floating rate, or

(2)	in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Note.

The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

In general, any other Variable Note that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Variable Note. The OID Regulations generally require that such a Variable Note be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Note’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Note. In the case of a Variable Note that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Note as of the Variable Note’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Note is then converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Variable Note is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the general original issue discount rules to the “equivalent” fixed rate debt instrument and a U.S. Holder of the Variable Note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the “equivalent” fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Variable Note during the accrual period.

If a Variable Note does not qualify as a “variable rate debt instrument” under the OID Regulations, then the Variable Note would be treated as a contingent payment debt obligation. On June 11, 1996, the Treasury Department issued final regulations (the “CPDI Regulations”) concerning the proper United States federal income tax treatment of contingent payment debt instruments. In general, the CPDI Regulations would cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of prior United States federal income tax law. Specifically, the CPDI Regulations generally require a U.S. Holder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the CPDI Regulations, any gain recognized by a U.S. Holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The CPDI Regulations apply to debt instruments issued on or after August 13, 1996. The proper United States federal income tax treatment of Variable Notes that are treated as contingent payment debt obligations will be more fully described in the applicable pricing supplement. Furthermore, any other special United States federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of Notes will be discussed in the applicable pricing supplement.

Certain of the Notes (i) may be redeemable at the option of ML&Co. prior to their stated maturity (a “call option”) and/or (ii) may be repayable at the option of the holder prior to their stated maturity (a “put option”). Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase Notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased Notes.

U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

Foreign-Currency Notes.

The United States federal income tax consequences of the purchase, ownership and disposition of Notes providing for payments denominated in a currency other than U.S. dollars will be more fully described in the applicable pricing supplement.

Short-Term Notes.

Notes that have a fixed maturity of one year or less (“Short-Term Notes”) will be treated as having been issued with original issue discount. In general, an individual or other cash method U.S. Holder is not required to accrue such original issue discount unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale, exchange or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method (based on daily compounding).

Market Discount.

If a U.S. Holder purchases a Note, other than an Original Issue Discount Note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of an Original Issue Discount Note, for an amount that is less than its adjusted issue price as of the purchase date, such U.S. Holder will be treated as having purchased such Note at a “market discount,” unless such market discount is less than a specified de minimis amount. However, a Short-Term Note will never be treated as having been purchased at a market discount.

Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of an Original Issue Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue market discount on the basis of a constant interest rate.

A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or a constant interest rate basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States federal income tax purposes. Such an election will apply to all market discount debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

Premium.

If a U.S. Holder purchases a Note for an amount that is greater than the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the Note with “amortizable bond premium” equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year. However, if the Note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the Note. Any election to amortize bond premium applies to all taxable debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

Disposition of a Note.

Upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will equal such U.S. Holder’s initial investment in the Note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such Note. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Individuals are subject to reduced maximum rates on long–term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

Non-U.S. Holders

A non-U.S. Holder who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding Notes on its own behalf will not be subject to United States federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a Note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of ML&Co., a controlled foreign corporation related to ML&Co. or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

•	is signed under penalties of perjury by the beneficial owner of the Note,

•	certifies that such owner is not a U.S. Holder, and

•	provides the beneficial owner’s name and address of the beneficial owner’s permanent residence.

A “Withholding Agent” is any person, U.S. or foreign, that has control, receipt or custody of an amount subject to withholding or who can disburse or make payments of an amount subject to withholding. Generally, the aforementioned statement is made on an IRS Form W-8BEN (“W-8BEN”), which is effective for the period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of a change in circumstances that makes any information on the W-8BEN incorrect and must furnish a new W-8BEN. A holder of a Note which is not an individual or corporation (or an entity treated as a corporation for United States federal income tax purposes) holding the Note on its own behalf may have substantially increased reporting requirements. In particular, in the case of Notes held by a foreign partnership (or certain foreign trusts), the partnership (or trust) will be required to provide the certification from each of its partners (or beneficiaries), and the partnership (or trust) will be required to provide certain additional information.

A non-U.S. Holder whose income with respect to its investment in a Note is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner’s W-8BEN (or substitute form).

Generally, a non-U.S. Holder will not be subject to United States federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Note, unless such non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

The Notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of ML&Co. or, at the time of such individual’s death, payments in respect of the Notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

Backup withholding of United States federal income tax at the applicable statutory rate may apply to payments made in respect of the Notes to registered owners who are not “exempt recipients” and who fail to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

In addition, upon the sale of a Note to (or through) a broker, the broker must backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner’s non-U.S. status would normally be made on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s United States federal income tax provided the required information is furnished to the IRS.

Prospective investors are strongly urged to consult their own tax advisors with respect to the withholding requirements.

PLAN OF DISTRIBUTION

We are offering the Notes on a continuing basis for sale to or through MLPF&S (the “Purchasing Agent”) as described herein. The Purchasing Agent may purchase Notes from us, as principal, from time to time for resale to investors at a fixed offering price equal to 100% of the principal amount thereof or such other price specified in the applicable pricing supplement or, if so specified in the applicable pricing supplement, for resale at varying prices relating to prevailing market prices at the time of resale as determined by the Purchasing Agent. However, we may also explicitly agree with the Purchasing Agent that it will utilize its reasonable efforts on an agency basis on our behalf to solicit offers to purchase Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement.

We will pay the Purchasing Agent a gross selling concession in the form of a discount ranging from     % to     %, depending upon the maturity, for each Note purchased from us by it as principal, unless otherwise specified in the applicable pricing supplement. The amount of commissions payable to the Purchasing Agent acting as our agent in the sale of Notes will be identical to the scheduled discount payable to the Purchasing Agent acting as principal. We will negotiate compensation payable to the Purchasing Agent with respect to Notes with maturities in excess of 30 years at the time of the related sale.

The Purchasing Agent may sell Notes it has purchased from us as principal to other National Association of Securities Dealers, Inc. dealers in good standing at a concession and, unless otherwise specified in the applicable pricing supplement, such concession allowed to any dealer will not, during the distribution of the Notes, be in excess of the concession to be received by the Purchasing Agent from us. We may not sell Notes to any broker or dealer other than the Purchasing Agent.

After the initial public offering of Notes, the offering price (in the case of Notes to be resold on a fixed offering price basis) and the concession may be changed.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part (whether placed directly by us or through the Purchasing Agent). The Purchasing Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by it on an agency basis.

Upon issuance, the Notes will not have an established trading market. The Notes will not be listed on any securities exchange. The Purchasing Agent may from time to time purchase and sell Notes in the secondary market, but the Purchasing Agent is not obligated to do so, and there can be no assurance that a secondary market for the Notes will develop or that there will be liquidity in the secondary market if one develops. From time to time, the Purchasing Agent may make a market in the Notes, but the Purchasing Agent is not obligated to do so and may discontinue any market-making activity at any time. The Purchasing Agent may use this prospectus supplement and the accompanying prospectus for offers and sales related to market-making transactions in the Notes and for offers and sales related to market making transactions in Merrill Lynch & Co., Inc. Merrill Lynch CoreNotesSM Due Nine Months or More from Date of Issue, which were issued under a senior indenture, dated as of October 1, 1993, as amended, the provisions of which are identical to the indenture described herein. The Purchasing Agent may act as principal or agent in these transactions, and the sales will be made at prices related to the prevailing market prices at the time of sale.

In connection with an offering of Notes purchased by the Purchasing Agent as principal on a fixed offering price basis, the Purchasing Agent will be permitted to engage in certain transactions that stabilize the price of Notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of Notes. If the Purchasing Agent creates a short position in Notes, i.e., if it sells Notes in an amount exceeding the amount referred to in the applicable pricing supplement, it may reduce that short position by purchasing Notes in the open market. In general, purchases of Notes for the purpose of stabilization or to reduce a short position could cause the price of Notes to be higher than it might be in the absence of these type of purchases.

Neither we nor the Purchasing Agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of Notes. In addition, neither we nor the Purchasing Agent makes any representation that the Purchasing Agent will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Purchasing Agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). We have agreed to indemnify the Purchasing Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Purchasing Agent may be required to make in respect thereof.

Broker-dealers and/or securities firms have executed dealer agreements with the Purchasing Agent and have agreed to market and sell the Notes in accordance with the terms of these agreements along with all other applicable laws and regulations.

In the ordinary course of its business, the Purchasing Agent and its affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us and certain of our affiliates.

MLPF&S, a broker-dealer subsidiary of ML&Co., is a member of the NASD and will participate in distributions of the Notes. Accordingly, offerings of the Notes will conform to the requirements of Rule 2720 of the Conduct Rules of the NASD.

From time to time, we may sell other securities referred to in the accompanying prospectus, and the amount of Notes offered hereby may be reduced as a result of these sales.

VALIDITY OF THE NOTES

The validity of the Notes will be passed upon for ML&Co. and the Purchasing Agent by Sidley Austin Brown & Wood LLP, New York, New York.

ANNEX A

REPAYMENT ELECTION FORM

Merrill Lynch & Co., Inc.

Merrill Lynch CoreNotesSM, Series B

CUSIP NUMBER

To: Merrill Lynch & Co., Inc.

The undersigned financial institution (the “Financial Institution”) represents the following:

—	The Financial Institution has received a request for repayment from the executor or other authorized representative (the “Authorized Representative”) of the deceased beneficial owner listed below (the “Deceased Beneficial Owner”) of Merrill Lynch CoreNotes, Series B (CUSIP No. ) (the “Notes”).

—	At the time of his or her death, the Deceased Beneficial Owner owned Notes in the principal amount listed below, and the Financial Institution currently holds such Notes as a direct or indirect participant in The Depository Trust Company (the “Depositary”).

The Financial Institution agrees to the following terms:

—	The Financial Institution shall follow the instructions (the “Instructions”) accompanying this Repayment Election Form (the “Form”).

—	The Financial Institution shall make all records specified in the Instructions supporting the above representations available to Merrill Lynch & Co., Inc. (the “Company”) for inspection and review within five Business Days of the Company’s request.

—	If the Financial Institution or the Company, in either’s reasonable discretion, deems any of the records specified in the Instructions supporting the above representations unsatisfactory to substantiate a claim for repayment, the Financial Institution shall not be obligated to submit this Form, and the Company may deny repayment. If the Financial Institution cannot substantiate a claim for repayment, it shall notify the Company immediately.

—	Other than as described in the prospectus supplement in the limited situation involving tenders of Notes that are not accepted during one calendar year as a result of the Annual Put Limitation, repayment elections may not be withdrawn.

—	The Financial Institution agrees to indemnify and hold harmless the Company against and from any and all claims, liabilities, costs, losses, expenses, suits and damages resulting from the Financial Institution’s above representations and request for repayment on behalf of the Authorized Representative.

REPAYMENT ELECTION FORM

(1)

Name of Deceased Beneficial Owner
(2)

Date of Death
(3)

Name of Authorized Representative Requesting Repayment
(4)

Name of Financial Institution Requesting Repayment
(5)

Signature of Representative of Financial Institution Requesting Repayment
(6)

Principal Amount of Requested Repayment
(7)

Date of Election
(8)

Date Requested for Repayment
(9)	FinancialInstitution Representative:
Name:
Phone Number:
Fax Number:
Mailing Address (no P.O. Boxes):
(10)	Wire instructions for payment:
Bank Name:
ABA Number:
Account Name:
Account Number:
Reference (optional):

TO BE COMPLETED BY THE COMPANY:

(A)	Election Number*:
(B)	Delivery and Payment Date:
(C)	Principal Amount:
(D)	Accrued Interest:
(E)	Date of Receipt of Form by the Company:
(F)	Date of Acknowledgment by the Company:

*	To be assigned by the Company upon receipt of this Form. An acknowledgment, in the form of a copy of this document with the assigned Election Number, will be returned to the party and location designated on line (9) above.

INSTRUCTIONS FOR COMPLETING REPAYMENT ELECTION FORM

AND EXERCISING SURVIVOR’S OPTION

Capitalized terms used and not defined herein have the meanings defined in the accompanying Repayment Election Form.

1.	Collect and retain for a period of at least three years (1) satisfactory evidence of the authority of the Authorized Representative, (2) satisfactory evidence of death of the Deceased Beneficial Owner, (3) satisfactory evidence that the Deceased Beneficial Owner acquired the Notes being submitted for repayment at least six months prior to the date of the Repayment Election Form and beneficially owned, at the time of his or her death, such Notes and (4) any necessary tax waivers. For purposes of determining whether the Company will deem Notes beneficially owned by an individual at the time of death, the following rules shall apply:

—	Notes beneficially owned by joint tenants will be regarded as beneficially owned by a single owner. The death of a joint tenant will be deemed the death of the beneficial owner, and the Notes beneficially owned will become eligible for repayment. The death of a person beneficially owning a Note by tenancy in common will be deemed the death of a holder of a Note only with respect to the deceased holder’s interest in the Note so held by tenancy in common, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the holder of the Note, and the entire principal amount of the Note so held will be eligible for repayment.

—	Notes beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary’s interest in the trust (however, a trust’s beneficiaries collectively cannot be beneficial owners of more Notes than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the Notes beneficially owned by the trust to the extent of that beneficiary’s interest in the trust. The death of an individual who was a joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder’s beneficial interest in the Note, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

—

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a Note will be deemed the death of the beneficial owner of that Note, regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will exist in many cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Transfers or Gifts to Minors Acts and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a Note, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a Note.

2.	Indicate the name of the Deceased Beneficial Owner on line (1).

3.	Indicate the date of death of the Deceased Beneficial Owner on line (2).

4.	Indicate the name of the Authorized Representative requesting repayment on line (3).

5.	Indicate the name of the Financial Institution requesting repayment on line (4).

6.	Affix the authorized signature of the Financial Institution’s representative on line (5). THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.

7.	Indicate the principal amount of Notes to be repaid on line (6).

8.	Indicate the date this Form was completed on line (7).

9.	Indicate the date of requested repayment on line (8). The date of requested repayment may not be earlier than the first Interest Payment Date to occur at least 20 calendar days after the date of the Company’s acceptance of the Notes for repayment, unless such date is not a Business Day, in which case the date of requested payment may be no earlier than the next succeeding Business Day.

10.	Indicate the name, mailing address (no P.O. Boxes, please), telephone number and facsimile-transmission number of the party to whom the acknowledgment of this election may be sent on line (9).

11.	Indicate the wire instruction for payment on line (10).

12.	Leave lines (A), (B), (C), (D), (E) and (F) blank.

13.	Mail or otherwise deliver an original copy of the completed Form to:

JPMorgan Chase Bank

Attn: Review and Certifications Section

Mortgage Banking Custody Services

1111 Fannin Street, 12th Floor

Houston, Texas 77002

Telephone number: (713) 427-6484

FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM WILL NOT BE ACCEPTED.

14.	If the acknowledgement of the Company’s receipt of this Form, including the assigned Election Number, is not received within 10 days of the date such information is sent to the Trustee, contact the Company’s Corporate Secretary’s Office at Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038, Telephone number: (212) 670-0432.

For assistance with the Form or any questions relating thereto, please contact the Company’s Corporate Secretary’s Office at Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038, Telephone number: (212) 670-0432.

$

Merrill Lynch & Co., Inc.

Merrill Lynch CoreNotesSM, Series B

Due Nine Months or More from Date of Issue

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.

                , 2003

“CoreNotes” is a service mark of Merrill Lynch & Co., Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except the registration fee and the NASD fee.

Registration fee	$2,022,500
Fees and expenses of accountants	400,000
Fees and expenses of counsel	1,500,000
NASD fee	30,500
Fees and expenses of Trustees and Warrant Agents	800,000
Printing expenses	800,000
Printing and engraving of securities	100,000
Rating agency fees	500,000
Stock exchange listing fees	300,000
Miscellaneous	4,500

Total	$6,457,500

Item 15.    Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, has no reasonable cause to believe such person’s conduct was unlawful.

Article XIII, Section 2 of the Restated Certificate of Incorporation of the Company provides in effect that, subject to certain limited exceptions, the Company shall indemnify its directors and officers to the extent authorized or permitted by the General Corporation Law of the State of Delaware.

Each of the underwriting and distribution agreements and forms thereof filed as Exhibit 1 provides for the indemnification of the Company, its controlling persons, its directors and certain of its officers by the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”).

The directors and officers of the Company are insured under policies of insurance maintained by the Company, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, the Company has entered into contracts with all of its directors providing for indemnification of such persons by the Company to the fullest extent authorized or permitted by law, subject to certain limited exceptions.

The Declaration of Trust of the Trust provides, to the fullest extent permitted by applicable law, for indemnification of the Regular Trustees (as defined in the Declaration of Trust), any Affiliate of any Regular Trustee, any officer, director, shareholder, member, partner, employees, representative or agent of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of the Trust or its Affiliates (each, a “Company Indemnified Person”), from and against losses and expenses incurred by such Company Indemnified Person in connection with any action, suit or proceeding, except that if such action, suit or proceedings is by or in the right of the Trust, the indemnity shall be limited to expenses of such Company Indemnified Person.

The Limited Partnership Agreement of the Partnership provides that to the fullest extent permitted by applicable law, the Partnership shall indemnify and hold harmless each of the General Partner, and any Special Representative, any Affiliate of the General Partner or any Special Representative, any officer, director, shareholder, member, partner, employee, representative or agent of the General Partner or any Special Representative, or any of their respective Affiliates, or any employee or agent of the Partnership or its Affiliates (each, a “Partnership Indemnified Person”), from and against any loss, damage or claim incurred by such Partnership Indemnified Person by reason of any act or omission performed or omitted by such Partnership Indemnified Person in good faith on behalf of the Partnership and in a manner such Partnership Indemnified Person reasonably believed to be within the scope of authority conferred on such Partnership Indemnified Person by the Limited Partnership Agreement, except that no Partnership Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Partnership Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions. The Limited Partnership Agreement also provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Partnership Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Partnership Indemnified Person to repay such amount if it shall be determined that the Partnership Indemnified Person is not entitled to be indemnified as authorized in the Limited Partnership Agreement.

The Regular Trustees of the Trust are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Act, which might be incurred by them in such capacity and against which they cannot be indemnified by the Company or the Trust. Any agents, dealers or underwriters who execute the agreements filed as Exhibit 1 of this Registration Statement with respect to Trust Originated Preferred Securities SM will agree to indemnify the Company’s directors and their officers and the Trustees who signed the Registration Statement with respect to such securities against certain liabilities that may arise under the Act with respect to information furnished to the Company or the Trust by or on behalf of any such indemnifying party.

Item 16.    List of Exhibits.

Exhibit Number		Description	Incorporation by Reference to Filings Indicated

1(a)	—	Form of Underwriting Agreement for Debt Securities and Debt, Currency and Index Warrants, including forms of Terms Agreement.	Exhibit 1(a) to Company’s Registration Statement on Form S-3 (No. 333-59997).

1(b)	—	Form of Distribution Agreement, including form of Terms Agreement, relating to Medium-Term Notes, Series B and Series C (a series of Senior Debt Securities).	Exhibit 1(b) to Company’s Registration Statement on Form S-3 (No. 33-51489).

1(c)	—	Form of Underwriting Agreement for Preferred Stock and Common Stock Warrants, Preferred Stock, Depositary Shares and Common Stock.	Exhibit 1(c) to Company’s Registration Statement on Form S-3 (No. 333-59997).

1(d)	—	Form of Purchase Agreement relating to the Trust Preferred Securities.	Exhibit 1(d) to Company’s Registration Statement on Form S-3 (No. 333-38792).

1(e)	—	Form of Distribution Agreement, relating to Merrill Lynch Notes Due Nine Months or More from Date of Issue.	Exhibit 1(e) to Company’s Registration Statement on Form S-3 (No. 333-83374).

4(a)(i)	—	Senior Indenture, dated as of April 1, 1983, as amended and restated (the “1983 Senior Indenture”), between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).	Exhibit (3) to Company’s Registration Statement on Form 8-A dated July 20, 1992.

4(a)(ii)	—	Senior Indenture, dated as of October 1, 1993 (the “1993 Senior Indenture”), between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank (National Association)).	Exhibit 4(iv) to Company’s Annual Report on Form 10-K for the year ended December 25, 1998.

4(a)(iii)	—	Form of initial Subsequent Indenture with respect to Senior Debt Securities.	Exhibit 4(a)(iii) to Company’s Registration Statement on Form S-3 (No. 333-38792).

4(a)(iv)	—	Form of Subsequent Indenture with respect to Senior Debt Securities.	Exhibit 4(a)(iv) to Company’s Registration Statement on Form S-3 (No. 333-38792).

4(b)(i)	—	Supplemental Indenture to the 1983 Senior Indenture, dated March 15, 1990, between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).	Exhibit (3) to Company’s Registration Statement on Form 8-A dated July 20, 1992.

4(b)(ii)	—	Sixth Supplemental Indenture to the 1983 Senior Indenture, dated October 25, 1993, between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank (National Association)), and JP Morgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).	Exhibit 4(b)(ii) to Company’s Registration Statement on Form S-3 (No. 33-61559).

Exhibit Number		Description	Incorporation by Reference to Filings Indicated

4(b)(iii)	—	Eighth Supplemental Indenture to the 1983 Senior Indenture, dated March 1, 1996, between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).	Exhibit 4(b) to Post-Effective Amendment No. 1 to Company’s Registration Statement on Form S-3 (No. 33-65135).

4(b)(iv)	—	Ninth Supplemental Indenture to the 1983 Senior Indenture, dated June 1, 1996, between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).	Exhibit 4(b) to Post-Effective Amendment No. 4 to Company’s Registration Statement on Form S-3 (No. 33-65135).

4(b)(v)	—	Tenth Supplemental Indenture to the 1983 Senior Indenture, dated July 1, 1996, between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).	Exhibit 4(b) to Post-Effective Amendment No. 5 to Company’s Registration Statement on Form S-3 (No. 33-65135).

4(b)(vi)	—	Twelfth Supplemental Indenture to the 1983 Senior Indenture dated as of September 1, 1998, between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).	Exhibit 4(a) to Company’s Current report on Form 8-K dated October 21, 1998.

4(b)(vii)	—	Thirteenth Supplemental Indenture to the 1983 Senior Indenture dated as of July 31, 2002, between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).*

4(b)(viii)	—	Fourteenth Supplemental Indenture to the 1983 Senior Indenture dated as of September 23, 2002, between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).*

4(b)(ix)	—	Fifteenth Supplemental Indenture to the 1983 Senior Indenture dated as of October 14, 2003, between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).*

4(b)(x)	—	First Supplemental Indenture to the 1993 Senior Indenture, dated as of June 1, 1998, between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank (National Association)).	Exhibit 4(a) to Company’s Current Report on Form 8-K dated July 2, 1998.

4(c)(i)	—	Form of Subordinated Indenture between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank.	Exhibit 4.7 to Amendment No. 2 to Company’s Registration Statement on Form S-3 (No. 333-16603).

4(c)(ii)	—	Form of Subsequent Indentures with respect to Subordinated Debt Securities.	Exhibit 4(c)(ii) to Company’s Registration Statement on Form S-3 (No. 333-38792).

Exhibit Number		Description	Incorporation by Reference to Filings Indicated

4(d)	—	Form of Fixed Rate Medium-Term Note, Series B.	Exhibit 4(dd) to Company’s Registration Statement on Form S-3 (No. 333-38792).

4(e)	—	Form of Redeemable Fixed Rate Medium-Term Note, Series B.	Exhibit (4)(e) to Company’s Registration Statement on Form S-3 (No. 333-83374).

4(f)	—	Form of Floating Rate Medium-Term Note, Series B.	Exhibit 4(ff) to Company’s Registration Statement on Form S-3 (No. 333-38792).

4(g)	—	Form of Modified Federal Funds Rate Medium-Term Note, Series B.	Exhibit 4(g) to Company’s Registration Statement on Form S-3 (No. 333-83374).

4(h)	—	Form of Weekly Average Federal Funds Rate Medium-Term Note, Series B.	Exhibit 4(h) to Company’s Registration Statement on Form S-3 (No. 333-83374).

4(i)	—	Form of Multi-Currency Medium-Term Note, Series B.	Exhibit 4(fff) to Company’s Registration Statement on Form S-3 (No. 33-52647).

4(j)	—	Form of Warrant Agreement, including form of Warrant Certificate.	Exhibit 4(aa) to Company’s Registration Statement on Form S-3 (No. 33-35456).

4(k)	—	Form of Currency [Put/Call] Warrant Agreement, including form of Global Currency Warrant Certificate.	Exhibit 4 to Company’s Registration Statement on Form S-3 (No. 33-17965).

4(l)	—	Form of Index Warrant Agreement, including form of Global Index Warrant Certificate.	Exhibit 4(lll) to Company’s Registration Statement on Form S-3 (No. 33-54218).

4(m)	—	Form of Index Warrant Trust Indenture, including form of Global Index Warrant Certificate.	Exhibit 4(mmm) to Company’s Registration Statement on Form S-3 (No. 33-54218).

4(n)	—	Form of Preferred Stock and Common Stock Warrant Agreement, including forms of Preferred Stock and Common Stock Warrant Certificates.	Exhibit 4(eeee) to Amendment No. 1 to Company’s Registration Statement on Form S-3 (File No. 333-44173).

4(o)	—	Form of Deposit Agreement, including form of Depositary Receipt Certificate representing the Depositary Shares.	Exhibit 4(ffff) to Amendment No. 1 to Company’s Registration Statement on Form S-3 (File No. 333-44173).

4(p)	—	Form of Certificate of Trust of Merrill Lynch Preferred Capital Trust VI.	Exhibit 4(oooo) to Company’s Registration Statement on Form S-3 (File No. 333-68747).

4(q)	—	Form of Amended and Restated Declaration of Trust of Merrill Lynch Preferred Capital Trust VI, including form of Trust Preferred Security.	Exhibit 4(pppp) to Company’s Registration Statement on Form S-3 (File No. 333-68747).

4(r)	—	Form of Certificate of Limited Partnership of Merrill Lynch Preferred Funding VI, L.P.	Exhibit 4(qqqq) to Company’s Registration Statement on Form S-3 (File No. 333-68747).

4(s)	—	Form of Amended and Restated Limited Partnership Agreement of Merrill Lynch Preferred Funding VI, L.P., including form of Partnership Preferred Security.	Exhibit 4(rrrr) to Company’s Registration Statement on Form S-3 (File No. 333-68747).

4(t)	—	Form of Trust Preferred Securities Guarantee Agreement, between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as guarantee trustee.	Exhibit 4(ssss) to Company’s Registration Statement on Form S-3 (File No. 333-68747).

Exhibit Number		Description	Incorporation by Reference to Filings Indicated

4(u)	—	Form of Partnership Preferred Securities Guarantee Agreement between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as guarantee trustee.	Exhibit 4(tttt) to Company’s Registration Statement on Form S-3 (File No. 333-68747).

4(v)	—	Form of Affiliate Debenture Guarantee Agreement between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as guarantee trustee.	Exhibit 4(vvvv) to Company’s Registration Statement on Form S-3 (File No. 333-68747).

4(w)	—	Form of Subordinated Debenture.	Exhibit 4(wwww) to Company’s Registration Statement on Form S-3 (File No. 333-68747).

4(x)	—	Restated Certificate of Incorporation of the Company, dated May 3, 2001.	Exhibit 3(i) to Company’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2001.

4(y)	—	By-Laws of the Company, effective as of April 28, 2003.	Exhibit 3 to Company’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2003.

4(z)	—	Certificate of Designation dated August 20, 1998 for Special Voting Stock, relating to the Company’s Restated Certificate of Incorporation effective as of April 28, 1998.	Exhibit 3 to Company’s Quarterly Report on Form 10-Q for the quarter ended September 25, 1998.

4(aa)	—	Certificate of Designation dated December 17, 1987 relating to the Company’s Series A Junior Preferred Stock.	Exhibit 3(f) to Company’s Registration Statement on Form S-3 (File No. 33-19975).

4(bb)	—	Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions, and limitations relating to the Company’s 9% Cumulative Preferred Stock.	Exhibit 3(i) to Company’s Quarterly Report on Form 10-Q for the quarter ended March 27, 1998.

4(cc)	—	Form of Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions, and limitations relating to a series of the Preferred Stock.	Exhibit 4(ssss) to Amendment No. 1 to Company’s Registration Statement on Form S-3 (File No. 333-44173).

4(dd)	—	Form of certificate representing Preferred Stock.	Exhibit 4(d) to Company’s Registration Statement on Form S-3 (File No. 33-55363).

4(ee)	—	Form of certificate representing Common Stock.	Exhibit 4(uuuu) to Amendment No. 1 to Company’s Registration Statement on Form S-3 (File No. 333-44173).

4(ff)	—	Form of Liquid Yield Option Note (Zero Coupon—Subordinated) Indenture.	Exhibit 4(vvvv) to Amendment No. 1 to Company’s Registration Statement on Form S-3 (File No. 333-44173).

4(gg)	—	Form of Subsequent Liquid Yield Option Note (Zero Coupon—Subordinated) Indenture.	Exhibit 4(wwww) to Amendment No. 1 to Company’s Registration Statement on Form S-3 (File No. 333-44173).

4(hh)	—	Form of Liquid Yield Option Note (Zero Coupon—Senior) Indenture.	Exhibit 4(vvvvv) to Company’s Registration Statement on Form S-3 (File No. 333-52822).

Exhibit Number		Description	Incorporation by Reference to Filings Indicated

4(ii)	—	Form of Subsequent Liquid Yield Option Note (Zero Coupon—Senior) Indenture.	Exhibit 4(wwwww) to Company’s Registration Statement on Form S-3 (File No. 333-52822).

4(jj)	—	Form of Eleventh Supplemental Indenture to the Senior Indenture between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank (successor by merger to Manufacturers Hanover Trust Company).	Exhibit 4(yyyy) to Amendment No. 1 to Company’s Registration Statement on Form S-3 (File No. 333-44173).

4(kk)	—	Form of Amended and Restated Rights Agreement, dated as of December 2, 1997 between the Company and Mellon Investor Services, L.L.C., as Rights Agent.	Exhibit 4 to Company’s Current Report on Form 8-K dated December 3, 1997.

4(ll)	—	Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company’s Series A Junior Preferred Stock.	Exhibit 3(f) to Company’s Registration Statement on Form S-3 (File No. 33-19975).

4(mm)	—	Form of Amendment No. 1 to the Form of Distribution Agreement.	Exhibit 4(bbbbb) to Amendment No. 1 to Company’s Registration Statement on Form S-3 (File No. 333-44173).

4(nn)	—	Form of Merrill Lynch Core Notes, a series of Merrill Lynch Notes Due Nine Months or More from Date of Issue.*

4(oo)	—	Form of Merrill Lynch Core Notes, a series of Merrill Lynch Notes Due Nine Months or More from Date of Issue.*

4(pp)	—	Forms of Merrill Lynch Core Notes, Series B, a series of Merrill Lynch Notes Due Nine Months or More from Date of Issue. (Identical to the forms of Merrill Lynch Core Notes included as Exhibits 4(nn) and 4(oo), except that the Merrill Lynch Core Notes, Series B, shall be governed by the Indenture included as Exhibit 4(a)(i), as amended and restated.)

4(qq)	—	Forms of Merrill Lynch Medium-Term Notes, Series C (Identical to the forms of Merrill Lynch Medium-Term Notes included as Exhibits 4(d), 4(e), 4(f), 4(g), 4(h) and 4(i), except that the Merrill Lynch Medium Term Notes, Series C, shall be governed by the Indenture included as Exhibit 4(a)(i), as amended and restated.)

5(a)	—	Opinion of Sidley Austin Brown & Wood LLP.*

5(b)	—	Opinion of Sidley Austin Brown & Wood LLP.*

5(c)	—	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*

5(d)	—	Opinion of Sidley Austin Brown & Wood LLP.*

12(a)	—	Computation of Ratio of Earnings to Fixed Charges of the Company.*

12(b)	—	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends of the Company.*

15	—	Letter re: Unaudited Interim Financial Information*

Exhibit Number		Description	Incorporation by Reference to Filings Indicated

23(a)	—	Consents of Sidley Austin Brown & Wood LLP (included as part of each of Exhibits 5(a), (b) and (d)).*

23(b)	—	Consents of Deloitte & Touche LLP.*

23(c)	—	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5(c)).*

24	—	Power of Attorney of the Company (included on page II-10).*

25(a)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank.*

25(b)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank under the Amended and Restated Declaration of Trust (contained in Exhibit 4(q)); Trust Preferred Securities Guarantee Agreement (contained in Exhibit 4(t)); Subordinated Indenture (contained in Exhibit 4(c)(i)); and Affiliate Debenture Guarantee Agreement (contained in Exhibit 4(v)).*

99(a)	—	Opinion of Deloitte & Touche LLP with respect to ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends.	Exhibit 99.1 to Company’s Annual Report on Form 10-K for the year ended December 27, 2002.

99(b)	—	Opinion of Deloitte & Touche LLP with respect to selected financial data incorporated by reference in the Registration Statement.	Exhibit 99.2 to Company’s Annual Report on Form 10-K for the year ended December 27, 2002.

* Filed herewith

Item 17.    Undertakings

Each of the undersigned registrants hereby undertakes:

(a)(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

(b)  That, for the purpose of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, such registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York on the 17th day of October, 2003.

MERRILL LYNCH & CO., INC.

By:	/S/ E. STANLEY O’NEAL

E. Stanley O’Neal (Chairman of the Board and Chief Executive Officer)

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. Stanley O’Neal, the Chairman of the Board and President of the Registrant, Ahmass L. Fakahany, the Chief Financial Officer of the Registrant and Rosemary T. Berkery, General Counsel of the Registrant, and each of them, and any successor or successors to such offices held by each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this registration statement, and applications for withdrawal of this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 17th day of October, 2003.

Signature	Title

/S/ E. STANLEY O’NEAL (E. Stanley O’Neal)	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/S/ AHMASS L. FAKAHANY (Ahmass L. Fakahany)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ JOHN J. FOSINA (John J. Fosina)	Controller (Principal Accounting Officer)

/S/ W.H. CLARK (W.H. Clark)	Director

/S/ JILL K. CONWAY (Jill K. Conway)	Director

Registration Statement on Form S-3

Signature	Title

/S/ ALBERTO CRIBIORE (Alberto Cribiore)	Director

/S/ GEORGE H. HARVEY (George B. Harvey)	Director

/S/ ROBERT P. LUCIANO (Robert P. Luciano)	Director

/S/ HEINZ-JOACHIM NEUBÜRGER (Heinz-Joachim Neubürger)	Director

/S/ DAVID K. NEWBIGGING (David K. Newbigging)	Director

/S/ AULANA L. PETERS (Aulana L. Peters)	Director

/S/ JOHN J. PHELAN, JR. (John J. Phelan, Jr.)	Director

/S/ JOSEPH W. PRUEHER (Joseph W. Prueher)	Director

Registration Statement on Form S-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 17th day of October, 2003.

MERRILL LYNCH PREFERRED FUNDING VI, L.P.

By:	MERRILL LYNCH & CO., INC., as General Partner

By:	/S/ RUSSELL L. STEIN

	Name:	Russell L. Stein
	Title:	Regular Trustee

Registration Statement on Form S-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 17th day of October, 2003.

MERRILL LYNCH PREFERRED CAPITAL TRUST VI

By:	/S/ RUSSELL L. STEIN

	Name:	Russell L. Stein
	Title:	Regular Trustee

Registration Statement on Form S-3

EXHIBIT INDEX

Exhibit Number		Description	Incorporation by Reference to Filings Indicated

1(a)	—	Form of Underwriting Agreement for Debt Securities and Debt, Currency and Index Warrants, including forms of Terms Agreement.	Exhibit 1(a) to Company’s Registration Statement on Form S-3 (No. 333-59997).

1(b)	—	Form of Distribution Agreement, including form of Terms Agreement, relating to Medium-Term Notes, Series B and Series C (a series of Senior Debt Securities).	Exhibit 1(b) to Company’s Registration Statement on Form S-3 (No. 33-51489).

1(c)	—	Form of Underwriting Agreement for Preferred Stock and Common Stock Warrants, Preferred Stock, Depositary Shares and Common Stock.	Exhibit 1(c) to Company’s Registration Statement on Form S-3 (No. 333-59997).

1(d)	—	Form of Purchase Agreement relating to the Trust Preferred Securities.	Exhibit 1(d) to Company’s Registration Statement on Form S-3 (No. 333-38792).

1(e)	—	Form of Distribution Agreement, relating to Merrill Lynch Notes Due Nine Months or More from Date of Issue.	Exhibit 1(e) to Company’s Registration Statement on Form S-3 (No. 333-83374).

4(a)(i)	—	Senior Indenture, dated as of April 1, 1983, as amended and restated (the “1983 Senior Indenture”), between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).	Exhibit (3) to Company’s Registration Statement on Form 8-A dated July 20, 1992.

4(a)(ii)	—	Senior Indenture, dated as of October 1, 1993 (the “1993 Senior Indenture”), between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank (National Association)).	Exhibit 4(iv) to Company’s Annual Report on Form 10-K for the year ended December 25, 1998.

4(a)(iii)	—	Form of initial Subsequent Indenture with respect to Senior Debt Securities.	Exhibit 4(a)(iii) to Company’s Registration Statement on Form S-3 (No. 333-38792).

4(a)(iv)	—	Form of Subsequent Indenture with respect to Senior Debt Securities.	Exhibit 4(a)(iv) to Company’s Registration Statement on Form S-3 (No. 333-38792).

4(b)(i)	—	Supplemental Indenture to the 1983 Senior Indenture, dated March 15, 1990, between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).	Exhibit (3) to Company’s Registration Statement on Form 8-A dated July 20, 1992.

4(b)(ii)	—	Sixth Supplemental Indenture to the 1983 Senior Indenture, dated October 25, 1993, between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank (National Association)), and JP Morgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).	Exhibit 4(b)(ii) to Company’s Registration Statement on Form S-3 (No. 33-61559).

4(b)(iii)	—	Eighth Supplemental Indenture to the 1983 Senior Indenture, dated March 1, 1996, between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).	Exhibit 4(b) to Post-Effective Amendment No. 1 to Company’s Registration Statement on Form S-3 (No. 33-65135).

4(b)(iv)	—	Ninth Supplemental Indenture to the 1983 Senior Indenture, dated June 1, 1996, between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).	Exhibit 4(b) to Post-Effective Amendment No. 4 to Company’s Registration Statement on Form S-3 (No. 33-65135).

4(b)(v)	—	Tenth Supplemental Indenture to the 1983 Senior Indenture, dated July 1, 1996, between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).	Exhibit 4(b) to Post-Effective Amendment No. 5 to Company’s Registration Statement on Form S-3 (No. 33-65135).

4(b)(vi)	—	Twelfth Supplemental Indenture to the 1983 Senior Indenture dated as of September 1, 1998, between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).	Exhibit 4(a) to Company’s Current report on Form 8-K dated October 21, 1998.

4(b)(vii)	—	Thirteenth Supplemental Indenture to the 1983 Senior Indenture dated as of July 31, 2002, between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).*

4(b)(viii)	—	Fourteenth Supplemental Indenture to the 1983 Senior Indenture dated as of September 23, 2002, between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).*

4(b)(ix)	—	Fifteenth Supplemental Indenture to the 1983 Senior Indenture dated as of October 14, 2003, between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).*

4(b)(x)	—	First Supplemental Indenture to the 1993 Senior Indenture, dated as of June 1, 1998, between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank (National Association)).	Exhibit 4(a) to Company’s Current Report on Form 8-K dated July 2, 1998.

4(c)(i)	—	Form of Subordinated Indenture between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank.	Exhibit 4.7 to Amendment No. 2 to Company’s Registration Statement on Form S-3 (No. 333-16603).

4(c)(ii)	—	Form of Subsequent Indentures with respect to Subordinated Debt Securities.	Exhibit 4(c)(ii) to Company’s Registration Statement on Form S-3 (No. 333-38792).

Exhibit Number		Description	Incorporation by Reference to Filings Indicated

4(d)	—	Form of Fixed Rate Medium-Term Note, Series B.	Exhibit 4(dd) to Company’s Registration Statement on Form S-3 (No. 333-38792).

4(e)	—	Form of Redeemable Fixed Rate Medium-Term Note, Series B.	Exhibit 4(e) to Company’s Registration Statement on Form S-3 (No. 333-83374).

4(f)	—	Form of Floating Rate Medium-Term Note, Series B.	Exhibit 4(ff) to Company’s Registration Statement on Form S-3 (No. 333-38792).

4(g)	—	Form of Modified Federal Funds Rate Medium-Term Note, Series B.	Exhibit 4(g) to Company’s Registration Statement on Form S-3 (No. 333-83374).

4(h)	—	Form of Weekly Average Federal Funds Rate Medium-Term Note, Series B.	Exhibit 4(h) to Company’s Registration Statement on Form S-3 (No. 333-83374).

4(i)	—	Form of Multi-Currency Medium-Term Note, Series B.	Exhibit 4(fff) to Company’s Registration Statement on Form S-3 (No. 33-52647).

4(j)	—	Form of Warrant Agreement, including form of Warrant Certificate.	Exhibit 4(aa) to Company’s Registration Statement on Form S-3 (No. 33-35456).

4(k)	—	Form of Currency [Put/Call] Warrant Agreement, including form of Global Currency Warrant Certificate.	Exhibit 4 to Company’s Registration Statement on Form S-3 (No. 33-17965).

4(l)	—	Form of Index Warrant Agreement, including form of Global Index Warrant Certificate.	Exhibit 4(lll) to Company’s Registration Statement on Form S-3 (No. 33-54218).

4(m)	—	Form of Index Warrant Trust Indenture, including form of Global Index Warrant Certificate.	Exhibit 4(mmm) to Company’s Registration Statement on Form S-3 (No. 33-54218).

4(n)	—	Form of Preferred Stock and Common Stock Warrant Agreement, including forms of Preferred Stock and Common Stock Warrant Certificates.	Exhibit 4(eeee) to Amendment No. 1 to Company’s Registration Statement on Form S-3 (File No. 333-44173).

4(o)	—	Form of Deposit Agreement, including form of Depositary Receipt Certificate representing the Depositary Shares.	Exhibit 4(ffff) to Amendment No. 1 to Company’s Registration Statement on Form S-3 (File No. 333-44173).

4(p)	—	Form of Certificate of Trust of Merrill Lynch Preferred Capital Trust VI.	Exhibit 4(oooo) to Company’s Registration Statement on Form S-3 (File No. 333-68747).

4(q)	—	Form of Amended and Restated Declaration of Trust of Merrill Lynch Preferred Capital Trust VI, including form of Trust Preferred Security.	Exhibit 4(pppp) to Company’s Registration Statement on Form S-3 (File No. 333-68747).

4(r)	—	Form of Certificate of Limited Partnership of Merrill Lynch Preferred Funding VI, L.P.	Exhibit 4(qqqq) to Company’s Registration Statement on Form S-3 (File No. 333-68747).

4(s)	—	Form of Amended and Restated Limited Partnership Agreement of Merrill Lynch Preferred Funding VI, L.P.).	Exhibit 4(rrrr) to Company’s Registration Statement on Form S-3 (File No. 333-68747).

4(t)	—	Form of Trust Preferred Securities Guarantee Agreement, between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as guarantee trustee.	Exhibit 4(ssss) to Company’s Registration Statement on Form S-3 (File No. 333-68747).

4(u)	—	Form of Partnership Preferred Securities Guarantee Agreement between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as guarantee trustee.	Exhibit 4(tttt) to Company’s Registration Statement on Form S-3 (File No. 333-68747).

Exhibit Number		Description	Incorporation by Reference to Filings Indicated

4(v)	—	Form of Affiliate Debenture Guarantee Agreement between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as guarantee trustee.	Exhibit 4(vvvv) to Company’s Registration Statement on Form S-3 (File No. 333-68747).

4(w)	—	Form of Subordinated Debenture.	Exhibit 4(wwww) to Company’s Registration Statement on Form S-3 (File No. 333-68747).

4(x)	—	Restated Certificate of Incorporation of the Company, dated May 3, 2001.	Exhibit 3(i) to Company’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2001.

4(y)	—	By-Laws of the Company, effective as of April 28, 2003.	Exhibit 3 to Company’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2003.

4(z)	—	Certificate of Designation dated August 20, 1998 for Special Voting Stock, relating to the Company’s Restated Certificate of Incorporation effective as of April 28, 1998.	Exhibit 3 to Company’s Quarterly Report on Form 10-Q for the quarter ended September 25, 1998.

4(aa)	—	Certificate of Designation dated December 17, 1987 relating to the Company’s Series A Junior Preferred Stock.	Exhibit 3(f) to Company’s Registration Statement on Form S-3 (File No. 33-19975).

4(bb)	—	Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions, and limitations relating to the Company’s 9% Cumulative Preferred Stock.	Exhibit 3(i) to Company’s Quarterly Report on Form 10-Q for the quarter ended March 27, 1998.

4(cc)	—	Form of Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions, and limitations relating to a series of the Preferred Stock.	Exhibit 4(ssss) to Amendment No. 1 to Company’s Registration Statement on Form S-3 (File No. 333-44173).

4(dd)	—	Form of certificate representing Preferred Stock.	Exhibit 4(d) to Company’s Registration Statement on Form S-3 (File No. 33-55363).

4(ee)	—	Form of certificate representing Common Stock.	Exhibit 4(uuuu) to Amendment No. 1 to Company’s Registration Statement on Form S-3 (File No. 333-44173).

4(ff)	—	Form of Liquid Yield Option Note (Zero Coupon—Subordinated) Indenture.	Exhibit 4(vvvv) to Amendment No. 1 to Company’s Registration Statement on Form S-3 (File No. 333-44173).

4(gg)	—	Form of Subsequent Liquid Yield Option Note (Zero Coupon—Subordinated) Indenture.	Exhibit 4(wwww) to Amendment No. 1 to Company’s Registration Statement on Form S-3 (File No. 333-44173).

4(hh)	—	Form of Liquid Yield Option Note (Zero Coupon—Senior) Indenture.	Exhibit 4(vvvvv) to Company’s Registration Statement on Form S-3 (File No. 333-52822).

4(ii)	—	Form of Subsequent Liquid Yield Option Note (Zero Coupon—Senior) Indenture.	Exhibit 4(wwwww) to Company’s Registration Statement on Form S-3 (File No. 333-52822).

Exhibit Number		Description	Incorporation by Reference to Filings Indicated

4(jj)	—	Form of Eleventh Supplemental Indenture to the Senior Indenture between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank (successor by merger to Manufacturers Hanover Trust Company).	Exhibit 4(yyyy) to Amendment No. 1 to Company’s Registration Statement on Form S-3 (File No. 333-44173).

	—	Form of Amended and Restated Rights Agreement, dated as of December 2, 1997 between the Company and Mellon Investor Services, L.L.C., as Rights Agent.	Exhibit 4 to Company’s Current Report on Form 8-K dated December 3, 1997.

4(ll)	—	Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company’s Series A Junior Preferred Stock.	Exhibit 3(f) to Company’s Registration Statement on Form S-3 (File No. 33-19975).

4(mm)	—	Form of Amendment No. 1 to the Form of Distribution Agreement.	Exhibit 4(bbbbb) to Amendment No. 1 to Company’s Registration Statement on Form S-3 (File No. 333-44173).

4(nn)	—	Form of Merrill Lynch Core Notes, a series of Merrill Lynch Notes Due Nine Months or More from Date of Issue.*

4(oo)	—	Form of Merrill Lynch Core Notes, a series of Merrill Lynch Notes Due Nine Months or More from Date of Issue.*

4(pp)	—	Forms of Merrill Lynch Core Notes, Series B, a series of Merrill Lynch Notes Due Nine Months or More from Date of Issue. (Identical to the forms of Merrill Lynch Core Notes included as Exhibits 4(nn) and 4(oo), except that the Merrill Lynch Core Notes, Series B, shall be governed by the Indenture included as Exhibit 4(a)(i), as amended and restated.)

4(qq)	—	Forms of Merrill Lynch Medium-Term Notes, Series C. (Identical to the forms of Merrill Lynch Medium Term Notes included as Exhibits 4(d), 4(e), 4(f), 4(g), 4(h) and 4(i), except that the Merrill Lynch Medium Term Notes, Series C, shall be governed by the Indenture included as Exhibit 4(a)(i), as amended and restated.)

5(a)	—	Opinion of Sidley Austin Brown & Wood LLP.*

5(b)	—	Opinion of Sidley Austin Brown & Wood LLP.*

5(c)	—	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*

5(d)	—	Opinion of Sidley Austin Brown & Wood LLP.*

12(a)	—	Computation of Ratio of Earnings to Fixed Charges of the Company.*

12(b)	—	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends of the Company.*

15	—	Letter re: Unaudited Interim Financial Information*

Exhibit Number		Description	Incorporation by Reference to Filings Indicated

23(a)	—	Consents of Sidley Austin Brown & Wood LLP (included as part of each of Exhibits 5(a), (b) and (d)).*

23(b)	—	Consents of Deloitte & Touche LLP.*

23(c)	—	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5(c)).*

24	—	Power of Attorney of the Company (included on page II-10).*

25(a)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank.*

25(b)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, under the Amended and Restated Declaration of Trust (contained in Exhibit 4(q)); Trust Preferred Securities Guarantee Agreement (contained in Exhibit 4(t)); Subordinated Indenture (contained in Exhibit 4(c)(i)); and Affiliate Debenture Guarantee Agreement (contained in Exhibit 4(v)).*

99(a)	—	Opinion of Deloitte & Touche LLP with respect to ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends.	Exhibit 99.1 to Company’s Annual Report on Form 10-K for the year ended December 27, 2002.

99(b)	—	Opinion of Deloitte & Touche LLP with respect to selected financial data incorporated by reference in the Registration Statement.	Exhibit 99.2 to Company’s Annual Report on Form 10-K for the year ended December 27, 2002.

* Filed herewith